UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Nasdaq, Inc.

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Preliminary Proxy Statement - Subject to Completion

Nasdaq

2022 Proxy Statement

Select ESG Awards and Recognition

Dow Jones Sustainability Indexes

BEST PLACES TO WORK for LGBTQ Equality 2021
HUMAN RIGHTS CAMPAIGN FOUNDATION
100% CORPORATE EQUALITY INDEX

"Best Place to Work for LGBTQ+ Equality"

UN WOMEN
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Bloomberg Gender-Equality Index 2021

parity.org

"Best Companies for Women to Advance"

seramount
part of EAB

BEST COMPANY FOR DADS
2022

AMERICA'S MOST JUST COMPANIES
Forbes
2021

April 28, 2022

Dear Shareholders,

Last year was a transformational year for Nasdaq and for society as a whole. Nasdaq performed exceptionally well, setting records in sales and profitability despite the challenging backdrop of the COVID-19 pandemic.

Strategic and Business Highlights

In 2021, the Board continued to oversee the execution of the Company's strategic pivot, which has created significant value for our shareholders. Evidencing the success of our strategy, Nasdaq again delivered record performance in 2021, with net revenues[1] of $3.4 billion, an increase of 18% over 2020. The Company achieved a 21% increase in Solutions Segments[2] revenues, while Market Services increased 13%. Annualized recurring revenue (ARR)[3] increased 19% compared to 2020, and SaaS revenues as a percentage of ARR was 34%.

Nasdaq grew across all segments of its business in 2021. In Corporate Platforms, The Nasdaq Stock Market led U.S. exchanges for IPOs and featured nine of the ten largest U.S.-based IPOs by capital raised. In Investment Intelligence, our Analytics offerings delivered a 41% increase in new sales and our Index business ended the year with ETP AUM tracking Nasdaq indexes of $424 billion. In Market Services, Nasdaq led all exchanges in total traded U.S. options[4] for the second consecutive year, while equity value traded on the Nasdaq Nordic markets reached their highest level since 2008. While our Market Technology segment continues its transformation, the Market Infrastructure Technology and Anti-Financial Crime Technology businesses collectively welcomed almost 230 new clients in 2021.

2021 NET REVENUES

18% YOY

$3.4B
in 2021

1 Represents revenues less transaction-based expenses.

2 Constitutes revenues from the Market Technology, Investment Intelligence and Corporate Platforms segments.

3 Annualized Recurring Revenue (ARR) for a given period is the annualized revenue derived from subscription contracts with a defined contract value. This excludes contracts that are not recurring, are one-time in nature or where the contract value fluctuates based on defined metrics. ARR is currently one of our key performance metrics to assess the health and trajectory of our recurring business. ARR does not have any standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

$1.9B

Annualized Recurring Revenue in the Fourth Quarter of 2021

Nasdaq achieved meaningful growth across its strategic areas of focus in 2021, while continuing to support its core businesses. We acquired Verafin, which accelerates our ongoing evolution into a leading SaaS technology provider and significantly strengthens our existing anti-financial crime management solutions. We also acquired a majority stake in Puro.earth, a leading marketplace for carbon removal, and a significant minority stake in Level ATS/Luminex, a leading, independently operated U.S. equity dark pool trading venue. Consistent with our corporate strategy, we contributed the Nasdaq Private Market to a standalone, independent company, of which we own the largest minority interest. We also divested our U.S. Fixed Income business.

Nasdaq advanced its vision of reimagining markets by announcing a multi-year partnership with Amazon Web Services, Inc. (AWS) to build the next generation of cloud-enabled infrastructure for the world's capital markets. Beginning in 2022, Nasdaq plans to migrate its North American markets to AWS in a phased approach, starting with Nasdaq MRX, one of our U.S. options markets. Through the partnership, Nasdaq seeks to advance cloud-enabled technology solutions for the global economy, while maintaining its commitment to high performance, security and resiliency. The partnership with AWS also will further our strategy with our market infrastructure clients that rely on us for their core trading, clearing and settlement and surveillance technology.

In 2021, Nasdaq returned $1.3 billion of cash to shareholders, including $350 million in dividends and $943 million in share repurchases. We increased our dividend by 10% to $0.54 per share and repurchased shares to offset longer-term dilution from a contingent share issuance to a third party that resulted from the sale of the U.S. Fixed Income business, as well as dilution from employee share issuances. Nasdaq also delivered a three-year cumulative TSR of 149% for the period ending December 31, 2021.[5] We expect to continue to invest organically to drive disciplined growth, grow our dividend as earnings and free cash flow increase and maintain a leverage profile consistent with an investment grade issuer.

5. In this Proxy Statement, TSR for a particular period is calculated by adding cumulative dividends to the ending stock price and dividing this by the beginning stock price. A 30-day average is used to calculate the beginning and ending stock prices.

Board Refreshment

One focus area for us in 2021 was our ongoing Board refreshment to ensure that the Board has the right mix of skills and expertise to oversee the Company’s strategy, culture, and risks. In September 2021, we proudly welcomed Toni Townes-Whitley, our seventh new director in the past seven years. Ms. Townes-Whitley, formerly the President of U.S. Regulated Industries at Microsoft, brings extensive experience in the areas of technology, customer success, digital transformation, human capital management and regulation. Going forward, our Nominating & ESG Committee will optimize the skills and expertise of the Board to provide the best possible oversight for the Company as its strategy evolves.

People & Culture

Many companies experienced high turnover in 2021 due to the ongoing macroeconomic trend known as the Great Resignation. At Nasdaq, we renamed the phenomenon the Great Retention, reflecting our emphasis on attracting and retaining high-performing talent. The voluntary attrition rate for our workforce during 2021 was 11.5%, which is lower than average for the financial services and technology sectors, as well as for all industries. Looking forward, we included short- and mid-term investments in our 2022 budget to ensure that our compensation structures remain competitive. In the longer term, Nasdaq will continue to evolve its already-strong culture, with emphasis on inspiring management and leadership, career progression and a sense of belonging.

An essential part of Nasdaq’s culture is its diversity, equity, and inclusion initiatives. For the first time in 2021, the Company published statistics on the composition of its global workforce, including its EEO-1 data, in its Sustainability Report.6 The Company also initiated a pay equity analysis covering both gender and race, strengthened its diversity recruiting efforts and created customized developmental and talent retention programs for underrepresented talent. Reflective of our efforts, Nasdaq was included in the 2022 Bloomberg Gender-Equality Index, recognized as a “Best Place to Work for LGBTQ+ Equality” for the fourth consecutive year and named to Seramount’s list of “Best Companies for Dads.” In addition, our President and CEO, Adena T. Friedman, was included in TIME Magazine’s inaugural Women of the Year List for her role in working toward a more equal world.

Sustainability & ESG Initiatives

In 2021, Nasdaq continued to advance its sustainability and ESG initiatives. Nasdaq received SEC approval for its board diversity disclosure listing rule, which will enhance disclosures and encourage the creation of more diverse boards through a market-led solution. Nasdaq is working with its listed companies to implement the listing rule and set a new standard for corporate governance.

In the environmental area, we signed the Science Based Targets initiative (SBTi) commitment letter and published our first Task Force on Climate-Related Financial Disclosures (TCFD) Report. In recognition of our commitment to sustainability and ESG, Nasdaq was named to the Dow Jones Sustainability Index for the sixth consecutive year, and our new global headquarters in New York City achieved a Green Building LEED Platinum Certification.

Looking Ahead

As we look ahead, the Board is incredibly excited about the future opportunities for the Company. We thank you for your investment in Nasdaq and for the opportunity to serve as your Board of Directors.

Melissa M. Arnoldi	Essa Kazim	Toni Townes-Whitley

Charlene T. Begley	Thomas A. Kloet	Jacob Wallenberg

Steven D. Black	John D. Rainey	Alfred W. Zollar

Adena T. Friedman	Michael R. Splinter

6	Diversity data was provided from countries where such data collection is permitted.

Dear Shareholders,

In 2021, we experienced another year largely defined by uncertainty. The world continued to grapple with the impacts of COVID-19, supply chains were hit by disruptions, and inflation accelerated significantly. But amid these challenges, markets and market participation remained strong, and Nasdaq continued to demonstrate its resilience and ability to lead in a complex world.

Nasdaq’s enduring growth is a testament to the strength and agility of our team, the diverse composition of our business, our valued partnerships with clients, and our trusted stewardship of a global financial infrastructure rooted in technology. As we look ahead into 2022, opportunities remain untapped for sustainable long-term growth and ever greater global impact.

As we strengthen a culture of inclusive growth and prosperity within our organization, we will find new ways to increase collaboration across our entire enterprise to deliver more to our clients, to further increase our value proposition as an employer, and to continue to advance our sustainability practices.

Our commitment to anticipating client needs has also pushed us to make important technology investments that will define Nasdaq’s future. Our new multi-year partnership with Amazon Web Services will help us build next-gen cloud-based infrastructure for the world’s capital markets, as well as additional use cases for our clients as we continue our cloud journey. Investing in our next generation solutions to fight financial crime will improve how we can deliver these capabilities to financial institutions globally. In addtion, our artificial intelligence and machine learning efforts have the potential to transform how our clients engage with markets in the years ahead.

These client-centered and technology-focused advancements all flow from the same place: a clearly defined sense of purpose and a culture of excellence that pushes us to be better than we were yesterday. We are deeply committed to being champions for inclusive growth and prosperity, and this purpose-oriented mission has helped us attract and retain the best global talent amid historic labor market churn.

Nasdaq’s ongoing evolution is also a catalyst for our growing impact within the global financial system. We recognize that capital markets have an essential role to play in creating a more sustainable, inclusive, and equitable economy. But markets are only as impactful as the rules, policies, and mindsets that underpin them. That is why we are advocates for pragmatic idealism, which addresses complex, systemic issues with methodical, consistent action.

We are deploying our innovative technology in the global fight against financial crimes. These illicit activities – including human trafficking, illegal narcotics, and terrorism – challenge the sustainability and integrity of the global financial system. Because financial crime is a borderless issue, it is imperative to break down silos and improve data sharing between those on the frontlines. We are committed to leading our industry in these efforts and leveraging the most advanced technology and secure data sharing capabilities to make progress on this $2 trillion problem.

We are also focused on helping corporate clients and investment managers navigate the complex ESG and climate landscape. Companies are listening to their employees, clients, and shareholders, and they increasingly understand that they have an opportunity to achieve financial success while also managing their business in more sustainable and community-oriented ways. Nasdaq has developed a comprehensive suite of consultative and technology solutions that support companies in building their ESG programs and reporting their progress and measurements to the investment community. Additionally, through our majority investment in the carbon removal marketplace, Puro.earth, we provide key support to companies seeking to reduce their carbon footprint by purchasing high-quality, industrial and nature-based carbon removal credits.

In serving the ESG needs of the investment community through our eVestment platform and ecosystem, we gather and provide ESG data related to the asset management industry. We also provide retail and institutional investors with new index investment choices that include key ESG criteria.

As corporate sustainability matures, the need for accurate measurement will naturally follow, along with investor and regulatory scrutiny. There is a clear need for common, pragmatic tools and frameworks that allow corporate clients to measure their goals and impacts while also empowering investors to make decisions that align with their values.

Last year marked Nasdaq’s 50th anniversary, which served as a natural moment to reflect on our legacy and plan for what’s next. This year is about boldly stepping into the future—confident in our people, our innovative client solutions, our foundational markets, and our purpose.

Sincerely,

Adena T. Friedman

President and CEO

Nasdaq, Inc.

Board of Directors*

(From Left to Right)

Jacob Wallenberg

Essa Kazim

Alfred W. Zollar

Charlene T. Begley

John D. Rainey

Adena T. Friedman

Michael R. Splinter

Toni Townes-Whitley

Thomas A. Kloet

Melissa M. Arnoldi

Steven D. Black

*Members of the Board as of April 28, 2022

Executive Officers

Adena T. Friedman	Jamie King
President and CEO	EVP, Anti-Financial Crime Technology

Oliver Albers	Bradley J. Peterson
EVP, Investment Intelligence	EVP and CIO/CTO

Roland Chai	Bjørn Sibbern
EVP, Market Infrastructure Technology	EVP, Nasdaq Europe

Tal Cohen	Jeremy Skule
EVP, Head of North American Markets	EVP and Chief Strategy Officer

Michelle L. Daly	Bryan E. Smith
SVP, Controller and Principal Accounting Officer	EVP and Chief People Officer

Ann M. Dennison	John Zecca
EVP and CFO	EVP and Chief Legal, Risk and Regulatory Officer

P.C. Nelson Griggs
EVP, Corporate Platforms

Nasdaq

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Acronyms and Certain Defined Terms

AUM	Assets Under Management

CEO	Chief Executive Officer

CFO	Chief Financial Officer

CIO	Chief Information Officer

COBRA	Consolidated Omnibus Budget Reconciliation Act

CTO	Chief Technology Officer

ECIP	Executive Corporate Incentive Plan

EPS	Earnings Per Share

Equity Plan	Nasdaq’s Equity Incentive Plan

ERM	Enterprise Risk Management

ESG	Environmental, Social and Governance

ESPP	Employee Stock Purchase Plan

ETP	Exchange Traded Products

Exchange Act	Securities Exchange Act of 1934, as amended

EVP	Executive Vice President

FASB ASC Topic 718	Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation”

Form 10-K	Nasdaq’s Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2021, as filed with the SEC on February 23, 2022

GAAP	Generally Accepted Accounting Principles

H.E.	His Excellency

IPO	Initial Public Offering

M&A	Mergers and Acquisitions

NEO	Named Executive Officer

PCAOB	Public Company Accounting Oversight Board

People@Nasdaq	Nasdaq’s Human Resources Team

PSU	Performance Share Unit

RSU	Restricted Stock Unit

SaaS	Software as a Service

SEC	U.S. Securities and Exchange Commission

S&P	Standard & Poor’s

SVP	Senior Vice President

TSR	Total Shareholder Return

VP	Vice President

Environmental & Social Responsibility

Our ESG Strategy	51

Environmental Initiatives	51

Talent and Culture	53

Operating with Integrity	56

Community Impact	58

ESG Reporting and Analytics	59

ESG Documents	60

Executive Compensation

Proposal 2: Approval of the Company’s Executive Compensation on an Advisory Basis	63

Compensation Discussion and Analysis	64

Management Compensation Committee Report	92

Management Compensation Committee Interlocks and Insider Participation	92

Executive Compensation Tables	93

Employment Agreements and Potential Payments Upon Termination or Change in Control	97

CEO Pay Ratio	105

Audit & Risk

Audit and Risk Committee Report	108

Annual Evaluation and 2022 Selection of Independent Auditors	108

Proposal 3: Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ended December 31, 2022	110

Other Items

Proposal 4: Approve an Amendment to Nasdaq’s Charter to Increase the Total Number of Authorized Shares of Common Stock to Effect a Proposed 3-for-1 Stock Split	112

Proposal 5: Shareholder Proposal – Special Shareholder Meeting Improvement	116

Other Business	120

Security Ownership of Certain Beneficial Owners and Management	120

Delinquent Section 16(a) Reports	122

Executive Officers	124

Certain Relationships and Related Transactions	128

About Our Annual Meeting

Questions and Answers About Our Annual Meeting	130

Annexes

Annex A: Non-GAAP Financial Measures	137

Annex B: Form of Amendment to Amended and Restated Certificate of Incorporation	141

About Nasdaq

We are a purpose driven technology company

Our Vision
Reimagine markets to realize the potential of tomorrow

Our Purpose
Champion inclusive growth and prosperity

1-year Cumulative TSR

62%

3-year Cumulative TSR

149%

GAAP Diluted EPS

2021
$7.05
2020
$5.59
2019
$4.63

Non-GAAP Diluted EPS[1]

2021
$7.56
2020
$6.18
2019
$5.00

1 Refer to Annex A of this Proxy Statement for a reconciliation of U.S. GAAP to non-GAAP measures.

1

Client Centricity Creates Shareholder Value

Solutions Segments Revenues

$2.2B

▲ 21% from 2020, mostly due to organic growth

Market Services Net Revenues

$1.2B

▲ 13% from 2020, mostly due to organic growth

10%

increase to the quarterly dividend

$1.3B

returned to shareholders through share repurchases and dividends

Groundbreaking 2021

$3.4B

in Net Revenues, an increase of 18% from 2020

$1.9B

in ARR in 2021, an increase of 19% from 2020, and an increase of 9% excluding Verafin

$640M

in SaaS revenues[2] in the fourth quarter of 2021, an increase of 43% from 2020

73%

IPO win rate for The Nasdaq Stock Market

FORTUNE 500

2 Includes the impact of the acquisition of Verafin. The amount is a quarterly annualized figure.

2

Meeting Notice

Virtual Meeting Logistics

Date	Time	Where

Wednesday, June 22, 2022	8:00 a.m., Eastern Time	www.virtualshareholdermeeting.com/NDAQ2022

Items of Business

1.	To elect 10 directors for a one-year term

2.	To approve the Company’s executive compensation on an advisory basis

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2022

4.	To approve an amendment to Nasdaq’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock to effect a proposed 3-for-1 stock split

5.	To consider a shareholder proposal described in the accompanying Proxy Statement, if properly presented at the meeting

6.	To consider any other business that may properly come before the Annual Meeting or any adjournment or postponement of the meeting

Important Meeting Information

Record Date

Shareholders of record as of April 25, 2022 will be eligible to vote and participate in the Annual Meeting using the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, voter instruction form or proxy card.

A Notice of Internet Availability of Proxy Materials will be mailed on or about April 28, 2022.

Asking Questions

Prior to the meeting, questions can be submitted at www.proxyvote.com. During the meeting, questions may be submitted in the question box provided at www.virtualshareholdermeeting.com/NDAQ2022.

Replays

A replay of the Annual Meeting will be posted as soon as practical at ir.nasdaq.com along with answers to shareholder questions pertinent to meeting matters that are received before and during the Annual Meeting that cannot be answered due to time constraints. The replay will be available for one year following the Annual Meeting.

Voting

Your vote is important to us. Please promptly vote your shares as soon as possible by internet, telephone, or returning your proxy card.

We have also created an Annual Meeting website to make it easy for you to access our Annual Meeting materials at www.nasdaq.com/annual-meeting. There you will find an overview of voting items, this Proxy Statement, other important information, as well as a link to vote your shares.

To express our appreciation for your participation, Nasdaq will make a $1 charitable donation to RespectAbility on behalf of every unique holder that votes.

How to Vote

Use any of the following methods and your 16 digit control number:

By Internet Using Your Computer
Visit www.proxyvote.com
Visit 24/7

By Phone
Call +1 800 690 6903 in the U.S. or
Canada to vote your shares

By mail
Cast your ballot, sign your proxy card, and return by postage-paid envelope

Attend the Annual Meeting
Vote during the meeting by following the instructions on the website

By Order of the Board of Directors,

Erika Moore

VP, Deputy General Counsel and Corporate Secretary

Important notice regarding the availability of proxy materials for the 2022 Annual

Meeting of Shareholders to be held on June 22, 2022.

Nasdaq’s 2022 Proxy Statement and 2021 Form 10-K are available at

www.nasdaq.com/annual-meeting

Voting Roadmap

This summary of proposals and recommendations is intended to provide an overview of voting matters and may not contain all the information that is important to you. Please review this entire Proxy Statement, as well as our Form 10-K, prior to voting.

Proposal 1: Election of Directors (page 11)

Elect 10 directors to hold office until the 2023 Annual Meeting.

Board Recommendation:  ✓

FOR each director nominee.

We have built a highly engaged, independent Board with broad and diverse experience that is committed to representing the long-term interests of our shareholders.

Proposal 2: Advisory Vote on Executive Compensation (page 63)

Approve, on an advisory (non-binding) basis, the 2021 compensation of the Company’s NEOs.

Board Recommendation:  ✓

FOR the approval, on an advisory basis, of our executive compensation.

Compensation decisions are based on Nasdaq’s financial and operational performance and reflect a continued emphasis on variable, at-risk compensation paid over the long-term. Incentives are aligned with strategic priorities, business objectives, and shareholder interests.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm (page 110)

Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Board Recommendation:  ✓

FOR the ratification of Ernst & Young LLP.

The Audit & Risk Committee is directly responsible for the annual review, compensation, retention, and oversight of our independent external auditor. The Audit & Risk Committee, and our Board, believe that the continued retention of Ernst & Young LLP is in the best interests of Nasdaq and its shareholders.

Proposal 4: Charter Amendment to Increase the Authorized Shares to Effect a 3-for-1 Stock Split (page 112)

Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, or charter, to increase the number of authorized shares of common stock to effect a 3-for-1 stock split.

Board Recommendation:  ✓

FOR the proposed charter amendment

The Board wishes to effect a 3-for-1 stock split in the form of a stock dividend to our shareholders. In order to have sufficient authorized but unissued shares to effect the stock split, Nasdaq seeks shareholder approval to amend our charter to increase the total number of authorized shares of common stock.

Proposal 5: Shareholder Proposal – Special Shareholder Meeting Improvement (page 116)

A shareholder proposal, if properly presented at the meeting, requesting amendment of the Company’s governing documents to lower the stock ownership threshold to call a special meeting of shareholders.

Board Recommendation:  X

AGAINST this proposal.

We provide a shareholder-friendly right for shareholders to call a special meeting. The proposed decrease in the percentage of shares required to call a special meeting from the current 15% to 10% is unnecessary and not in the best interests of the Company and our shareholders.

Accountability to shareholders is not just a mark of good governance, it is a critical component of our success. Fostering long-term relationships and maintaining trust with our shareholders is a key priority for both management and the Board. We are committed to constructive, honest, and year-round engagement with portfolio managers and investment stewardship teams—and our Corporate Governance Guidelines codify our Board’s commitment to oversight of shareholder engagement.

Year-Round Engagement

We actively listen to our investors through industry conferences, non-deal roadshows and meetings on a regular basis. Shareholder feedback provides our Board and management with valuable insights on our business strategy and performance, corporate responsibility, executive compensation, ESG initiatives and many other topics. This feedback informs various business decisions and helps us more effectively tailor the information we disclose to the public. Generally, webcasts of management’s presentations at industry or investor conferences are made available to investors and are accessible for a period of time at ir.nasdaq.com.

During 2021, we conducted outreach to a cross-section of shareholders who beneficially owned approximately 75% of our outstanding shares. Our key shareholder engagement activities included four virtual investor (non-deal) road shows, attendance at 15 investor conferences, and our Annual Meeting of Shareholders.

Annual Meeting of Shareholders

Our Annual Meeting of Shareholders is conducted virtually through a live webcast and online shareholder tools. This promotes shareholder attendance and participation, enabling shareholders to participate fully, and equally, from any location around the world, free of charge. Given our global footprint, we believe this is the right choice. The virtual format results in cost savings to the Company and shareholders and is designed to enhance shareholder access, participation, and communication.

For more information on the meeting format and access, see page 3.

Responsiveness to Investors and Stakeholders

Below is a summary of the key themes we recently discussed with the investment stewardship teams of our institutional investors and the actions we have taken in each area.

Our continuous engagement and ongoing dialogue with our shareholders have led to improvements in our corporate governance, corporate strategy, human capital management, ESG, ERM practices, and disclosures. For example, we:

✓	Advanced our strategic positioning to maximize opportunities as a technology, markets and analytics provider with significant, strategic organic and inorganic investments in high growth markets such as anti-financial crime, ESG, index and investment analytics.

✓	Increased our regular quarterly dividend by 10% to $0.54 per share, consistent with our Board’s policy to provide shareholders with regular and growing dividends over the long-term as our earnings and cash flow grow.

✓	Received approval from the SEC on the Board Diversity listing rule, which requires Nasdaq listed companies to publicly disclose consistent, transparent diversity statistics regarding their board of directors and choose whether to meet recommended board diversity objectives or disclose their reasons for not doing so.

✓	Published our first TCFD report, committed to develop science-based environmental targets, and had our rating from CDP (formerly Carbon Disclosure Project) increased to reflect that Nasdaq is a “company taking coordinated action on climate issues.”

✓	Continued our net carbon neutral program for the fourth consecutive year (see page 51).

✓	Improved our Sustainalytics and ISS ESG risk ratings, with each placing Nasdaq in the top decile of issuers.

✓	Named for the sixth consecutive year to the Dow Jones Sustainability Index (DJSI) and maintained our position as the only stock exchange operator selected for inclusion in the 2021 North America index.

✓	Actively conducted year-round planning for director succession and Board refreshment, including a review and analysis of the skills, attributes and expertise for future Board nominees (see page 21).

✓	Increased diversity on our board and implemented committee rotations to ensure 100% female representation on each committee (see page 19).

✓	Continued to strengthen our diversity and inclusion initiatives, resources and leadership training tools by leveraging existing programs, such as our 11 employee-led internal affinity networks and undertaking new initiatives (see page 54).

✓	Enhanced our Supplier Code of Ethics to improve our supplier diversity and environmental sustainability (see page 57).

✓	Conducted a global pay equity study covering both gender and race to assess employee base salary and total compensation.

✓	Administered Nasdaq’s first global human rights assessment to strengthen our understanding of, and enhance our approach to, human rights.

Proposal 1:

Election of Directors

✓	The Board unanimously recommends that shareholders vote FOR each nominee to serve as a director.

The business and affairs of Nasdaq are managed under the direction of our Board. Our directors have diverse backgrounds, attributes and experiences that provide valuable insights for the Board’s oversight of the Company.

Pursuant to our Amended and Restated Certificate of Incorporation and By-Laws and based on our governance needs, the Board determines the total number of directors. The Board is authorized to have ten directors following our 2022 Annual Meeting.

Each of the ten nominees identified in this Proxy Statement has been nominated by our Nominating & ESG Committee and Board for election to a one-year term expiring at our 2023 Annual Meeting of Shareholders. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier death, resignation or removal. All nominees have consented to be named in this Proxy Statement and to serve on the Board, if elected.

In an uncontested election, our directors are elected by a majority of votes cast at any meeting for the election of directors at which a quorum is present. This election is an uncontested election, and therefore, each of the ten nominees must receive the affirmative vote of a majority of the votes cast to be duly elected to the Board. Any shares not voted, including as a result of abstentions or broker non-votes, will not impact the vote.

Our Corporate Governance Guidelines require that, in an uncontested election, an incumbent director must submit an irrevocable resignation as a condition to his or her nomination for election. If an incumbent director fails to receive the requisite number of votes in an uncontested election, the irrevocable resignation becomes effective and such resignation will be considered by the Nominating & ESG Committee, which will recommend to the full Board whether or not to accept the resignation. The Board will act on the Committee’s recommendation and disclose publicly its decision-making process with respect to the resignation. Each of the incumbent directors has submitted an irrevocable resignation.

Our 2022 Director Nominees

Name and Classification[1]	Age	Director Since	Title	No. of Other Public Company Boards	Committee Memberships

Melissa M. Arnoldi Non-Industry; Public	49	2017	EVP and Chief Customer Officer, AT&T Consumer	0	Finance Management Compensation

Charlene T. Begley Non-Industry; Public	55	2014	Retired SVP & CIO, General Electric Company	2	Audit & Risk Nominating & ESG (Chair)

Steven D. Black Non-Industry; Public	69	2011	Former Co-CEO, Bregal Investments	1	Management Compensation (Chair) Nominating & ESG

Adena T. Friedman Staff	52	2017	President and CEO, Nasdaq	0	Finance

Essa Kazim Non-Industry	63	2008	Governor, Dubai International Financial Centre	1	Finance

Thomas A. Kloet Non-Industry; Public	63	2015	Retired CEO & Executive Director, TMX Group Limited	0	Audit & Risk (Chair)

John D. Rainey Non-Industry; Issuer	51	2017	CFO & EVP of Global Customer Operations, PayPal Holdings, Inc.	0	Management Compensation Finance (Chair)

Michael R. Splinter[2] Non-Industry; Public	71	2008	Retired Chairman & CEO, Applied Materials, Inc.	2	Management Compensation Nominating & ESG

Toni Townes-Whitley Non-Industry; Public	58	2021	Former President, U.S. Regulated Industries, Microsoft	2	Audit & Risk

Alfred W. Zollar Non-Industry; Public	67	2019	Executive Advisor, Siris Capital Group, LLC	3	Audit & Risk Finance

1

To ensure that balanced viewpoints are represented on our Board of Directors, Nasdaq’s By-Laws require that all directors be classified as: Industry Directors; Non-In-dustry Directors, which may be further classified as either Issuer Directors or Public Directors; or Staff Directors. The requirements for each classification are outlined in the By-Laws.

2	Mr. Splinter is the Chairman of the Board.

Board Composition

Our director nominees represent a wide range of diverse backgrounds, experiences, leadership and skills that, together, embody the knowledge relevant to Nasdaq's strategic long-term vision and global operations. Advancing diversity creates a competitive advantage that differentiates and elevates everything we do—and that commitment starts at the top.

Director Nominee Highlights

40%
Are Women

30%
Racially/Ethnically Diverse

90%
Are Independent

13

Age Range

59.8
average age

49 → 71

Board Tenure

0-4 Years	2
5-8 Years	5
9+ Years	3

7.3
Years Average

14

Board Diversity

The Board values diversity in evaluating new candidates and seeks to incorporate a wide range of attributes across the Board of Directors and on each of our Committees. The following matrix is provided in accordance with applicable Nasdaq listing requirements and includes all directors as of April 28, 2022.

The matrix includes Jacob Wallenberg, who is retiring from the Board effective upon the conclusion of the 2022 Annual Meeting of Shareholders.

Board Diversity Matrix (As of April 28, 2022)

Total Number of Directors			11
	Female	Male	Non-Binary	Did not Disclose Gender

Part I: Gender Identity

Directors	4	7	-	-

Part II: Demographic Background

African American or Black	1	1	-	-

Alaskan Native or Native American	-	-	-	-

Asian	-	-	-	-

Hispanic or Latinx	-	-	-	-

Native Hawaiian or Pacific Islander	-	-	-	-

White	3	6	-	-

Two or More Races or Ethnicities	-	-	-	-

LGBTQ+	-	-	-	-

Did Not Disclose Demographic Background	-	-	-	-

Director Criteria and Qualifications

In evaluating individual Board nominees, the Nominating & ESG Committee takes into account many factors, including:

•	a general and diverse understanding of the global economy, capital markets, finance and other disciplines relevant to the success of a large publicly-traded financial technology company, including cybersecurity;

•	a general understanding of Nasdaq’s business and technology;

•	a client experience orientation;

•	the requirements in our By-Laws;

•	the individual’s educational and professional background and personal accomplishments;

•	diversity, including, but not limited to, factors such as gender, ethnicity, race, sexual orientation, and geography; and

•	an independent mindset that constructively challenges the status quo and provides a strong view of the future.

The Nominating & ESG Committee evaluates each individual candidate in the context of the Board as a whole, with the objective of maintaining a group of directors that can further the success of our businesses, while representing the interests of shareholders, employees and the communities in which the Company operates. In determining whether to recommend a Board member for re-election, the Nominating & ESG Committee also considers the director’s participation in and contributions to the activities of the Board, the results of the most recent Board and Committee assessment and attendance at meetings.

The Board and the Nominating & ESG Committee believe all director nominees embody our corporate values and exhibit the characteristics below:

•	a commitment to long-term value creation for our shareholders;

•	an appreciation for shareholder feedback;

•	high personal and professional ethics;

•	a proven record of success;

•	a commitment to the integrity of affiliated self-regulatory organizations;

•	sound business judgment;

•	a strategic vision and leadership experience;

•	knowledge of financial services;

•	sufficient time to devote to Board service; and

•	an appreciation of multiple cultures and perspectives.

Skills and Expertise Matrix

The skills and expertise included in the matrix below have been identified as most important for effective oversight in light of our business and strategy. We believe each director brings a unique perspective and different set of skills to the boardroom. While each of our directors possesses additional skills and expertise to the ones listed below, this matrix reflects each director’s primary strengths given his or her particular role on our Board. The director biographies that follow describe each director’s qualifications and relevant experience in more detail.

Capital Markets Deep industry knowledge of the capital markets landscape helps us execute on our strategy, expand client relationships, accelerate growth and deliver strong shareholder returns.

Client Experience Expertise in enhancing and transforming customer service experiences is critical to overseeing our client-first approach.

Corporate Governance Experience on other public company boards provides insight into developing practices consistent with our commitment to corporate governance excellence.

Cybersecurity

Experience in understanding the impact and increasing importance of the cybersecurity threat landscape on our business and that of our clients is crucial to an effective risk management program.

Environmental and Social (Including Human Capital Management)

Experience in support of environmental and social initiatives and in human capital management strengthens the Board’s oversight and assures that business imperatives and long-term value creation are achieved within a responsible and sustainable business model.

Financial A deep understanding of financial and accounting metrics is essential to overseeing our performance.

Global Leadership

Experience in a leadership position at a global company provides practical insight into the skills needed to advance the corporate strategy and enhances the ability to recognize those skills in others.

M&A Experience with assessing and executing on new opportunities is crucial for overseeing tactical and strategic M&A transactions.

Risk Management

Operating in a complex regulatory and risk environment necessitates skillful oversight of the identification, evaluation and prioritization of risks and the development of comprehensive policies and procedures to effectively mitigate risk and manage compliance.

Technology and Innovation Experience in traditional, new and emerging technologies is core to understanding our business as an innovative technology leader.

Director Orientation and Continuing Education

Our director orientation program familiarizes new directors with our businesses, strategies and policies, providing experiences to directly engage with our Executive Leadership Team. We also provide year-round in-person or virtual tutorials to educate Board members on emerging and evolving initiatives and strategies. Our directors receive frequent updates on recent developments, press coverage and current events that relate to our strategy and business.

Newly elected directors are matched with an experienced director for ongoing mentorship.

Ongoing director education is essential for the Board to be a strategic asset for the company. Our directors are encouraged to participate in, and are reimbursed for, continuing education programs at external organizations and universities to enhance the skills and knowledge used to perform their duties on the Board and relevant Committees.

Attendance at these programs provides directors with additional insight into our business and industry and gives them valuable perspective on the performance of our Company, the Board, our President and CEO and members of senior management.

Board Assessment Process

We have a three-tiered annual Board assessment process that is coordinated by the Chairman of the Board and the Chair of the Nominating & ESG Committee. The assessment consists of a full Board evaluation, Committee evaluations and individual director assessments and feedback. The Board and all the Board Committees determine action plans for the next year based on input from the annual assessment.

Results and Implemented Changes

In an effort to continuously strengthen our Board’s effectiveness, results from our Board assessment process are used to:

•	determine the skills and experience desired for future Board nominees;

•	facilitate the Board refreshment process;

•	monitor Committee roles and inform plans for rotations and new leadership assignments;

•	strengthen the relationship between the Board and management;

•	enhance governance processes and Board meeting agendas; and

•	identify opportunities for Director education.

Feedback Incorporated

In response to feedback from recent Board evaluations, actions taken and continuous enhancements include:

✓	increased Board diversity and diversity on each Committee;

✓	included educational videos on key topics in pre-read meeting materials;

✓	streamlined meeting materials to better highlight important information and focus on key decisions;

✓	provided opportunities for our Board to interact with more employees throughout the organization; and

✓	provided education to our Nominating & ESG Committee on ESG topics.

Board Assessment Process
1. Questionnaire
Written questionnaire for the Board and each Committee solicits director feedback about the effectiveness of the Board and its Committees on an unattributed basis.
2. Individual Director Assessments
Candid, one-on-one discussions between the Chairman of the Board and each independent director elicit further input and feedback.
3. Feedback
A summary of the results of both the questionnaire and the one-on-one discussions is provided to the Board and the Committees.
4. Discussion and Evaluation
The Board and Committees discuss the feedback in Chairman's or Executive Session.
5. Action Plan
The Board and Committees consider and agree on an action plan to implement changes, policies and procedures in light of the evaluation process, as appropriate.
6. Ongoing
The Board and Committees regularly monitor progress of any agreed-upon actions.

30

Board Refreshment and Nominations

The selection of qualified directors is key to ensuring that the Board fulfills its mission. We believe our director nominees—individually and collectively—have the right skills, qualifications, experience, diversity and tenure needed for the successful oversight of Nasdaq’s strategy and enterprise risks.

The Nominating & ESG Committee oversees and plans for director succession and refreshment of the Board to ensure the proper mix continues to promote and support our long-term vision. In doing so, the Committee takes into consideration the corporate strategy and the overall needs, composition and size of the Board, as well as the criteria adopted by the Board regarding director qualifications.

The Nominating & ESG Committee considers possible candidates suggested by Board and Committee members, shareholders and senior management. In addition to submitting suggested nominees to the Nominating & ESG Committee, a Nasdaq shareholder may nominate a person for election as a director, provided the shareholder follows the procedures specified in Nasdaq’s By-Laws. The Nominating & ESG Committee reviews all candidates in the same manner, regardless of the source of the recommendation. In addition, the Nominating & ESG Committee may engage a third-party search firm from time-to-time to assist in identifying and evaluating qualified candidates. The new Director elected in 2021 was brought to the attention of the Nominating & ESG Committee by our President and CEO.

Director Recruitment Process

Board composition is continuously analyzed to ensure alignment with strategy.

Candidate recommendations are identified with input from directors, management, shareholders, and search firms as needed.

Nominating & ESG Committee screens qualifications, considers diversity and skills, interviews potential candidates and makes recommendations to the Board.

Board of Directors evaluates candidates, reviews conflicts and independence, discusses impact to the Board, and selects nominees.

Shareholders vote on nominees at Nasdaq’s Annual Meeting.

Implementation

Seven new directors have been nominated to our Board in the last seven years—each bringing a fresh perspective and unique skill set.

Director Nominees

Melissa M. Arnoldi

EVP and Chief Customer Officer, AT&T Customer

Age: 49

Director since: 2017

Independent

United States

Committee Membership

•  Finance

•  Management Compensation

Impact on Board

•  Innovative technology leader with experience in cybersecurity, software development and network operations

•  Broad expertise in providing a superior customer experience

•  Strategic thinker with global business and operational capabilities

Career Highlights

Since August 2021, Ms. Arnoldi has been the Chief Customer Officer for AT&T Consumer, leading field technician and contact center teams that support 180 million annual customer interactions. From September 2018 to July 2021, she served as the CEO of Vrio Corp., a multi-billion-dollar AT&T digital entertainment services company in Latin America with more than 9,000 employees across 11 countries during her tenure. Prior to that, Ms. Arnoldi served in various capacities at AT&T Inc. since 2008. This included President of Technology & Operations where she was responsible for the company’s global technology, software development, supply chain, network and cybersecurity operations, chief data office, as well as AT&T’s Intellectual Property group, Labs and Foundries. Before joining AT&T, Ms. Arnoldi was a senior executive at Accenture from 1996 to 2008.

Select Professional and Community Contributions

•  Former Director of Sky Mexico

•  Former Director of the Girl Scouts of Northeast Texas

•  Former Member of the National Action Council for Minorities in Engineering

Charlene T. Begley

Retired SVP & CIO, General Electric Company

Age: 55

Director since: 2014

Independent

United States

Committee Membership

•  Audit & Risk

•  Nominating & ESG (Chair)

Impact on Board

•  Extensive leadership experience of highly complex and global industrial, customer, and technology businesses

•  Significant risk management experience as a member of the executive-level Risk Management Committee at GE

•  Broad financial and audit expertise from prior roles at GE and service on the Audit Committees of several public companies

Career Highlights

Ms. Begley served in various capacities for the General Electric Company, a diversified infrastructure and financial services company, from 1988 to 2013. Ms. Begley served in a dual role as SVP and CIO, as well as President and CEO of GE’s Home and Business Solutions, from January 2010 to December 2012. Previously, Ms. Begley served as President and CEO of GE’s Enterprise Solutions from 2007 to 2009. At GE, Ms. Begley served as President and CEO of GE Plastics and GE Transportation. She also led GE’s Corporate Audit staff and served as CFO for GE Transportation and GE Plastics Europe and India.

Current Public Company Boards

•  Hilton Worldwide Holdings Inc.: Audit Committee (Chair), Nominating and Governance Committee

•  SentinelOne, Inc.: Audit Committee (Chair)

Other Public Company Boards in the Past Five Years

•  Red Hat, Inc.

•  WPP plc

Steven D. Black

Former Co-CEO, Bregal Investments

Age: 69

Director since: 2011

Independent

United States

Committee Membership

•  Management Compensation (Chair)

•  Nominating & ESG

Impact on Board

•  Extensive leadership experience of a highly complex global financial services company

•  Depth of knowledge from over 40 years of experience in the global financial services industry

•  Management development, compensation and succession planning experience

Career Highlights

Mr. Black was Co-CEO of Bregal Investments, a private equity firm, from September 2012 through December 2021. He was the Vice Chairman of JP Morgan Chase & Co. from March 2010 to February 2011 and a member of the firm’s Operating and Executive Committees. Prior to that position, Mr. Black was the Executive Chairman of JP Morgan Investment Bank from October 2009 to March 2010. Mr. Black served as Co-CEO of JP Morgan Investment Bank from 2004 to 2009. Mr. Black was the Deputy Co-CEO of JP Morgan Investment Bank from 2003 to 2004. He also served as head of JP Morgan Investment Bank’s Global Equities business from 2000 to 2003 following a career at Citigroup and its predecessor firms.

Current Public Company Boards

•  Wells Fargo & Company (Board Chair): Finance Committee (Chair); Human Resources Committee

Other Public Company Boards in the Past Five Years

•  The Bank of New York Mellon Corporation

Adena T. Friedman

President and CEO, Nasdaq

Age: 52

Director since: 2017

United States

Committee Membership

•  Finance

Impact on Board

•  More than 25 years of industry leadership and expertise, including five years as Nasdaq’s President and CEO

•  Significant contributions that shaped Nasdaq’s strategic transformation to a leading global exchange and technology solutions company with operations on six continents

•  Deep strategy, financial, M&A and product development experience

Career Highlights

Ms. Friedman was appointed President and CEO and elected to the Board effective January 1, 2017. Previously, Ms. Friedman served as President and Chief Operating Officer from December 2015 to December 2016 and President from June 2014 to December 2015. Ms. Friedman served as CFO and Managing Director at The Carlyle Group, a global alternative asset manager, from March 2011 to June 2014. Prior to joining Carlyle, Ms. Friedman was a key member of Nasdaq’s management team for over a decade including as head of data products, head of corporate strategy and CFO.

Select Professional and Community Contributions

•  Member of the Vanderbilt University Board of Trust

•  Director of the Federal Reserve Bank of New York

•  Director of FCLTGlobal, a non-profit organization that researches tools to encourage long-term investing

Essa Kazim

Governor, Dubai International Financial Centre

Age: 63

Director since: 2008

Independent

United Arab Emirates

Committee Membership

•  Finance

Impact on Board

•  Extensive leadership of a complex regulated business in the financial services industry

•  Broad knowledge of international markets with experience in finance, accounting and corporate strategy

•  Global perspective, as well as a representative of a large shareholder

Career Highlights

H.E. Essa Kazim is the Governor of Dubai International Financial Centre, having joined the Centre in January 2014. He is the Chairman of Borse Dubai, and he was the Chairman of Dubai Financial Market through November 2021. H.E. Kazim began his career as a Senior Analyst in the Research and Statistics Department of the UAE Central Bank in 1988 and then moved to the Dubai Department of Economic Development as Director of Planning and Development in 1993. He was then appointed as Director General of the Dubai Financial Market from 1999 to 2006.

Select Professional and Community Contributions

•  Deputy Chairman of the Supreme Legislation Committee in Dubai

•  Member of the Securities and Exchange Higher Committee

•  Member of the Dubai Supreme Fiscal Committee

•  Board Member of the Dubai Free Zones Council

Current Public Company Boards

•  Emirates Telecommunications Group Company PJSC (Etisalat Group): Audit Committee (Chair)

Thomas A. Kloet

Retired CEO & Executive Director, TMX Group Limited

Age: 63

Director since: 2015

Independent

United States

Committee Membership

•  Audit & Risk (Chair)

Impact on Board

•  Leadership of complex regulated businesses in the financial services industry

•  Broad knowledge of international markets with experience in finance, accounting and corporate strategy

•  Significant experience in risk management, clearing house, central depository and broker-dealer operations at executive and board levels in North America and Asia

Career Highlights

Mr. Kloet was the first CEO and Executive Director of TMX Group Limited, the holding company of the Toronto Stock Exchange; TSX Venture Exchange; Montreal Exchange; Canadian Depository for Securities; Canadian Derivatives Clearing Corporation and the BOX Options Exchange, from 2008 to 2014. Previously, he served as CEO of the Singapore Exchange and as a senior executive at Fimat USA (a unit of Société Générale), ABN AMRO and Credit Agricole Futures, Inc. He also served on the Boards of CME and various other exchanges worldwide. Mr. Kloet is a CPA and a member of the AICPA.

Select Professional and Community Contributions

•  Chair of the Boards of Nasdaq’s U.S. exchange subsidiaries

•  Chair of the Board of Northern Funds, which offers 44 portfolios, and Northern Institutional Funds, which offers 7 portfolios

•  Member of the FIA Hall of Fame

John D. Rainey

CFO & EVP of Global Customer Operations, PayPal Holdings, Inc.

Age: 51

Director since: 2017

Independent

United States

Committee Membership

•  Management Compensation

•  Finance (Chair)

Impact on Board

•  More than 20 years of financial management experience, including leading PayPal’s financial operations, corporate accounting, treasury, financial planning and analysis, investor relations, internal audit, tax, real estate and sourcing functions

•  Experience in highly regulated businesses within the financial services industry with responsibility for risk management

•  Leadership experience at a global technology company

Career Highlights

Mr. Rainey is CFO and EVP of Global Customer Operations at PayPal Holdings, Inc., a company that creates innovative technology to make the management and movement of money safer, simpler and more affordable in over 200 markets around the globe. Mr. Rainey will become the EVP and CFO of Walmart Inc. on June 6, 2022. Prior to joining PayPal in 2015, Mr. Rainey was EVP and CFO at United Airlines, having spent 18 years at Continental Airlines, and later United Airlines.

Select Professional and Community Contributions

•  Member of the Advisory Board of the Hankamer School of Business at Baylor University

•  Former Member of the National Board of Trustees for the March of Dimes

Michael R. Splinter

Retired Chairman & CEO, Applied Materials, Inc.

Age: 71

Director since: 2008

Independent

United States

Committee Membership

•  Management Compensation

•  Nominating & ESG

Impact on Board

•  Leadership of a complex global technology business

•  Extensive background in international public company governance at a Nasdaq-listed company

•  Management development, compensation and succession planning experience

Career Highlights

Mr. Splinter was elected Chairman of Nasdaq’s Board effective May 10, 2017. He is currently a business and technology consultant. Mr. Splinter served as Executive Chairman of the Board of Applied Materials, a Nasdaq-listed company, from 2009 to his retirement in 2015 and was CEO from 2003 to 2013. An engineer and technologist, Mr. Splinter is a 40-year veteran of the semiconductor industry. Prior to joining Applied Materials, he was an executive at Intel Corporation for 20 years.

Select Professional and Community Contributions

•  Co-Chair of the American Semiconductor Center

•  Chair of the US-Taiwan Business Council

•  Member of the National Academy of Engineers

•  Splinter Scholarships for Diversity in Engineering at University of Wisconsin

Current Public Company Boards

•  Gogoro Inc.: Compensation Committee (Chair)

•  TSMC, Ltd.: Audit Committee, Compensation Committee (Chair)

Other Public Company Boards in the Past Five Years

•  Meyer Burger Technology Ltd.

Toni Townes-Whitley

Former President, U.S. Regulated Industries, Microsoft

Age: 58

Director since: 2021

Independent

United States

Committee Membership

•  Audit & Risk

Impact on Board

•  Extensive background in the technology industry and with driving digital transformations

•  Led a sales organization of almost 5,000 employees, resulting in significant knowledge on human capital management topics

•  ESG expertise, including by representing Microsoft on the World Business Council for Sustainable Development, participating in the establishment of Microsoft’s framework and plan for social equity, and leading Microsoft’s Artificial Intelligence Ethics Program

Career Highlights

As president of U.S. Regulated Industries at Microsoft from July 2018 to September 2021, Ms. Townes-Whitley led the company’s U.S. sales strategy for driving digital transformation across customers and partners within the public sector and commercial regulated industries. Previously, Ms. Townes-Whitley was Corporate VP for Global Industry at Microsoft, a role she held since 2015. Before starting with Microsoft, Ms. Townes-Whitley worked for CGI Corporation, an IT and business consulting services firm, from 2010 to 2015. During her tenure at CGI, Ms. Townes-Whitley held the positions of President and Chief Operating Officer from 2011 to 2015 and SVP, Civilian Agency Program from 2010 to 2011. From 2002 to 2010, Ms. Townes-Whitley held various senior leadership positions at Unisys Corporation, a global information technology company that provides a portfolio of IT services, software and technology.

Select Professional and Community Contributions

•  Trustee of Johns Hopkins Medicine

•  Director of the Thurgood Marshall College Fund

•  Director of the Partnership for Public Service

•  Advisory Board Member for the Princeton University Faith & Work Initiative

•  Trustee of The United Way Worldwide

Current Public Company Boards

•  Empowerment & Inclusion Capital I Corp.: Audit Committee (Chair)

•  The PNC Financial Services Group, Inc.: Risk Committee, Special Committee on Equity & Inclusion, Technology Subcommittee

Alfred W. Zollar

Executive Advisor, Siris Capital Group, LLC

Age: 67

Director since: 2019

Independent

United States

Committee Membership

•  Audit & Risk

•  Finance

Impact on Board

•  Career technologist with skills in product development, customer satisfaction and strategy

•  Broad leadership experience, including senior management positions in every IBM software group division

•  Extensive service on the boards of several large public companies

Career Highlights

Mr. Zollar has been an Executive Advisor with Siris Capital Group, LLC since March 2021. Previously, he was an Executive Partner since February 2014. Mr. Zollar retired from IBM in January 2011 following a 34-year career. Mr. Zollar was formerly general manager of IBM Tivoli Software from July 2004 until January 2011, where he was responsible for the executive leadership, strategy and P&L of the Tivoli Software. Previously, Mr. Zollar was general manager, IBM iSeries, where he was responsible for the executive leadership, strategy and P&L of the iSeries (formerly AS/400) server product line. Prior to that, he held senior management positions in each of IBM’s diverse software businesses, including general manager of IBM Lotus Software.

Select Professional and Community Contributions

•  Director of EL Education

•  Director of the Eagle Academy Foundation

•  Trustee of the UC San Diego Foundation

•  Lifetime Member of the National Society of Black Engineers

Current Public Company Boards

•  International Business Machines Corporation: Directors and Corporate Governance Committee

•  Public Service Enterprise Group Incorporated: Audit Committee, Finance Committee (Chair), Industrial Operations Committee

•  The Bank of New York Mellon Corporation: Risk Committee, Technology Committee (Chair)

Other Public Company Boards in the Past Five Years

•  Red Hat, Inc.

•  The Chubb Corporation

Board Committees

Our Board has four standing Committees: Audit & Risk, Finance, Management Compensation and Nominating & ESG. Each of these Committees, other than the Finance Committee, consists exclusively of independent directors. The Chair of each Committee reports to the Board in Chairman’s Session or Executive Session on the topics discussed and actions taken at each meeting. Each of these Committees operates under a written charter that includes the Committee’s duties and responsibilities.

A description of each standing Committee is included on the following pages.

Audit & Risk Committee

Key Objectives:

•  Oversees Nasdaq’s financial reporting process and reviews the disclosures in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings releases.

•  Appoints, retains, approves the compensation of and oversees the independent registered public accounting firm.

•  Assists the Board by reviewing and discussing the quality and integrity of accounting, auditing and financial reporting practices at Nasdaq, including assessing the staffing of employees in these functions.

•  Assists the Board by reviewing the adequacy and effectiveness of internal controls.

•  Reviews and approves or ratifies all related party transactions, as further described below under “Certain Relationships and Related Transactions.”

•  Assists the Board in reviewing and discussing Nasdaq’s regulatory and compliance programs, ERM structure and process, Global Employee Ethics Program, SpeakUp! Program and confidential whistleblower process.

•  Assists the Board in reviewing and discussing the adequacy and effectiveness of Nasdaq’s cyber, privacy and technology controls.

•  Assists the Board in its oversight of the Internal Audit function, including approval of the Internal Audit Plan.

•  Reviews and recommends to the Board for approval the Company’s regular dividend payments.

2021 Highlights:

•  Conducted the annual review of the independent auditor relationship and recommended the retention of Ernst & Young LLP as the Company’s independent auditor. For further information on the Audit & Risk Committee’s review of the independent auditor relationship, see “Audit & Risk – Audit & Risk Committee Responsibilities – Annual Evaluation and 2022 Selection of Independent Auditors.”

•  Approved Nasdaq’s policy on the use of non-GAAP measures and reviewed non-GAAP disclosures, impairment assessments and the impact or potential impact of changes in various accounting standards.

•  Approved the revised Supplier Code of Ethics and received an update on third party risk management.

•	Reviewed the sanctions and anti-money laundering compliance programs.

•	Monitored the progression of the Market Technology business’s clearing projects.

•	Discussed Nasdaq’s tax profile and tax planning in connection with the Verafin acquisition.

•	Received reports on information security topics, including the software supply chain, the protection of market systems, IT asset management (including end-of-life governance and management) and vulnerability management.

Risk Oversight Role:

•	Approves the Risk Appetite and reviews the ERM program, including policy, structure, and process.

•	Receives regular updates from the Chief Risk Officer on risk matters.

Independence:

•	Each member of the Audit & Risk Committee is independent as defined in Rule 10A-3, adopted pursuant to the Sarbanes-Oxley Act of 2002, and in accordance with the listing rules of The Nasdaq Stock Market.

•	The Board determined that Mr. Kloet and Ms. Begley are “audit committee financial experts” within the meaning of SEC regulations and each also meets the “financial sophistication” standard of The Nasdaq Stock Market.

Finance Committee

Key Objectives:

•  Reviews and recommends, for approval by the Board, the capital plan of the Company, including the plan for repurchasing shares of the Company’s common stock and the proposed dividend plan.

•  Reviews and recommends, for approval by the Board, significant mergers, acquisitions and business divestitures.

•  Reviews and recommends, for approval by the Board, significant capital market transactions and other financing arrangements.

•  Reviews and recommends, for approval by the Board, significant capital expenditures, lease commitments and asset disposals, excluding those included in the approved annual budget.

2021 Highlights:

•  Conducted a comprehensive review of the capital plan for Board approval.

•  Reviewed and recommended Board approval of Nasdaq’s entry into a multi-year partnership with AWS to build the next generation of cloud-enabled infrastructure for the world’s financial markets.

•  Reviewed and recommended Board approval of the divestiture of Nasdaq’s U.S. Fixed Income business and an accelerated stock repurchase agreement to offset longer-term dilution related to the issuance of shares in connection with the divestiture.

•  Advised the Board on the 10% increase in Nasdaq’s quarterly dividend payment from $0.49 to $0.54 per share.

•  Received regular reports on the M&A environment and Nasdaq’s pipeline of potential strategic transactions.

•  Reviewed and recommended, for Board approval, a debt refinancing transaction which reduced our annual interest expense.

•  Received an update on Nasdaq’s minority investment activities through the Nasdaq Ventures portfolio.

Risk Oversight Role:

•  Monitors operational and strategic risks related to Nasdaq’s financial affairs, including capital structure and liquidity risks.

Management Compensation Committee

Key Objectives:

•  Establishes and annually reviews the executive compensation philosophy and strategy.

•  Reviews and approves the executive compensation and benefit programs applicable to Nasdaq’s executive officers, including the base salary, incentive compensation and equity awards. Any executive compensation program changes solely applicable to the President and CEO and CFO are submitted to the Board for final approval.

•  Reviews and approves the performance goals for executive officers. For the President and CEO and CFO, these items are referred to the Board for final approval.

•  Reviews and approves the base salary and incentive compensation for those non-executive officers with target total cash compensation in excess of $1,000,000 or an equity award valued in excess of $1,000,000.

•  Evaluates the performance of the President and CEO, together with the Nominating & ESG Committee.

•  Reviews the succession and development plans for executive officers and other key talent.

•  Establishes and annually monitors compliance with the mandatory stock ownership guidelines.

•  Reviews the results of any shareholder advisory votes on executive compensation and any other feedback that may be garnered through the Company’s ongoing shareholder engagement.

2021 Highlights:

•  Reviewed, negotiated and recommended Board approval of the new employment agreement with Nasdaq’s President and CEO, Adena T. Friedman.

•  Provided feedback on Nasdaq’s pay equity analysis.

•  Considered the effectiveness of the annual and long-term incentive plans to continue to support Nasdaq’s strategy and compensation structure.

•  Reviewed the succession and development plans for all EVPs and SVPs.

Risk Oversight Role:

•  Evaluates the effect the compensation structure may have on risk-related decisions.

Independence:

•  Each member of the Management Compensation Committee is independent and meets the additional eligibility requirements set forth in the listing rules of The Nasdaq Stock Market.

Nominating & ESG Committee

Key Objectives:

•  Determines the skills and qualifications necessary for the Board, develops criteria for selecting potential directors and manages the Board refreshment process.

•  Identifies, reviews, evaluates and nominates candidates for annual elections to the Board.

•  Leads the annual assessment of effectiveness of the Board, Committees and individual directors.

•  Together with the Management Compensation Committee, leads the annual performance assessment of the President and CEO.

•  Identifies and considers emerging corporate governance issues and trends.

•  Reviews feedback from engagement sessions with investors and determines follow-up actions and plans.

•  Monitors Company compliance with corporate governance requirements and policies.

•  Reviews and recommends the Board and Committee membership and leadership structure.

•  Reviews and recommends to the Board candidates for election as officers with the rank of EVP or above.

•  Oversees environmental and social matters as they pertain to the Company’s business and long-term strategy and identifies and brings to the attention of the Board current and emerging environmental and social trends and issues that may affect the business operations, performance and public image of Nasdaq.

•  Provides oversight for Nasdaq’s environmental and social policies, practices, initiatives and reporting, including those related to environmental sustainability, social and ethical issues, human capital management, responsible sourcing and strengthening community.

•  Reviews the Annual Sustainability Report.

2021 Highlights:

•  Received tutorials on ESG topics, including Nasdaq’s ESG materiality assessment, Nasdaq’s Purpose Initiative and Nasdaq’s Supplier Risk Management and Diversity Programs.

•  Monitored the achievement of Nasdaq’s corporate ESG goals.

•  Focused on Nasdaq’s ongoing Board refreshment, including recommending and nominating Toni Townes-Whitley to the Board in September 2021.

•  Considered shareholder feedback from engagement sessions, the 2021 Annual Meeting of Shareholders and publicly available sources.

Risk Oversight Role:

•  Oversees risks related to the Company’s ESG issues, trends and policies.

•  Monitors the independence of the Board.

Independence:

•  Each member of the Nominating & ESG Committee is independent, as required by the listing rules of The Nasdaq Stock Market.

Director Compensation

Our Board Compensation Policy establishes the compensation of our non-employee directors. Every two years, the Management Compensation Committee reviews the Director Compensation Policy, considers a competitive market analysis of director compensation data and recommends changes, if any, to the policy to the Board for approval.

The following table reflects the compensation elements for non-employee directors for the current compensation year, which began immediately following the 2021 Annual Meeting of Shareholders and ends with the 2022 Annual Meeting.

Compensation Policy for Non-Employee Directors

Item	June 2021 - June 2022

Annual Retainer for Board Members (Other than the Chair)	$75,000

Annual Retainer for Board Chair	$240,000

Annual Equity Award for All Board Members (Grant Date Market Value)	$260,000

Annual Audit & Risk Committee Chair Compensation	$40,000

Annual Management Compensation Committee Chair Compensation	$30,000

Annual Finance and Nominating & ESG Committee Chair Compensation	$20,000

Annual Audit & Risk Committee Member Compensation	$20,000

Annual Management Compensation and Nominating & ESG Committee Member Compensation	$10,000

Annual Finance Committee Member Compensation	$5,000

Each non-employee director may elect to receive the annual retainer in cash (payable in equal semi-annual installments) or equity. Each non-employee director also may elect to receive Committee Chair and/or Committee member fees in cash (payable in equal semi-annual installments) or equity.

The annual equity award and any equity elected as part of the annual retainer or for Committee Chair and/or Committee member fees are awarded automatically on the date of the Annual Meeting of Shareholders immediately following election and appointment to the Board.

All equity paid to Board members consists of RSUs that vest in full one year from the date of grant. The number of RSUs to be awarded is calculated based on the closing market price of our common stock on the date of the Annual Meeting. Directors that are appointed to the Board after the annual meeting receive a pro-rata equity award. Unvested equity is forfeited in certain circumstances upon termination of the director’s service on the Board.

Directors are reimbursed for business expenses and reasonable travel expenses for attending Board and Committee meetings. Non-employee directors do not receive our retirement, health or life insurance benefits. We provide each non-employee director with director and officer liability insurance coverage, as well as business accident travel insurance for and only when traveling on behalf of Nasdaq.

Stock Ownership Guidelines

Under our stock ownership guidelines, the Chairman of the Board must maintain a minimum ownership level in Nasdaq common stock of six times the annual equity award for Board members. Other non-employee directors must maintain a minimum ownership level of two times the annual equity award.

Shares owned outright, through shared ownership and in the form of vested and unvested restricted stock, are taken into consideration in determining compliance with these stock ownership guidelines. Exceptions to this policy may be necessary or appropriate in individual situations and the Chairman of the Board may approve such exceptions from time to time. New directors have four years after their initial election to the Board to obtain the minimum ownership level. All of the directors were in compliance with the guidelines as of December 31, 2021.

Director Compensation Table

The table below summarizes the compensation paid by Nasdaq to our non-employee directors for services rendered during the fiscal year ended December 31, 2021.

Name[1]	Fees Earned or Paid in Cash ($)[2]	Stock Awards ($)[3,4,5]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Melissa M. Arnoldi	—	$345,669	—	—	—	—	$345,669

Charlene T. Begley	$115,000	$256,812	—	—	—	—	$371,812

Steven D. Black	—	$370,235	—	—	—	—	$370,235

Essa Kazim	—	$335,738	—	—	—	—	$335,738

Thomas A. Kloet[6]	$155,000	$370,235	—	—	—	$15,000	$540,235

John D. Rainey	—	$370,235	—	—	—	—	$370,235

Michael R. Splinter	—	$513,625	—	—	—	—	$513,625

Toni Townes-Whitley	$19,911	$183,000	—	—	—	—	$202,911

Jacob Wallenberg	—	$340,616	—	—	—	—	$340,616

Alfred W. Zollar	—	$355,426	—	—	—	—	$355,426

1.

Adena T. Friedman is not included in this table as she is an employee of Nasdaq and thus received no compensation for her service as a director. For information on the compensation received by Ms. Friedman as an employee of the Company, see “Executive Compensation.”

2.

The differences in fees earned or paid in cash reported in this column largely reflect differences in each individual director’s election to receive the annual retainer and Committee service fees in cash or RSUs. These elections are made at the beginning of the Board compensation year and apply throughout the year. In addition, the difference in fees earned or paid also reflects individual Committee service.

3.

The amounts reported in this column reflect the grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2021 included in our Form 10-K. The differences in the amounts reported among non-employee directors primarily reflect differences in each individual director’s election to receive the annual retainer and Committee service fees in cash or RSUs.

4.

These stock awards, which were awarded on June 15, 2021 to all the non-employee directors elected to the Board on that date, represent the annual equity award and any portion of annual retainer or Committee service fees that the director elected to receive in equity. Each non-employee director received the annual equity award, which consisted of 1,474 RSUs with a grant date fair value of $256,812. Mr. Splinter elected to receive his Chairman retainer in equity so he received an additional 1,361 RSUs with a grant date fair value of $237,125. Directors Arnoldi, Black, Kazim, Kloet, Rainey, Wallenberg and Zollar elected to receive all of their annual retainers in equity, so they each re-ceived an additional 425 RSUs with a grant date fair value of $74,047. In addition, individual directors received the following amounts for Committee service fees: Ms. Arnoldi (85 RSUs with a grant date fair value $14,809); Mr. Black (226 RSUs with a grant date fair value of $39,376); H.E. Kazim (28 RSUs with a grant date fair value of $4,878); Mr. Kloet (226 RSUs with a grant date fair value of $39,376); Mr. Rainey (226 RSUs with a grant date fair value of $39,376); Mr. Splinter (113 RSUs with a grant date fair value of $19,688); Mr. Wallenberg (56 RSUs with a grant date fair value of $9,757) and Mr. Zollar (141 RSUs with a grant date fair value of $24,566). On September 29, 2021, Ms. Townes-Whitley was appointed to the Board and received a pro-rata annual equity award of 951 RSUs with a grant date fair value of $183,000.

5.

The aggregate numbers of unvested RSUs and vested shares under the Equity Plan beneficially owned by each non-employee director as of December 31, 2021 are summarized in the following table. All unvested RSUs will vest on June 15, 2022.

Director	Number of Unvested RSUs	Number of Vested Shares
Melissa M. Arnoldi	1,984	8,584
Charlene T. Begley	1,474	8,987
Steven D. Black	2,125	42,258
Essa Kazim	1,927	39,111
Thomas A. Kloet	2,125	20,778
John D. Rainey	2,125	12,765
Michael R. Splinter	2,948	62,923
Toni Townes-Whitley	951	—
Jacob Wallenberg	1,955	7,241
Alfred W. Zollar	2,040	6,551

6.

Fees Earned or Paid in Cash to Mr. Kloet include fees of $155,000 for his service as Chairman of the Boards of our U.S. exchange subsidiaries and their Regulatory Oversight Committees. Fees earned for Board and Committee service to our exchange subsidiaries are paid only in cash. Mr. Kloet directed all of the cash fees to a 501(c)(3) charity for this reporting year. All Other Compensation for Mr. Kloet represents fees for tax advisory services in connection with the compensation for service to our exchange subsidiaries.

Corporate Governance Framework

Our governance framework focuses on the interests of our shareholders. It is designed to promote governance transparency and ensure our Board has the necessary tools to review and evaluate our business operations and make decisions that are independent of management and in the best interests of our shareholders. Our goal is to align the interests of directors, management and shareholders while complying with, or exceeding, the requirements of The Nasdaq Stock Market and applicable law.

This governance framework establishes the practices our Board follows with respect to oversight of:

•  our corporate strategy for long-term value creation;

•  capital allocation;

•  risk management, including risks relating to information security and the protection of our market systems;

•  our human capital management program, corporate culture initiatives and ethics program;

•  our corporate governance structures, principles and practices;

•  Board refreshment and executive succession planning;

•  executive compensation;

•  corporate sustainability, including our ESG program and environmental and social initiatives; and

•  compliance with local regulations and laws across our business lines and geographic regions.

Key Corporate Governance Documents

Nasdaq’s commitment to governance transparency is foundational to our business. This commitment is reflected in our governance documents listed below, which are all available online at ir.nasdaq.com.

•  Corporate Governance Guidelines

•  Board of Directors Duties & Obligations

•  Code of Conduct for the Board of Directors

•  Amended and Restated Certificate of Incorporation

•  By-Laws

•  Committee Charters

•  Procedures for Communicating with the Board of Directors

Corporate Governance Practice Highlights

Board Composition

All director nominees are independent, except for our CEO

No director may serve on more than four public company boards (including the Nasdaq Board), without specific approval from the Audit & Risk Committee and Nominating & ESG Committee

Philosophy of continuous Board refreshment to ensure a mix of skills, experience, tenure and diversity

Board Structure and Processes

Separation of the roles of Chairman of the Board and President and CEO of Nasdaq

Directors have the opportunity to meet in Executive Session without management present at every Board and Committee meeting

Three-tiered annual Board assessment, consisting of full Board evaluation, Committee evaluations and individual director assessments

Ongoing Board review of strategic planning and capital allocation for long-term value creation

Nominating & ESG Committee oversight of environmental, social and human capital management policies, practices, initiatives and reporting

Comprehensive risk oversight by the full Board under Audit & Risk Committee leadership

Director stock ownership guidelines require equity ownership of at least 2x the annual equity award (for the Chairman, 6x)

Shareholder Rights

15% threshold for shareholders to call a special meeting

Proxy access allowing holders of 3% of our stock for three years to include up to two nominees (or nominees representing 25% of the Board) in our proxy

Annual election of directors, with majority voting in uncontested elections

No “poison pill”

Annual advisory vote on executive compensation

Robust shareholder engagement program throughout the year

As of April 28, 2022

Leadership Structure

In accordance with our Corporate Governance Guidelines, we separate the role of Chairman of the Board from the role of President and CEO. Our Board Chairman is an independent director. We believe that this separation of roles and allocation of distinct responsibilities to each role facilitates communication between senior management and the full Board about issues such as corporate governance, management development, succession planning, executive compensation, and the Company’s performance.

Nasdaq’s President and CEO, Adena T. Friedman, has over 25 years’ experience in the securities industry. She is responsible for the strategic direction, day-to-day leadership, and performance of Nasdaq. The Chairman of Nasdaq’s Board, Michael R. Splinter, brings to the Board leadership experience as a former public company CEO. The Chairman provides guidance to the President and CEO, presides over Board meetings, including Executive Sessions, and serves as a primary liaison between the President and CEO and other directors.

Board Independence

Nasdaq’s common stock is currently listed on The Nasdaq Stock Market and Nasdaq Dubai. In order to qualify as independent under the listing rules of The Nasdaq Stock Market, a director must satisfy a two-part test. First, the director must not fall into any of several categories that would automatically disqualify the director from being deemed independent. Second, no director qualifies as independent unless the Board affirmatively determines that the director has no direct or indirect relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Under the Nasdaq Dubai listing rules and the Markets Rules of the Dubai Financial Services Authority, a director is considered independent if the Board determines the director to be independent in character and judgment and to have no commercial or other relationships or circumstances that are likely to affect, or could appear to impair, the director’s judgment in a manner other than in the best interests of the Company.

Nine of our ten director nominees are independent under the listing rules of The Nasdaq Stock Market and Nasdaq Dubai. Ms. Friedman is deemed not to be independent because she is Nasdaq’s President and CEO.

None of the director nominees are party to any arrangement with any person or entity other than the Company relating to compensation or other payments in connection with the director’s or nominee’s candidacy or service as a director, other than arrangements that existed prior to the director’s or nominee’s candidacy.

The Board believes that a key element to effective, independent oversight is that the independent directors meet in Executive Session on a regular basis without Company management present. As such, at each Board meeting, independent directors have the opportunity to meet in Executive Session. The independent Chairman of the Board is responsible for chairing the Executive Sessions of the Board and reporting to the President and CEO and Corporate Secretary on any actions taken during Executive Sessions. In 2021, the Board met ten times in Executive Session. Additionally, each Committee has the authority and budget to retain independent advisors, if needed.

Committee Independence and Expertise

All Board Committees, except for the Finance Committee, are comprised exclusively of independent directors, as required by the listing rules of The Nasdaq Stock Market. At each Committee meeting, members of each Board Committee have the opportunity to meet in Executive Session.

Each member of the Audit & Risk Committee is independent as defined in Rule 10A-3, adopted pursuant to the Sarbanes-Oxley Act of 2002, and in the listing rules of The Nasdaq Stock Market. Two members of the Audit & Risk Committee are “audit committee financial experts” within the meaning of SEC regulations and also meet the “financial sophistication” standard of The Nasdaq Stock Market.

Strategic Oversight

The Board takes an active role with management to formulate and review our long-term corporate strategy and capital allocation plan for long-term value creation.

The Board and management routinely confer on our execution of our long-term strategic plans, the status of key strategic initiatives and the principal strategic opportunities and risks facing us. In addition, the Board periodically devotes meetings to conduct an in-depth long-term strategic review with our senior management team. During these reviews, the Board and management discuss emerging technological and macroeconomic trends and short and long-term plans and priorities for each of our business units.

Additionally, the Board annually discusses and approves our budget and capital allocation plan, which are linked to our long-term strategic plans and priorities. Through these processes, the Board brings its collective, independent judgment to bear on the most critical long-term strategic issues facing Nasdaq.

In 2021, the Board received updates on Nasdaq’s corporate strategy at least quarterly, and often more frequently. The Board also held a multi-day strategy session during which it considered the next steps in our strategic pivot, discussed our strategic ambitions and evaluated certain near-term strategic focus areas. The Board also reviewed and approved our acquisitions and divestitures in 2021, including Verafin and the sale of the U.S. portion of our Nasdaq Fixed Income business. For further information on our corporate strategy, see “Item 1. Business—Growth Strategy” in our Form 10-K.

ESG Oversight

Our Board is committed to overseeing Nasdaq’s integration of ESG principles and practices throughout the entire enterprise. Forty percent of our Board members have experience with environmental and social matters (including human capital management), which strengthens our Board’s review and oversight of our sustainability initiatives. The Nominating & ESG Committee has formal responsibility and oversight for ESG policies and programs and receives regular reporting on related key matters.

Our internal Corporate ESG Steering Committee is co-chaired by executive leaders and is comprised of geographically diverse representatives from multiple business units. The Corporate ESG Steering Committee serves as the central oversight body for our environmental and social strategy, and regularly reports that strategy to the Nominating & ESG Committee.

The Corporate ESG Strategy and Reporting Team, which ultimately reports to the CFO, is responsible for execution of the sustainability strategy, communicating our performance, metrics and ambitions through our annual Corporate Sustainability Report and related ESG filings and surveys, and collaborating with various stakeholders across the organization to ensure a timely and accurate data gathering process.

Cybersecurity and Information Security Oversight

Our Audit & Risk Committee receives quarterly reports, as well as additional reports as needed, on cybersecurity and information security matters from our Chief Information Security Officer. A Cybersecurity Dashboard is presented each quarter which contains information on cybersecurity controls; incidents and threats to the Company’s information security; and ongoing prevention and mitigation efforts for such threats.

We routinely perform simulations and tabletop exercises, and incorporate external resources as needed, to help strengthen our cybersecurity protection and information security procedures and safeguards. All employees are required to complete an annual cybersecurity awareness training.

On an annual basis, the Information Security team reviews and updates its governance documents, including the Information Security Charter, the Information Security Policy and the Information Security Program Plan, and then presents the revised documents to the Audit & Risk Committee for review and/or approval. Additionally, during 2021, the Information Security team continued to execute on the Cybersecurity Strategic Plan, which outlines the strategic vision and associated goals for the cybersecurity of Nasdaq’s global operations for the three-year period from 2020 through the end of 2022.

Finally, the Information Security team engaged Ernst & Young LLP in 2020 to perform an analysis of Nasdaq’s information security procedures. During 2022, Ernst & Young LLP will again review program documentation and conduct an assessment of Nasdaq’s information security programs, and the findings will be presented to the Audit & Risk Committee.

Data Privacy

Privacy is integral to our business and Nasdaq is committed to the protection of the personal data which it processes as part of its business and on behalf of customers. We understand the trust our customers, employees and members of the public place in us when they share their personal information and to that end, we have established a robust global privacy program with oversight by executive management, an independent Data Protection Officer for our European regulated entities, and, at the Board level, our Audit & Risk Committee. Our governance and accountability measures promote core principles of data privacy, while the collaborative effort between our Information Security Team and Legal and Regulatory Group enables us to meet our regulatory requirements and demonstrate compliance.

Risk Oversight

The Board’s role in risk oversight is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing the Company’s risk exposure and the Board having ultimate responsibility for overseeing risk management with a focus on the most significant risks facing the Company. The Board is assisted in meeting this responsibility by several Board Committees as described under “Our Board — Board Committees.” The Audit & Risk Committee receives regular reports relating to operational compliance with the Company’s risk appetite and reviews any deviations, ultimately reporting on them to the Board.

The Board, through the Audit & Risk Committee, approves the Company’s risk appetite, which is the boundaries within which our management operates while achieving corporate objectives. In addition, the Board reviews and approves the Company’s ERM Policy, which mandates ERM requirements and defines employees’ risk management roles and responsibilities.

Under our ERM Policy, we employ an ERM approach that manages risk through objective and consistent identification, assessment, monitoring and measurement of significant risks across the Company. We classify risks into the following five broad categories.

•	Strategic and Business Risk: Risk to earnings and capital arising from changes in the business environment and from adverse business decisions, improper implementation of decisions or lack of responsiveness to changes in the business environment.

•	Financial Risk: Risk to our financial position or ability to operate due to investment decisions and financial risk management practices, in particular, as it relates to market, credit, capital and liquidity risks.

•	Operational Risk: Risks arising from our people, processes and systems and external causes, including, among other things, risks related to transaction errors, financial misstatements, technology, information security (including cybersecurity), engagement of third parties and maintaining business continuity.

•	Legal and Regulatory Risk: Exposure to civil and criminal consequences — including regulatory penalties, fines, forfeiture and litigation — while conducting our business operations.

•	ESG Risk: Risks arising from perceived or actual shortcomings in the management of ESG matters.

Our management has day-to-day responsibility for: managing risk arising from our activities, including making decisions within stated Board-delegated authority; ensuring employees understand their responsibilities for managing risk through a “three lines of risk management” model; and establishing internal controls as well as guidance and standards to implement the risk management policy. In the “three lines of risk management” model, the first line, consisting of the business units and expert teams (i.e., corporate support units), executes core processes and controls. The second line, consisting of the risk, control and oversight teams, sets policies and establishes frameworks to manage risks. The third line, which is the Internal Audit Department, provides an independent review of the first and second lines.

Our Global Risk Management Committee, which includes our President and CEO and other senior executives, assists the Board in its risk oversight role, ensuring that the ERM framework is appropriate and functioning as intended and the level of risk assumed by the Company is consistent with Nasdaq’s strategy and risk appetite.

We also have other limited-scope management risk committees that address specific risks, geographic areas and/ or subsidiaries. These risk management committees, which include representatives from business units and expert teams, monitor current and emerging risks within their purview to ensure an appropriate level of risk. Together, the various management risk committees facilitate timely escalation of issues to the Global Risk Management Committee, which escalates critical issues to the Board. These risk management committees include the following:

•	The Compliance Council identifies, monitors and addresses regulatory and corporate compliance risks.

•	The Global Technology Risk Committee oversees technology risks within our strategic products and applications.

•	The Business Continuity and Crisis Management Committee oversees business continuity and resiliency related risks.

•	The Regulatory Capital Committee oversees the global regulatory capital framework for our regulated entities and the level of regulatory capital risk.

Nasdaq’s Group Risk Management Department, which is part of the Legal, Risk and Regulatory Group, oversees the ERM framework, supports its implementation and aggregates and reports risk information.

Human Capital Management and Executive Succession Planning

Our Board believes that human capital management and executive succession planning are some of its most critical duties. The Board regularly receives updates on Nasdaq’s culture and people-related initiatives. In 2021, topics discussed included: our Diversity, Equity and Culture initiatives; our employee engagement survey results; Nasdaq’s return-to-office and future-of-work initiatives; employee retention efforts in light of the tight labor market; and Nasdaq’s employer brand messaging and employee value proposition.

Both formally on an annual basis and informally throughout the year in Executive Session, the Nominating & ESG Committee, the Management Compensation Committee, the Board and the President and CEO review the succession planning and leadership development program. This includes a short-term and long-term succession plan for development, retention and replacement of senior officers. These reviews and succession planning discussions take into account desired leadership skills, key capabilities and experience in light of our current and evolving business and strategic direction. Our directors also have exposure to potential internal succession candidates through Board and Committee presentations and discussions, as well as informal events and interactions throughout the year.

In conjunction with the annual report of the succession plan, the President and CEO also reports on Nasdaq’s program for senior management leadership development.

In addition, the President and CEO prepares, and the Board reviews, a short-term succession plan that delineates a temporary delegation of authority to certain officers of the Company, if some or all of the senior officers should unexpectedly become unable to perform their duties. The Board also has implemented its own short-term succession plan in the event any of the Directors became temporarily incapacitated or unable to act.

Finally, following our annual executive succession planning exercise with our Board, we achieved a 32% year-over-year increase in the diversity of our succession candidates (considering gender, race and LGBTQ+ status) in 2021 due to a focus by our senior executives on identifying and cultivating talent deeper in their organizations.

Board Meetings and Attendance

The Board held 11 meetings during the 2021 fiscal year and the Board met in Executive Session without management present during 10 of those meetings. At each Board or Committee meeting, a quorum consists of a majority of the Board or Committee members. The Board expects its members will meticulously prepare for, join and participate in all Board and applicable committee meetings and each Annual Meeting.

Each of the incumbent directors who served for the full year of 2021 attended at least 92% of the meetings of the Board and those Committees on which the director served.

Ms. Townes-Whitley joined the Board effective September 29, 2021. Following that date, she attended two of three meetings of the Audit & Risk Committee and three of four meetings of the Board, resulting in 71% attendance. Her absences from these meetings were due solely to the illness and sudden death of a close family member.

In addition to participation at Board and committee meetings, our directors have frequent individual meetings and other communications with our Chairman, our CEO, and other members of the leadership team.

Directors are also encouraged to attend our annual meeting of shareholders. All of the current members of the Board who were directors at the time of the Annual Meeting held on June 15, 2021 attended the Annual Meeting.

Shareholder Rights

Nasdaq does not have a classified Board. All directors are elected annually. We also have a majority vote standard for uncontested director elections.

We implemented proxy access by amending our By-Laws to allow a shareholder, or group of shareholders, that owns at least 3% of our outstanding common stock for three years and complies with certain customary requirements, to nominate candidates for service on the Board and have those candidates included in Nasdaq’s proxy materials. Candidates nominated pursuant to this provision may constitute up to the greater of two individuals or 25% of the total number of directors then in office for a particular annual meeting of shareholders.

Shareholders representing 15% or more of outstanding shares for one year can convene a special meeting of Nasdaq’s shareholders.

For more on our proactive outreach efforts with our shareholders, see “Shareholder Engagement” on page 8.

Public Policy Advocacy for Investors, Capital Formation and Inclusive Capitalism

As part of our duty to shareholders, employees and the markets, Nasdaq actively participates in public policy debates in Europe, the United States and elsewhere. Nasdaq maintains a vigorous global employee education program with respect to the Foreign Corrupt Practices Act and other jurisdictional prohibitions on pay-for-play. Nasdaq does not support any political campaigns, or so-called “Super PACs,” directly with Nasdaq funds.

In the United States, Nasdaq has the responsibility to use its voice to educate policymakers and advocate for policies affecting the capital markets. Nasdaq concentrates its efforts on education and outreach and utilizes a modest Political Action Committee, or PAC, program, known as the Nasdaq PAC. The Nasdaq PAC is funded entirely through voluntary employee contributions and supports only federal Congressional campaigns. Nasdaq’s PAC is governed by a board of employees who vote on every disbursement.

With respect to our European operations, we focus our advocacy programs on active education and engagement with elected leaders and key policymakers. Our policies in Europe follow prevailing jurisdictional law and preclude any monetary contributions to political parties, candidates or their designees.

Nasdaq maintains memberships in a number of associations around the globe that serve as important partners for our industry, clients, and employees including the World Federation of Exchanges, Federation of European Stock Exchanges, Securities Markets Coalition, Equity Markets Association, Partnership for New York City, Business RoundTable, Silicon Valley Leadership Group, U.S. Chamber of Commerce, TechNet and others.

The actions described above constitute a long-standing practice and risk mitigation policy.

Communicating with the Board

Shareholders and other interested parties may contact the Board, the Chairman or other individual Directors by writing us at AskBoard@nasdaq.com or c/o Erika Moore, VP, Deputy General Counsel and Corporate Secretary, 805 King Farm Boulevard, Rockville, Maryland 20850.

Complaints or Ethical Concerns?

We have also established mechanisms for receiving, retaining, and addressing ethics and compliance concerns or allegations of misconduct through our SpeakUp! Program. Employees, contractors and third parties doing business with Nasdaq have multiple channels for raising ethics concerns in a highly confidential and/or anonymous manner. Nasdaq does not tolerate retaliation against anyone who reports potential misconduct regardless of the reporting channel used.

For more on our Code of Ethics, see page 57 or visit ir.nasdaq.com.

Our ESG Strategy

At the epicenter of capital markets and technology, we are uniquely positioned to lead the acceleration of ESG excellence both in how we operate internally and by empowering our communities with strategic solutions that have measurable and lasting impact.

Environmental Initiatives

Nasdaq is committed to environmentally friendly business practices and will continue to pursue activities that underscore our commitment to the key environmental initiatives described below.

Optimizing Our Real Estate and Facilities Footprint, Improving the Accessibility of Our Offices and the Preservation of Natural Resources

•	We aspire to achieve a Green Certification for all new office construction. Our new Nasdaq headquarters in New York City achieved a Green Building LEED Platinum Certification in 2021 and we are working to add eight new LEED certified locations to our office portfolio in 2022.

•	In 2021, we continued our net carbon neutral program for the fourth consecutive year. The key focuses of the program are to:

—	reduce the energy consumption, corresponding greenhouse gas emissions and waste generation of our global operations through thoughtful sustainable initiatives and strategies.

—	proactively procure renewable energy for our office space and data center portfolio.

—	purchase Renewable Energy Certificates from projects that are less than five years old and feed power into the same energy distribution network as our operations to replace any fossil fuel electricity power consumed (indirectly removing the release of Greenhouse gases from the atmosphere).

—	purchase credible Carbon Offsets from projects that focus entirely on carbon removal to neutralize the associated greenhouse gas emissions related to our Scope 1 and Scope 3 categories (indirectly removing the release of Greenhouse gases from the atmosphere).

—	engage a third party to verify and certify our carbon footprint data for accuracy and industry best practices.

•	We signed the Science Based Targets initiative commitment letter in 2021 and this year we will submit our net zero short-term and long-term targets for our Scope 1, Scope 2 and material Scope 3 emission categories.

•	In 2021, we audited and benchmarked our recycling programs in all global offices and implemented a strategy to raise our minimum standard.

•	When possible, our offices are located near public transportation or electric car charging stations.

•	In many locations, we have a longstanding practice of offering employees pre-tax public transportation passes, allowances or subsidies.

•	Our Environmental Practices Statement and Environmental Management System Policy emphasize our commitment to act as a responsible corporate citizen, endeavoring to lessen our environmental impact and make our operations environmentally efficient.

•	In 2022, we are developing our Environmental Management System for our real estate and data center portfolios that is based upon the ISO 14001 structure.

•	We completed our first Task Force on Climate Related Financial Disclosures report on our key 15 office locations. In 2022, we will expand this report to cover the entire global office portfolio and outline:

—	our climate related risks and opportunities,

—	associated impact on our business,

—	our management strategy to address these risks, and

—	related metrics and targets to further address climate risks.

Empowering and Educating Our Employees

•	One of our employee networks, the Global Green Team, brings together Nasdaq employees who are passionate and knowledgeable about the environment and who want to drive change and sustainable initiatives in their office and community.

•	Through online educational webinars, coffee breaks, newsletters and employee engagements, we offer employee awareness trainings on environmental topics, such as supply chain, consumption, waste reduction/recycling, travel and how individuals can impact their communities.

•	Nasdaq is proactively addressing its business behaviors to focus on sustainability and employee wellness through the creation of a knowledge-based series of “The Global Green Team recommends” articles and documents.

Decarbonizing Our Supply Chain

•	In 2021, we adopted a new Supplier Code of Ethics. Among other things, in 2022 we will request key vendors and suppliers to join us in reporting environmental data through CDP.

•	We encourage suppliers to adopt sustainability and environmental practices in line with our published Environmental Practices Statement and our Supplier Code of Ethics.

•	To the extent practical and feasible, we expect suppliers to provide us with information to support our reporting and transparency commitments related to sustainability and environmental impacts.

Producing ESG-Focused Products for Clients and Listed Companies

•	We manage a number of indexes that integrate ESG criteria into the index methodology. We achieve this in a variety of ways, with some indexes designed purely as ESG and others designed with ESG criteria as an overlay to a broader investment thesis. The index with the largest tracking fund is the ISE Cyber Security UCITS Index. In 2021, we created ESG versions of two of our flagship indexes and now offer the Nasdaq 100 ESG Index and the Nasdaq Next Generation 100 ESG Index. Additionally, our other indexes include the Nasdaq Clean Edge suite and the Nasdaq Future Global Sustainability Leaders Index.

•	In addition, through our IR & ESG business, Nasdaq offers technology, expertise, and insights to help companies navigate the complexities of ESG as a measurement of performance and brand-building opportunity. Our products and services can help our clients analyze, assess and establish ESG programs through all stages of their ESG journey, while also helping to manage the various annual ESG disclosures and reporting obligations and improve governance practices.

•	Our Data offerings provide investors with performance data on asset managers based on ESG factors and provide information on sustainable bonds for investment due diligence, selection and monitoring.

•	In 2021, we acquired a majority stake in Puro.earth, a leading marketplace that offers industrial carbon removal instruments that are verifiable and tradable through an open, online platform.

Serving as an ESG Thought Leader for the Capital Markets and the Public

•	The Nasdaq ESG Reporting Guide (now in its second edition) serves as a baseline template for Nasdaq listed companies and reinforces the business case for voluntary disclosure. We voluntarily report many of the metrics outlined in the ESG Guide.

•	Through our Green Voices of Nasdaq campaign, investors and issuers talk about leveraging the green bond market to support sustainable development.

•	Nasdaq has also been at the forefront of numerous ESG-related projects, working groups and industry initiatives over the last ten years, including:

—	the UN Sustainable Stock Exchanges Initiative (founding member);

—	the WFE Sustainability Working Group (founder, chair twice);

—	the UN Global Compact (former U.S. Network Board Member);

—	the Global Sustainability Standards Board (current member);

—	the SASB Advisory Board (former member);

—	the Bloomberg Gender Equality Index (Advisory Group); and

—	the Impact2030 Metrics Council (chair).

Talent and Culture

Nasdaq’s commitment to—and investment in—attracting, retaining, developing and motivating its employees strengthened throughout 2021.

We believe that we compete for talent from a position of strength, which is our people-centric culture, based on our core values: Act as an Owner, Play as a Team, Fuel Client Success, Lead with Integrity, Expand Your Expertise, and Drive Innovation. These cultural values energize and align employees around our most important priorities, and encourage and reward high levels of performance, innovation and growth.

Nasdaq also continued to focus on creating a diverse and inclusive work environment of equal opportunity, where employees feel respected and valued for their contributions, and where Nasdaq and its employees have opportunities to make positive contributions to our local communities and to social justice initiatives.

Our engagement scores across the challenging year affirmed to us that our employees enjoyed their experience at Nasdaq and that Nasdaq remained a preferred work destination. Out of the 91% of our employees that participated in our most recent 2021 engagement survey:

87%	85%	91%	87%

believe Nasdaq is advancing diversity, inclusion, and belonging	believe people from all backgrounds have equal opportunities to succeed at Nasdaq	are proud to work for Nasdaq	would recommend Nasdaq as a great place to work

Investing in Our People

Throughout 2021, we continued to increase our efforts in attracting and retaining our employees. Given the challenges posed by COVID-19 restrictions, we continued our virtual internship program for 157 summer interns and continued our virtual onboarding program to welcome over 1,000 new Nasdaq employees in a remote manner. We conducted annual performance management, succession planning and advancement exercises to ensure we are aligning our employees with the right opportunities across the Company. Additionally, our peer-to-peer employee recognition program rewards employees, and highlights awarded employees on our internal social media channels, further amplifying the recognition.

During 2021, we launched a year-long campaign called “Your Career Journey” to engage employees and managers in sustained professional development. We established a “core curriculum” to customize curated professional development opportunities for employees at each level of seniority, and we expanded our overall learning offerings to more than 18,000 development programs, including both live and self-paced learning modules. We provided tuition assistance to employees enrolled in degree-granting academic programs, held internal career fairs and career development programs to help employees explore their options, and we provided one-on-one professional coaching opportunities. In addition, we launched a new self-service mentoring program that features the ability to search and request mentors based on a wide range of criteria to find the best fit, and lastly introduced the “Talent Marketplace,” which allows employees to create a skills profile and then leverage artificial intelligence to be matched to short-term development “gigs” as well as long-term internal job opportunities.

We continued to conduct employee sentiment surveys frequently during 2021, maintaining high scores in engagement, leadership, management, and culture, compared to scores within the past three years. We attribute these results to the way we quickly and positively responded to COVID-19, taking prompt actions to prioritize our employees’ safety and well-being, as well as continuing to demonstrate inclusive leadership, integrity, and an overall positive culture.

Diversity, Equity, and Culture

In 2021, we renamed our Diversity, Inclusion, and Belonging (DIB) team as the Diversity, Equity, and Culture (DEC) team, a modification we felt allows us to drive resources, energy, and commitments to equity in the workplace and ensure that inclusion and belonging are key elements of Nasdaq’s culture for all our employees. Given this shift, we have also implemented performance-based metrics to measure our executives’ DEC goals as it relates to year-end incentive compensation.

Nasdaq’s diversity, equity and culture philosophy is based on three pillars that guide our efforts. Our actions and initiatives under each of these pillars are described below.

Workforce, to ensure our employee population is representative of the communities in which we operate.

Building on our publication of our workforce composition in the previous year, Nasdaq has continued to disclose updated data, including the progress we have made in diversifying Nasdaq at every career level, from entry-level roles to senior executives and board members. We believe transparency around our workforce composition data is important in order to hold ourselves accountable for the progress that we seek. Statistics on the composition of our global workforce by gender, and the composition of our U.S. workforce by gender, race and ethnicity, are available on our corporate website, along with details about certain of our programs and practices to elevate workforce diversity and inclusion.

Nasdaq is committed to equitable pay for all people in our workforce. That commitment is embedded within our multifaceted compensation program. As part of that program:

•	We have systems in place to establish and review pay upon hire, promotion and role changes within the Company.

•	We have an annual process in place to run a regression analysis on gender (globally) and race/ethnicity (in the United States), assessing employee base pay and total compensation (base + bonus + equity).

•	When appropriate, we take action based on these systems and annual process.

We continued to strengthen our diversity recruiting efforts to help us attract talent using innovative new techniques and channels, enabling us to successfully launch partnerships with diverse talent organizations, such as the National Society of Black Engineers, the Society of Women Engineers, Women in Technology, Grace Hopper and the Society of Hispanic Professional Engineers, improving brand awareness of Nasdaq and helping us to attract more diverse candidates in our recruiting campaigns.

We continually monitor our diversity efforts, with each business unit tracking its own data via live dashboards. We have enhanced our human capital analytics capability so that we can continue to deliver on our commitment to the Parity Pledge, which seeks to achieve greater gender diversity in our executive ranks. As a signatory to the Parity Pledge, we fulfilled our commitment to interview female candidates for all externally advertised roles at the VP level and above. We also have established a dedicated diversity recruitment function to accelerate our ability to attract diverse talent. These recruitment marketing campaigns helped drive an increase in our female, Black and Hispanic hiring.

Workplace, to ensure a positive workplace experience for all employees of Nasdaq.

More than 1,900 employees (approximately 39% of our global workforce) are members of one or more of our 11 employee-led internal affinity networks. Some groups advance the professional development and support of our Black, Asian American, Hispanic, LGBTQ+, female, disabled, veteran, and parent/caregiver employees, while other networks represent interests of employees around environmental sustainability as well as professional identities, such as administrative professionals and software engineers. Each employee network is sponsored by one or more senior executives at the SVP and/or EVP level. The networks provide both formal and informal development programs and guidance for their members, and benefit our entire workforce through educational events, guest speakers and volunteering opportunities. For a complete list of our employee networks, see page 123.

During 2021, more than 80% of our global managers, and 100% of our executive team, participated in a “conscious inclusion” leadership development program that offered training and increased awareness on inclusion issues. We also added customized developmental programs for underrepresented talent, including executive mentoring and accelerated leadership development programs.

In 2021, we launched a high-potential leadership program for our Black employees to hone their skills and increase advancement opportunities; 50% of program participants were promoted during 2021, while 100% of the participants remain with Nasdaq.

Marketplace, to positively influence our peers in the capital market space and to invest in the local communities in which we operate.

Nasdaq accelerated efforts to raise awareness and generate action on diversity and inclusion in our external marketplace in 2021.

•	We attended several professional conferences and career fairs to expand our diverse recruiting outreach, including the Onyx Technation Black Professionals in Tech Career Fair, the Society of Women Engineers conference and the SHPE (Society of Hispanic Professional Engineers) National Convention.

•	Although the ongoing pandemic limited our in-person events, we held several virtual conferences, open to our listed company clients and the public, during 2021 highlighting diversity and inclusion, including a program hosted by GLOBE with the founder of a venture capital firm dedicated to minimizing funding disparities in technology by investing in high-potential founders who are people of color, women, and/ or LGBTQ+; a women’s leadership forum on equality during COVID-19; a forum hosted by Nasdaq’s Asian Professional employee network; the annual LGBTQ+ leadership conference hosted by the OPEN employee network; and a conference on expanding access to capital in the Latinx community, hosted by ¡Adelante Nasdaq!.

•	We continued our series, Amplifying Black Voices, which we initiated in 2020. In 2021, the program was a multimedia retrospective featuring works of art and photography documenting Black culture and life. These works were displayed on the Nasdaq MarketSite tower in Times Square throughout the year, enabling the entire community to view and celebrate the exhibits.

Health, Safety, and Well-Being

As the COVID-19 pandemic continued, we remained focused on ensuring the safety and well-being of our employees and stakeholders while complying with local government regulations in each of the areas in which we operate around the world. During 2021, the vast majority of our employees continued to work from home, and for employees conducting critical on-site work and for those who wished to return to the office, we implemented additional safety measures and precautions.

To ensure teams were effectively equipped to operate during these unprecedented times, managers participated in additional training programs to help them lead their teams through the evolving concerns and challenges of COVID-19.

As the effects of the pandemic become more tempered in 2022, we reopened our global offices and are transitioning to a hybrid work environment. In order to do so safely and efficiently, we implemented COVID-related testing protocols and made appropriate modifications to our workspaces.

Our continued commitment to creating a connected, inclusive, engaged, and productive culture has become the centerpiece of our return to office plans—and communication has been a key pillar to our rollout. We created an internal “return to office” hub on our intranet to facilitate the dissemination of critical information to our employees, including with respect to travel and hosting events with clients. Employees receive updates on return to office plans, local protocols and recommended guidance via regular Town Hall meetings, weekly newsletters, and training.

We continue to build on the additional benefits first introduced at the onset of COVID-19 and have added more programs in an effort to help our employees balance their work and personal commitments. Benefits added during the pandemic include:

•	“flex days” for time away from the office without requiring the usage of vacation or personal leave;

•	new family care resources and benefits, including back-up childcare, caregiver support, and subsidized distance-learning enrichment programs;

•	free home workout programs through a variety of wellness and fitness providers; and

•	programs to help employees coordinate care for chronically ill family members and to support employees whose family experienced the death of a loved one.

We are committed to the continued investment in our people’s health, safety, and well-being as we redefine the future of work in a post-pandemic world.

Operating with Integrity

Ethics Program

Our commitment to integrity remains at the center of all we do. The Nasdaq Global Employee Ethics Program provides values-based guidance, heightens compliance risk awareness, strengthens decision-making, and drives sound business performance through its five pillars:

•	Executive & Board Leadership: Our Executive Leadership Team maintains oversight of Nasdaq’s Global Employee Ethics Program through committees, including a Compliance Council co-chaired by the Chief Legal, Risk and Regulatory Officer. Further oversight is provided through the Group Risk Management Committee, which is responsible for overseeing risks across Nasdaq.

•	Policies & Controls: Nasdaq’s Code of Ethics and related policies are applicable to all of our directors, employees (including the principal executive officer, the principal financial officer and the controller and principal accounting officer) and other associates. Our Code of Ethics and related policies outline requirements related to our ethical standards, conflicts of interest, employee trading activities, self-regulatory organization responsibilities, regulatory transparency, whistleblowing responsibilities and protections, antitrust laws, anti-bribery and corruption controls, and sanctions and trade control laws. As a condition of employment, our employees are required to annually certify compliance with our Code of Ethics and related policies, as well as attest to the accuracy of required ethics disclosures. We maintain procedures, systems, and controls to support compliance with core policy requirements and detect potential violations. Additionally, the Board is governed by a distinct Code of Conduct containing supplemental provisions applicable to directors. The Code of Ethics and the Code of Conduct for the Board are posted to our website.

•	Risk Assessments: We undertake regular compliance testing and monitor for identified risk areas, conduct periodic audits and assessments, and respond to situations where potential non-compliance is detected or reported.

•	Outreach & Training: We perform ongoing training and awareness activities to ensure these policies and requirements are well understood, clear and practical across the organization. This includes onboarding sessions held with all new hires.

•	Monitoring, Audit, & Response: We undertake regular compliance testing and monitoring, conduct audits to review control design and effectiveness, and respond to situations where potential non-compliance is detected or reported. Corrective action is taken for non-compliance, including disciplinary action and disclosure to regulatory bodies when appropriate. We investigate instances of non-compliance to assess potential patterns of misconduct and incorporate findings into policy enhancements, control improvements, and training and outreach programs.

Whistleblower Program and Protections

To foster a culture of safety where employees are supported in reporting unethical behavior, Nasdaq provides multiple channels for disclosing misconduct. Our SpeakUp! Line is operated by a third party that is strictly required to protect the anonymity of the reporting individual in accordance with local law. Nasdaq supports employees by allowing the disclosure of trade secrets in confidence to relevant government authorities without fear of retaliation, regardless of the confidentiality or intellectual property agreements the employee has signed with Nasdaq. Employees can contact the appropriate regulator, law enforcement, or other authorities without notifying Nasdaq in advance or first pursuing internal reporting channels. Nasdaq does not tolerate retaliation and provides all legal protections afforded under applicable laws and regulations for individuals reporting alleged misconduct or violations of the law.

Supplier Code of Ethics

Ethical business practices are not only foundational to our own corporate culture, but Nasdaq expects that its suppliers share the same level of commitment to integrity. The Supplier Code of Ethics, or the Supplier Code, sets forth our expectation that all suppliers act ethically and comply with relevant laws and regulations in all Nasdaq-related business dealings.

In 2021, Nasdaq updated its Supplier Code to address certain topics that were not previously covered, including environmental sustainability and supplier diversity. Our Supplier Code addresses the following:

•	Freedom of Association and Right to Collective Bargaining: Suppliers must respect workers’ rights to freedom of association and collective bargaining in accordance with local legal requirements.

•	Environmental Transparency: We ask our suppliers to measure, report, and mitigate any potential negative climate change and biodiversity impacts associated with their operations, products and services including energy and water consumption, greenhouse gas emissions, waste, air and water pollution, nature loss and hazardous materials. Suppliers are asked to provide us with information to support our reporting and transparency commitments related to environmental sustainability and supply chain emissions.

•	Diversity, Equity, and Inclusion: We expect our suppliers to promote a diverse and inclusive workforce and encourage them to engage diverse-owned businesses in their supply chain.

•	Health and Safety: We expect suppliers to provide a safe and healthy work environment to their employees and contractors and to abide by local laws and regulations that address, where applicable and not limited to: occupational safety, emergency preparedness, occupational injury and illness, industrial hygiene, physically demanding work, sanitation, food, and housing. Suppliers must provide a safe work environment that supports and maintains relevant programs for accident prevention and minimizing exposure to health risks.

•	Minimum Living Wages and Maximum Working Hours: We expect compliance with all applicable wage and working hour laws, including but not limited to: compliance with maximum work week hours regulations established by local law, including overtime requirements, except, as allowed by applicable law, in extraordinary business circumstances and with the prior consent of the individual. Employees and contractors must be compensated appropriately in line with prevailing market conditions and at least at the minimum wage required by applicable laws and regulations and with all required benefits. They must be compensated in compliance with local laws for overtime hours worked. Suppliers must comply with all labor laws and employ only workers who meet applicable minimum age and other requirements in the jurisdiction for the services being performed.

•	Acceptable Living Conditions: Where the supplier is providing housing for workers, such housing should be clean and safe, and provide reasonable living space.

•	Corporal Punishment and Disciplinary Practices: Suppliers must provide a non-violent, safe work environment, free of verbal abuse, sexual or other forms of harassment, threats, intimidation, or physical harm. Suppliers may not use disciplinary procedures to retaliate against individuals or apply disciplinary actions in a discriminatory or otherwise unlawful manner.

Community Impact

Every day, Nasdaq is driven by our purpose of advancing inclusive growth and prosperity. In 2021, we deepened this commitment, embedding purpose firmly into our business strategy, reimagining our Foundation, engaging global stakeholders, and establishing strategic partnerships to support a more sustainable and prosperous future for all.

2021 Highlights:

•	GoodWorks is Nasdaq’s signature engagement program, helping to connect employees with the causes, charities, and communities that they support. The Goodworks program empowered our employee volunteers to participate in 100 individual and team events. Nasdaq employee donors generated more than $650,000 in impact for more than 650 charitable and community recipients.

•	Nasdaq Purpose Week is a week of celebration and service. Over 1,700 employees participated in 2021 by volunteering, directing philanthropy, and submitting ideas for a purpose-driven business innovation challenge.

Nasdaq Foundation

The Nasdaq Foundation was relaunched in 2021 with a more focused mission: to advance inclusive growth and prosperity by making markets work for the benefit of more people across society. The Nasdaq Foundation addresses systemic barriers faced by under-represented communities in their efforts to generate and sustain wealth.

In March 2021, the Nasdaq Foundation announced a research collaboration with the Aspen Institute’s Financial Security Program and Commonwealth. The resulting report, A Framework for Inclusive Investing: Driving Stock Market Participation to Close the Wealth Gap for Women of Color, examines the importance of increasing participation in capital markets for all Americans, especially women of color.

The Nasdaq Foundation selected six partnership organizations through the Quarterly Grant Program in 2021, awarding a cumulative $480,000. The services offered through these partnerships provide a wide range of support for Black, Latinx, and Indigenous founders and entrepreneurs, with a strong focus on women, as well as an introduction to financial careers for students of color.

For more information, please see our 2021 Impact Report and our Foundation Report.

Nasdaq Entrepreneurial Center

The Nasdaq Entrepreneurial Center, or the Center, is an independent non-profit building a better path for entrepreneurs worldwide. Established in 2014 with the support of the Nasdaq Foundation, the Center has been improving inclusion, access, and knowledge in entrepreneurship. The Center delivers free education to meet the real time needs of entrepreneurs and then translates those needs to actionable data that is shared with policy makers and academic institutions around the world to build more opportunities for all entrepreneurs.

To learn more
51,600 Entrepreneurs served	49% Women	61% Black or Under- represented Minority Entrepreneur	140+ Countries	about The Center, please visit thecenter.nasdaq.org.

ESG Reporting and Analytics

Throughout 2021, Nasdaq continued its commitment to advance our sustainability disclosures with key stakeholders in the investment community through annualized ESG reporting. This is reflected in the significant score progress we received across multiple ESG rating agencies.

Additionally, utilizing the Task Force on Climate-Related Financial Disclosures (TCFD), we conducted a climate scenario analysis to evaluate climate-related risks and opportunities and their impact on our business over time (see our 2020 TCFD Report, available on our website). This exercise helps us examine the resiliency of our current ESG strategy towards climate risks, prioritize areas to further develop our mitigation strategies, and enhance our ability to make the most of identified transition opportunities. Our 2021 TCFD Report will broaden our focus beyond direct operations, as we begin to consider our critical suppliers. The 2021 report also will reflect the recently updated TCFD guidance.

Furthermore, we will continue to publish our EEO-1 data and comprehensive diversity statistics regarding gender and ethnicity in our annual Sustainability Report.

Scoring Scale	100-0 (Best)	10-1 (Best)	F-A (Best)	CCC-AAA (Best)

	11.9	1*	B	BBB

*Quality score for Environmental, Social, and Governance categories

Sustainalytics, ISS, CDP, and MSCI ESG ratings are as of April 28, 2022. The use by Nasdaq of any MSCI ESG Research LLC or its affiliates (“MSCI”) data, and the use of the MSCI logos, trademarks, service marks, or index names herein, do not constitute a sponsorship, endorsement, recommendation, or promotion of Nasdaq by MSCI. MSCI services and data are the property of MSCI or its information providers, and are provided ‘as-is’ and without warranty. MSCI names and logos are trademarks or service marks of MSCI.

ESG Documents

Nasdaq’s environmental and social disclosures, policies, programs and practice statements include the following:

•	Anti-Discrimination and Anti-Harassment Policy

•	The Nasdaq Environment Practices Statement

•	The Nasdaq Human Rights Practices Statement

•	The Nasdaq Information Protection and Privacy Practices Statement

•	Employee Handbooks

•	Nasdaq Code of Ethics

•	Nasdaq Supplier Code of Ethics

•	Nasdaq Sustainability Report

•	Task Force on Climate-Related Financial Disclosures Report

•	Global Reporting Initiative Index

•	Sustainability Accounting Standards Board Index

•	World Economic Forum Stakeholder Capitalism Index

•	Nasdaq ESG FAQ

Executive Compensation Highlights

Compensation decisions made for 2021 were aligned with Nasdaq’s strong financial and operational performance and reflected a continued emphasis on variable, at-risk compensation paid over the long-term. Compensation decisions are intended to reinforce our focus on performance and sustained growth. The Compensation Discussion and Analysis section beginning on page 64 describes the compensation of our NEOs, which includes the following highlights.

The majority of our NEOs’ pay is based on performance and consists largely of equity-based compensation. 86% of our NEOs’ total direct compensation was performance-based or “at-risk” in 2021. 62% of our NEOs’ total direct compensation was equity-based compensation. Total direct compensation includes base salary, annual cash incentive awards and equity awards.

Annual incentives are based on achievement of rigorous performance goals.

In 2021, payments of annual incentives reflected our achievement of performance goals relating to corporate net revenues and corporate operating income (on a run rate basis), in addition to accomplishment of strategic objectives and business unit financial results. The resulting payouts to NEOs ranged from 180% to 195% of targeted amounts.

We use long-term incentives to promote retention and reward our NEOs.

Our main long-term incentive program for NEOs consists primarily of PSUs based on TSR relative to other companies, including the S&P 500 companies and a group of peer companies. Over the three-year period from January 1, 2019 through December 31, 2021, Nasdaq’s cumulative TSR was 149%, which was at the 87th percentile of S&P 500 companies and the 100th percentile of peer companies. This TSR performance resulted in performance vesting of PSUs at 200% of target shares.

Our compensation program is grounded in best practices.

Our best practices include strong stock ownership guidelines for directors and executives, no hedging or pledging of Nasdaq stock, a long-standing “clawback” policy, and no tax gross ups on severance arrangements or perquisites.

Our executive compensation program does not encourage excessive risk-taking.

The Audit & Risk and Management Compensation Committees closely monitor the risks associated with our executive compensation program and individual compensation decisions. We annually conduct a comprehensive risk assessment of our compensation program.

Proposal 2:

Approval of the Company’s Executive Compensation on an Advisory Basis

✓	The Board unanimously recommends that shareholders vote FOR the approval of the Company’s executive compensation on an advisory basis.

We are asking shareholders to approve, on an advisory basis, the Company’s executive compensation as reported in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation program and practices described in this Proxy Statement.

We recommend that shareholders read the Compensation Discussion and Analysis below as well as the executive compensation tables and narrative beginning on page 93. The Compensation Discussion and Analysis describes our executive compensation program and the decisions made by our Management Compensation Committee in 2021 in more detail. The compensation tables provide detailed information on the compensation of our NEOs. The Board and the Management Compensation Committee believe that the compensation program for our NEOs has been effective in meeting the core principles described in the Compensation Discussion and Analysis in this Proxy Statement.

In accordance with Section 14A of the Exchange Act and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the 2022 Annual Meeting of Shareholders.

RESOLVED, that the shareholders of Nasdaq, Inc. approve, on an advisory basis, the compensation of Nasdaq’s NEOs, as disclosed in the Proxy Statement for Nasdaq’s 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the executive compensation tables and other related tables and narrative disclosure.

This advisory vote is not binding on the Board or the Management Compensation Committee. Although non-binding, the Board and the Management Compensation Committee will review and consider the outcome of the vote when making future decisions regarding our executive compensation program.

The Board has adopted a policy providing for annual shareholder advisory votes to approve the Company’s executive compensation. Under the current version of the policy, the next advisory vote to approve executive compensation will occur at the 2023 Annual Meeting of Shareholders.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a summary of our executive compensation philosophy and programs and describes the compensation decisions we have made under these programs and the factors considered in making those decisions. Our executive compensation program supports Nasdaq’s growth strategy and is aligned to create long-term shareholder value. This Compensation Discussion and Analysis and the Executive Compensation Tables focus on the compensation of our NEOs for 2021.

Our NEOs

Adena T. Friedman	President and CEO

Ann M. Dennison	EVP and CFO[1]

Lauren B. Dillard	Former EVP, Investment Intelligence[2]

P.C. Nelson Griggs	EVP, Corporate Platforms

Bradley J. Peterson	EVP and CIO/CTO

Michael Ptasznik	Former EVP, Corporate Strategy and CFO[3]

1	Ms. Dennison, who was formerly our SVP, Controller and Principal Accounting Officer, was appointed EVP and CFO effective March 1, 2021.

2	Ms. Dillard resigned from Nasdaq and her position as EVP, Investment Intelligence, effective as of April 8, 2022.

3

Mr. Ptasznik retired from Nasdaq and his position as EVP, Corporate Strategy and CFO, effective as of February 28, 2021. Since Mr. Ptasznik served as CFO for a portion of 2021, he is included as an NEO in accordance with SEC rules.

Business Performance Highlights		66

Decision-Making Framework	Key Governance Features of Executive Compensation Program	66

	Total Rewards Philosophy	67

	Say on Pay Results	68

	How We Determine Compensation	68

	Role of Compensation Consultant	68

	Competitive Positioning	68

	Tally Sheets	70

What We Pay and Why:	Pay for Performance	72

Elements of Executive	Compensation Mix	72

Compensation

2021 Compensation Decisions	Base Salary	72

	Annual Cash Incentive Compensation	72

	Long-Term Incentive Compensation	75

	NEO Compensation Summaries	78

Other Aspects of Our Executive	General Equity Award Grant Practices	89

Compensation Program	Benefits	89

	Severance	89

	Other	90

Risk Mitigation and Other Pay	Risk Assessment of Compensation Program	90

Practices	Stock Ownership Guidelines	90

	Stock Holding Guidelines	91

	Trading Controls and Hedging and Pledging Policies	91

	Incentive Recoupment Policy	91

	Tax and Accounting Implications of Executive Compensation	91

Business Performance Highlights

We achieved strong financial and operational performance across our business segments in 2021, while continuing to diversify our business and invest significantly to drive growth. Our record 2021 results demonstrated our ability to address the needs of our clients in a capital markets environment characterized by elevated trading, strong IPO activity and rising index valuations amidst the COVID-19 pandemic.

•	Net revenues in 2021 were $3.4 billion, an increase of 18% over 2020.

•	This strong revenue performance allowed us to continue to reinvest in our business and our people, increase our quarterly dividend from $0.49 to $0.54 per share and further execute our share repurchase plan.

•	We returned $1.3 billion to shareholders through our share repurchase program and quarterly dividends in 2021, in addition to an aggregate of $2.3 billion over the last three years.

Additional 2021 business highlights are described on page 1 of this Proxy Statement.

Decision-Making Framework

We design our executive compensation program to reward financial performance and operational excellence, effective strategic leadership and achievement of business unit goals and objectives, which are key elements in driving shareholder value and sustainable growth. The program is also designed to enable us to compete successfully for top talent and to build an effective leadership team. Our compensation program is grounded in best practices and ethical and responsible conduct.

Key Governance Features of Executive Compensation Program

The following table summarizes the key governance and design features of our executive compensation program. We believe our executive compensation practices drive performance and serve our shareholders’ long-term interests. We avoid certain practices that do not serve these goals or further our shareholders’ interests.

What We DO	What We DON’T Do

Pay for performance: 100% of annual incentives and 80% of long-term incentive grants are performance-based	Overweight non-performance-based long-term incentives

Maintain a long-standing incentive “clawback” policy	Pay tax gross-ups on severance arrangements and perquisites

Provide change in control protection that requires a “double trigger” (i.e., both a change in control of the Company and a qualifying loss of employment)	Permit re-pricing of underwater stock options without shareholder approval

Conduct a comprehensive annual risk assessment of our compensation program	Accrue or pay dividends on unearned or unvested equity awards

Conduct an annual executive talent review and discussion on succession planning	Allow hedging or pledging of Nasdaq stock

Maintain robust stock ownership guidelines	Provide ongoing supplemental executive retirement plans; all defined benefit pension plans have been frozen

Provide only limited perquisites, which provide nominal additional assistance to allow executives to focus on their duties	Provide uncapped award opportunities

Total Rewards Philosophy

On an annual basis, the Management Compensation Committee reviews our compensation philosophy, programs and practices to ensure that they meet the needs of not only the Company, but also the shareholders. Nasdaq’s total rewards program is designed to attract, retain, and empower employees to successfully execute the Company’s growth strategy. Nasdaq’s balanced total rewards program encourages decisions and behaviors that align with the short and long-term interests of our shareholders.

Designed to promote and support our strategy, the building blocks of our total rewards program are described below.

Compensation Philosophy Guiding Principles
1	2	3
Pay for Performance	Retention	Competitive Pay Levels

A substantial portion of compensation is variable or “at-risk” and directly linked to individual, Company and business unit performance.	Our long-term incentive award vesting periods overlap, continually ensuring that a portion of previously granted equity remains unvested.	Total compensation is sufficiently competitive with industry peers to attract and retain executives with similar levels of experience, skills, education and responsibilities.
4	5	6
Internal Equity	Collateral Implications	Shareholder Alignment

Compensation takes into account the different levels of responsibilities, scope, risk, performance and future potential of our executives.	Our total compensation mix encourages executives to take appropriate, but not excessive, risks to improve our performance and build long-term shareholder value.	The financial interests of executives are aligned with the long-term interests of our shareholders through stock-based compensation and performance metrics that correlate with long-term shareholder value.

Say on Pay Results

Each year, we carefully consider the results of our Say on Pay advisory vote from the prior year. At our 2021 Annual Meeting, 94% of the votes cast were in favor of the advisory vote to approve executive compensation. In 2021, we retained the core elements of our executive compensation program, policies and decisions. We believe our programs continue to appropriately motivate and reward our senior management.

In addition to the perspective provided by the Say on Pay results, we also carefully solicit and consider feedback from our shareholders on executive compensation, corporate governance and other issues throughout the year. For further information on our shareholder engagement, see “Shareholder Engagement.”

How We Determine Compensation

We have established a process for evaluating the performance of the Company, the President and CEO and other NEOs for compensation purposes. On an annual basis, the Board, the Management Compensation Committee and the Nominating & ESG Committee review our President and CEO’s performance in Executive Session. As part of their deliberative process, the Management Compensation Committee and Board establish and approve performance goals, and then evaluate our President and CEO’s performance against the pre-established goals and determine appropriate compensation. The factors considered include our President and CEO’s performance against annual strategic objectives, the performance of the Company and employee engagement.

With the support of People@Nasdaq, our President and CEO develops compensation recommendations for the NEOs and other executive officers. Our President and CEO presents the recommendations to the Management Compensation Committee and/or the Board for review and consideration.

However, in accordance with the listing rules of The Nasdaq Stock Market, the President and CEO does not vote on executive compensation matters or attend Executive Sessions of the Management Compensation Committee or Board, and the President and CEO is not present when her own compensation is being discussed or approved.

Role of Compensation Consultant

In 2021, Meridian Compensation Partners, an independent compensation consultant, assisted management in gathering data, reviewing best practices and making recommendations to the Management Compensation Committee about our executive compensation program. However, Meridian did not determine or recommend the amount or form of executive or director compensation. Meridian did not provide any services to Nasdaq or its Board other than executive compensation consulting. In 2021, we paid Meridian $38,121 in fees for competitive market data for executives and outside directors, and $147,954 in fees for other executive compensation services.

Competitive Positioning

To evaluate the external competitiveness of our executive compensation program, we compare certain elements of the program to similar elements used by peer companies. In setting 2021 compensation levels, the Management Compensation Committee used a comprehensive peer group, consisting of an aggregate of 30 companies (comprised of 23 companies in our primary peer group and seven in our additional peer group), as the basis for a competitive market analysis of the compensation program for the President and CEO and other NEOs. The 2021 peer group is substantially similar to the 2020 peer group, with the following changes: Invesco Ltd. and Thomson Reuters Corporation, two firms that are no longer relevant business peers were removed; and two business relevant peers, Moody’s and Verisk Analytics, were added. For the additional peer group, salesforce.com was removed and replaced with ServiceNow, a business relevant peer. We believe using and disclosing a peer group provides valuable input into compensation levels and program design.

When forming the peer group, we considered potential peers among both direct industry competitors and companies in related industries with similar talent needs. After identifying potential peers on this basis, we used the following seven screening criteria to select appropriate peer companies and talent.

We believe the current peer group includes an accurate representation of similarly sized industry competitors and/or companies with which we generally compete for executive talent.

Screening Criteria Used To Select Peer Companies

•	Revenue size

•	Market capitalization size

•	Financial performance

•	Direct exchange competitors

•	Financial services companies

•	Technology companies

•	Companies with global complexity

Executive Compensation Peer Groups Organized by Industry Segment

Primary Peer Group (for Benchmarking President and CEO and other NEOs’ compensation)(1)

Consumer Finance	Data Processing & Outsourced Services	Financial Exchanges & Data	Investment Banking & Brokerage	Research & Consulting Services
Discover Financial Services	Automatic Data Processing, Inc. Fidelity National Information Services, Inc. Fiserv, Inc. Mastercard Incorporated PayPal Holdings, Inc. Visa Inc.

Cboe Global
Markets, Inc.

CME Group Inc.

Deutsche Börse AG

FactSet Research
Systems Inc.

Intercontinental
Exchange, Inc.

London Stock
Exchange Group plc

MSCI Inc.

Moody’s Corporation

S&P Global Inc.

TMX Group Limited

			BGC Partners, Inc. The Charles Schwab Corporation E*TRADE Financial Corporation TD Ameritrade Holding Corporation	IHS Markit Ltd. Verisk Analytics, Inc.

1	This peer group differs from the peer group used for the performance graph included in Item 5 of our Form 10-K, which is for stock-performance comparisons and includes industry-only competitors.

Additional Peer Group (added to Primary Peer Group for Benchmarking EVP and CIO/CTO’s compensation only; used as a secondary, informational reference for President and CEO and other NEOs’ compensation)1

Application Software	Internet & Direct Marketing Retail	Systems Software

Adobe Inc.	eBay Inc.	NortonLifeLock Inc.

Citrix Systems, Inc.		ServiceNow, Inc.

Intuit Inc.

Workday, Inc.

1	This peer group differs from the peer group used for the performance graph included in Item 5 of our Form 10-K, which is for stock-performance comparisons and includes industry-only competitors.

While the peer group represents a broad group of potential competitors for executive talent across various industries, peer group data serves as only one reference point for the Management Compensation Committee in evaluating our executive compensation program. The Management Compensation Committee uses this data to understand how various elements of our executive compensation program compare to other companies. In addition, the Management Compensation Committee uses multiple categorizations of the aggregate peer group data for each particular NEO role to better understand the competitive landscape for that position. For example, depending on the role of our NEO, the Management Compensation Committee may consider the entire peer group and/or certain subsets of the peer group. For the President and CEO and other NEO roles, with the exception of the EVP and CIO/CTO role, the primary peer group used for compensation comparisons excludes companies in the Application Software, Internet & Direct Marketing Retail and Systems Software sectors, as discussed above. We view these companies as talent competitors for executive roles in our Global Technology Organization, so they are included as primary peers for those roles. While the peer group comparison is applied to ensure our executive compensation is competitive, we do not target executive compensation to a specific percentile of the compensation set by our peer group.

Each executive officer is also evaluated individually based on skills, knowledge, performance, growth potential and, in the Management Compensation Committee’s business judgment, the value he or she brings to the organization and Nasdaq’s retention risk.

Tally Sheets

When recommending compensation for the President and CEO and other NEOs, the Management Compensation Committee reviews tally sheets that detail the various elements of compensation for each executive officer. These tally sheets are used to evaluate the appropriateness of the total compensation package, to compare each executive officer’s total compensation opportunity with his or her actual aggregate payment and to ensure that the compensation appropriately reflects the compensation program’s focus on pay for performance.

What We Pay and Why:

Elements of Executive Compensation

	Element	Description	Objectives	Where Described in More Detail
FIXED	Base Salary	Fixed amount of compensation for service during the year	Reward scope of responsibility, experience and individual performance	Page 72
	Annual Incentive Compensation	At-risk compensation, dependent on goal achievement Formula-driven annual incentive linked to corporate financial, business unit financial and strategic objectives and other organizational priorities

Promote strong business results by rewarding value drivers, without creating an incentive to take excessive risk

Serve as key compensation vehicle for rewarding results and differentiating individual performance each year

Page 72
AT-RISK	Long-Term Incentive Compensation

Award values are granted based on market competitive norms and individual performance

PSUs are paid in shares of common stock upon vesting based on three-year relative TSR ranking compared to peers and to the broad market, over each cycle.

RSUs are paid in shares of common stock, which have time-based vesting over four years from the grant date

Motivate and reward executives for outperforming peers over several years

Ensure that executives have a significant stake in the long-term financial success of the Company, aligned with the shareholder experience

Promote longer-term retention

Page 75
BENEFITS	Retirement, Health and Welfare	401(k) plan with Company match Competitive welfare benefits Frozen pension plan and frozen supplemental executive retirement plan	Provide market-competitive benefits to attract and retain top talent Frozen plans reflect legacy arrangements	Page 89
SEVERANCE	Severance Arrangements - Involuntary Termination Without Cause or Voluntary Termination with Good Reason	Specified amounts under employment arrangements with some executive officers Discretionary guidelines, for involuntary terminations without cause	Assist in attracting and retaining top talent Provide transition assistance Promote smooth succession planning upon retirement Allow the Company to obtain release of employment-related claims	Page 89
Severance Arrangements - Termination Due to Change in Control (“Double Trigger”)

Severance and related benefits paid upon termination without cause or resignation for good reason following a change in control

Accelerated equity vesting upon qualifying termination post-change in control

			Retention of executives through a change in control Preserve executive objectivity when considering transactions in the best interest of shareholders Assist in attracting and retaining top talent	Page 89
OTHER	Limited Perquisites	Limited additional benefits provided to certain executives	Provide nominal additional assistancethat allows executives to focus on their duties	Page 90

Pay for Performance

Nasdaq’s executive compensation program is designed to deliver pay in accordance with corporate and business unit financial and strategic objectives as well as individual performance, levels of responsibility, breadth of knowledge and experience.

Our program’s intention is to align the interests of our executives with the interests of our shareholders and to link executive compensation with the drivers of short-term and long-term value creation. A large percentage of total target compensation is “at-risk” through long-term equity awards and annual cash incentive awards. These awards are linked to actual performance and include a substantial portion of equity.

Compensation Mix

The mix of total target direct compensation for our NEOs in 2021 (excluding Mr. Ptasznik) is shown below. “At-risk” pay is comprised of the target annual cash incentive award and the target equity award. The annual cash incentive award and the PSU portion of the equity award are performance-based.

NEOs - 2021 Total Target Direct Compensation Mix

2021 Compensation Decisions

The sections below provide an overview as to how the Management Compensation Committee and/or Board of Directors determined each NEO’s compensation for 2021. For specific compensation amounts for each NEO, see the “NEO Compensation Summaries” beginning on page 78.

Base Salary

Base salaries are a fixed component of each NEO’s compensation. In setting each NEO’s base salary, the Management Compensation Committee and/or Board considers competitive market data derived from our peer group, annual market surveys and the NEO’s individual contributions, performance, time in role, scope of responsibility, leadership skills and experience. We review base salaries on an annual basis and may adjust base salaries during the year in response to significant changes in an executive’s responsibilities or events that would impact the long-term retention of a key executive. Salaries are established at levels commensurate with each executive’s title, position and experience, recognizing that each executive is managing a component of a complex global company.

Annual Cash Incentive Compensation

We maintain an annual performance-based cash incentive arrangement under which each NEO can earn cash incentive awards through our ECIP based on achievement of performance against pre-determined performance goals. The Management Compensation Committee and/or Board established each NEO’s target annual cash opportunity based on an assessment of each NEO’s position and responsibilities, the competitive market analysis and the Company’s retention objectives.

How We Set Performance Targets

The annual cash incentive award payments for our NEOs are based on the achievement of pre-established, quantifiable performance goals. The President and CEO selects and recommends goals for the other executive officers based on their areas of responsibility and input from each executive. The

Management Compensation Committee and/or the Board review and consider our President and CEO’s recommendations and approve the goals for the coming year after identifying the objectives most critical to our future growth and most likely to hold executives accountable for the operations for which they are responsible. Based on these same factors, the Management Compensation Committee and Board determine and approve the performance goals for the President and CEO.

Nasdaq commences its rigorous goal-setting process during its mid-year strategic off-site with the Board. In the fourth quarter, the Management Compensation Committee and Board review initial goals for the following year. At the beginning of the following year, the Management Compensation Committee and Board review and approve Company goals based on business criteria as well as target performance levels for target annual incentive cash awards. Targets are set based primarily on the Company’s Board-approved budget for the year. The performance goals are intended to be rigorous and are set at levels where the maximum payout for any NEO would be difficult to achieve and that are in excess of budget assumptions.

The Management Compensation Committee and/or the Board reviews the Company’s financial goals and the NEOs’ individual goals throughout the year and determines if any adjustments are warranted based on significant transactions or other extraordinary events.

For 2021, the Management Compensation Committee and Board selected financial and strategic metrics and targets that they believe incentivize our executives to achieve our strategic objectives and drive Nasdaq’s long-term financial performance. The 2021 annual cash incentive awards were tied to results in the following areas:

Corporate Financial Objectives

•	operating income (on a run rate basis), which measures business efficiency and profitability;

•	net revenues, which measure the ability to drive revenue growth;

Business Unit Financial Objectives

•	defined business unit-specific goals that contribute to the Company’s revenue growth and profitability;

Strategic Objectives

•	defined corporate or business unit-specific goals that contribute to the Company’s long-term strategy execution and performance; and

Engagement and Diversity & Inclusion

•	goal that measures the extent to which employees feel passionate about their jobs, are committed to the organization and put discretionary effort into their work, based on their responses to employee surveys. Employee engagement is one important measure of progress toward our social objectives, as part of our broader ESG focus.

In 2021, we added a new strategic objective for each NEO of “Diversity, Inclusion, Belonging and Engagement.” The sub-components of this goal for achievement purposes were as follows: (i) Business Unit Employee Engagement Index results, as measured by the average of two employee engagement surveys per year and (ii) advance Diversity, Inclusion, & Belonging.

Potential Payments

Annual cash incentive award payments are determined after the end of the year and are based on actual performance against each goal. Each goal that applied to the NEOs for 2021 had a minimum, target and maximum performance level.

Scoring of each goal is based on actual goal achievement as compared to the target. In 2021, payments on each goal could vary between 0% and 200% of the target. Although our ECIP is highly formulaic by design, awards are subject to adjustment at the discretion of the Management Compensation Committee, based on a holistic, qualitative assessment of individual performance delivered as well as ethical and responsible conduct. The Management Compensation Committee did not adjust any bonus payments, or apply discretion, to the compensation of any NEOs in 2021.

Award Payouts

In February 2022, the Management Compensation Committee and/or the Board determined the final levels of achievement for each of the goals and approved the cash payout amounts. The table below shows achieved performance against each 2021 corporate objective and the percentage of target incentive opportunity yielded by such performance.

Corporate Objectives Performance vs. Goals

Corporate Objective	Threshold (0% payout)	Target (100% Payout)	Maximum (200% Payout)	Nasdaq’s Results for 2021 as Measured for Compensation Purposes	Payout Percentage of Target Incentive Award Amount

Operating	$1,326.0M	$1,401.0M -	$1,458.0M	$1,848.6M	200%

Income		$1,421.0M

(Run Rate)[1]

Net Revenues[2]	$2,723.0M	$2,811.0M -	$2,898.0M	$3,339.5M	200%

		$2,843.0M

1.

Operating income (run rate) reflects our non-GAAP operating income adjusted to exclude: Nasdaq Next (i.e., our innovation investment program); the impact of changes in foreign exchange rates; certain intra-year acquisitions and divestitures; severance; and benefits from certain initiatives that were not initially included in the 2021 budget. Non-GAAP operating income differs from U.S. GAAP operating income due to the exclusion of the following items: amortization expense of acquired intangible assets; merger and strategic initiatives expense; restructuring charges; and certain other expenses that are not part of ongoing business expenses. For a discussion of non-GAAP adjustments, see Annex A.

2.	Corporate net revenues exclude Nasdaq Next, the impact of changes in foreign exchange rates and certain intra-year acquisitions and divestitures.

Our goal setting process encompasses a comprehensive review of expectations of both our performance and levels of external market activity. In 2021, our target goals for our Solutions Segments businesses reflected growth in revenue aligned with our medium-term outlook and operating income growth at the respective business margins, which we believed our teams had the ability to effectively influence. However, part of our revenues result from our exchange business, where results are highly influenced by market volumes in the U.S. equities and equities derivatives markets. When setting 2021 goals, our analyses resulted in an expectation that market volumes in our U.S. Cash Equities and Equity Derivatives businesses were unlikely to persist at the record levels set in 2020. An expectation of lower market volumes, as well as the sale of our U.S. Fixed Income business, resulted in lower revenue and operating margin goals for 2021.

Our actual performance exceeded the 2021 goals, reflecting both higher than expected market volume activity and strong performance across all our Solutions Segment businesses, including the recently acquired Verafin business.

The Management Compensation Committee and/or the Board assessed each NEO’s achievement of the business unit financial objectives and strategic objectives in 2021, as set forth in the NEO Compensation Summaries beginning on page 78. Specific metrics for these goals are not disclosed for competitive reasons. However, 100% of our NEO goals were defined with quantifiable performance metrics and were approved by the Management Compensation Committee and/or the Board. No discretion was applied to any goal scoring our NEOs.

Long-Term Incentive Compensation

PSUs

In 2021, we granted PSUs to each NEO in order to incentivize and reward them for growth in our TSR relative to the TSR of two equally weighted groups over the performance period. One performance group consists of all S&P 500 companies at the start of the performance period and the other performance group consists of the peer companies to the right. The peer companies include other global exchanges with sizable market capitalizations. We measure our TSR performance relative to two different groups in order to align with the varied interests of our shareholders. The PSUs represented 80% of the NEO’s long-term incentive compensation.

The PSUs are subject to a three-year cumulative performance period beginning on January 1, 2021 and ending on December 31, 2023. The shares earned, if any, vest at the end of the performance period and upon the certification by the Management Compensation Committee that the performance metrics have been achieved. The TSR results are measured at the beginning and end of the three-year performance period. Our relative performance ranking against each of these groups at the end of the performance period will determine the number of vested PSUs. For each vested PSU, Nasdaq will distribute one share of common stock to each NEO. The maximum payout will be 200% of the target number of PSUs granted if Nasdaq ranks at the 85th percentile or above of each of the groups. However, if our TSR is negative for the three-year performance period, regardless of TSR ranking, the payout cannot exceed 100% of the target number of PSUs granted.

The table to the right illustrates the percentage of the target number of PSUs granted to each NEO that the NEO may receive based upon different levels of achievement against each of the groups. For each group, the resulting shares earned will be calculated by multiplying the relevant percentage from the table below by one-half of the target award amount. Any payouts earned at performance levels below the 50th percentile rank are designed to serve as a retention vehicle.

Global Exchange Peer Companies Used for Three-Year PSUs1

1

While the peer group used for competitive analysis of compensation includes a broad range of companies that may compete with us for executive talent, the peer group used for the three-year PSUs includes a narrower list of more direct competitors that provide the most relevant comparators for stock price performance.

Amount of Shares a Grantee May Receive Based Upon Achievement

Percentile Rank of Nasdaq’s Three-Year	Resulting Shares Earned
TSR Versus the Relevant Group

>= 85th Percentile	200%

67.5th Percentile	150%

50th Percentile	100%

25th Percentile	50%

15th Percentile	30%

0 Percentile	0%

For levels of achievement between points, the resulting shares earned will be calculated based on straight-line interpolation.

RSUs

In 2021, we also granted RSUs to each NEO to promote long-term shareholder alignment and retention. The RSUs represented 20% of the NEO’s long-term incentive compensation. The RSUs are subject to a four-year vesting schedule, vesting 33% on the second anniversary of the grant, 33% on the third anniversary of the grant and the balance on the fourth anniversary of the grant, in each case subject to continued employment with the Company.

Award Determination

In setting Ms. Friedman’s 2021 equity award target, the Management Compensation Committee and Board focused on motivating performance with significant upside and downside based on relative performance. Historical awards and the retention value of Ms. Friedman’s outstanding equity were considered when determining the target amount of her award. Peer group data also was considered in establishing a market-competitive award level.

Ms. Friedman recommended the specific equity award targets for each of the other NEOs, which varied among executives depending upon responsibilities and retention considerations. The Management Compensation Committee and Board evaluated these recommendations and determined that the amount of each award reflected the individual’s contributions, was aligned with competitive market levels and was appropriate for retention purposes.

The equity award targets are established for our NEOs based on an assessment of each officer’s position and responsibilities, the competitive market analysis and the Company’s retention objectives.

Settlement of 2019 PSU Grants Based on Relative TSR

In February 2022, the Management Compensation Committee evaluated and approved the performance results for the PSUs granted to the NEOs in 2019. These PSUs were subject to a three-year cumulative performance period beginning on January 1, 2019 and ending on December 31, 2021, and performance was determined by comparing Nasdaq’s TSR to two groups of companies, each weighted 50%. One group consisted of all S&P 500 companies and the other group consisted of 15 peer companies. Of the peer group, two companies (Bolsas y Mercados Españoles and NEX Group) were acquired during the performance period and were therefore removed from the peer group at the time of the performance measurement. We measure our TSR performance relative to two different groups in order to align with the varied interests of our shareholders.

The following table sets forth the 2019 PSU performance measure results.

PSU Performance Measure Results

Equity	Cumulative	Weighting	Performance	Percentile	Payout	Blended
Award	TSR		Factors	Rank		Payout

			Based on Relative

		50%	TSR Against the	87th	200%

2019 Three-			S&P 500
Year PSU	149%					200%

Award			Based on Relative

		50%	TSR Against	100th	200%

			Peers

NEO Compensation Summaries

2021 Performance Highlights

•	Reported record 2021 net revenues of $3.4 billion, an increase of 18% over 2020.

•	ARR in the fourth quarter of 2021 increased 19% compared to 2020, and excluding Verafin, increased 9%.

•	Delivered 21% year-over-year revenue growth in the Solutions segments.

•	The Nasdaq Stock Market led U.S. exchanges for IPOs during 2021 and featured nine of the ten largest U.S.-based IPOs by capital raised.

•	For the second consecutive year, Nasdaq led all exchanges in total traded U.S. options, inclusive of multiply-listed equity options and index options products, while equity value traded on the Nasdaq Nordic markets reached its highest level since 2008.

•	Completed the acquisition of Verafin, strengthening Nasdaq’s leadership in anti-financial crime management solutions.

•	Announced a multi-year partnership with AWS with the intent to build the next generation of cloud-enabled infrastructure for the world’s capital markets.

•	Furthered Nasdaq’s leadership in improving board diversity for listed companies following SEC approval of Nasdaq’s board diversity disclosure listing rule, which will enhance disclosures and encourage the creation of more diverse boards through a market-led solution.

•	Expanded Nasdaq’s ESG products and services through the acquisitions of a majority position in Puro.earth, a leading marketplace for carbon removal, and QDiligence, a provider of software that facilitates digital director and officer questionnaires and self- evaluations for directors and corporate secretaries.

•	Led Nasdaq’s external and internal response to the ongoing COVID-19 pandemic, including deepening our commitment to employee health and safety, and expanding benefits to our employees affected by the challenges of the pandemic.

•	Developed further improvements and enhancements to Nasdaq’s diversity, equity and inclusion programs, including expanded diversity hiring, retention and talent development.

2021 Compensation Elements

As shown in the table below, for 2021, the Management Compensation Committee and Board maintained Ms. Friedman’s base salary and target annual cash incentive award. The Management Compensation Committee and Board increased the target grant date value of her equity award by $1,000,000.

In setting Ms. Friedman’s compensation, the Management Compensation Committee and Board considered her performance and a review of the competitive positioning of her overall compensation as compared to the compensation of similar officers at companies in our peer group.

	Type of	2021 Annualized	2020 Annualized
	Compensation	Amounts	Amounts

Base Salary	Fixed	$1,250,000	$1,250,000

Target Annual Cash Incentive	Performance-Based	$3,000,000	$3,000,000
Award

Target Equity Award	Performance-Based (PSUs)	$8,000,000[1]	$7,200,000
(Grant Date Face Value)	At-Risk (RSUs)	$2,000,000[1]	$1,800,000

Total Target Compensation		$14,250,000	$13,250,000

1	Ms. Friedman was awarded a target amount of 53,032 PSUs, and 13,258 RSUs, on April 1, 2021 with the terms and conditions described in the “Long-Term Incentive Compensation” section above.

2021 Performance Goals – Annual Cash Incentive Award

Ms. Friedman earned an annual incentive award payment of $5,799,474, or 193% of target, based on the final achievement of her pre-established, quantifiable performance goals, as described below.

Goal Type	Goal	Goal	Actual	Award Payout
		Weighting	Performance
			as a Percent
			of Target
Corporate	Corporate Operating Income (Run
Financial	Rate)	60%	200%	$3,600,000

	Corporate Net Revenue	20%	200%	$1,200,000

Strategic	Nasdaq NEXT Revenue	2%	156%	$93,699
Initiatives

	Expand Analytics and Workflow to
	Service the Investment Community	2%	131%	$78,600

	Market Technology Initiatives	2%	150%	$90,000

	IPO Success Rate	3%	192%	$172,800

	Advance Cloud-Based System
	Migrations	3%	200%	$180,000

	Complete Key Strategic Acquisitions
	and Divestitures	3%	200%	$180,000

Employee	Diversity, Inclusion, Belonging and	5%	136%	$204,375
Engagement	Engagement

Total		100%	193%	$5,799,474

Settlement of 2019 PSU Award Based on Relative TSR

The table below sets forth the number of PSUs that Ms. Friedman earned as of December 31, 2021 due to the performance results of her 2019 PSU award, which was based on relative TSR.

Target PSUs	Actual Performance as a	PSUs
Awarded in 2019	Percent of Target	Earned

96,153	200%	192,306

2021 Performance Highlights

•	Drove Nasdaq’s financial stewardship efforts, which resulted in record performance for 2021, including net revenues of $3.4 billion, an increase of 18% over 2020. In addition, Solutions Segments revenues increased 21%, mostly due to organic growth.

•	Executed consistent capital planning, which enabled the Company to return approximately $1.3 billion of cash to shareholders in 2021, including $943 million in share repurchases and $350 million in dividends. Completed the Company’s first accelerated share repurchase program.

•	Strengthened the Company’s balance sheet by refinancing and retiring the outstanding 1.75% senior notes due 2023 and issuing €615 million of 0.900% Senior Notes due 2033.

•	Navigated the Company’s finances during the second year of the COVID-19 pandemic and market volatility, and led the successful closing of our acquisition of Verafin and the divestiture of our U.S. Fixed Income business.

•	Enhanced the Company’s ESG practices and disclosures and expanded reporting to include TCFD and SASB standards, driving material improvement in scores/ratings from leading ESG research providers including Sustainalytics, ISS and CDP.

2021 Compensation Elements

Following Ms. Dennison’s promotion to EVP and CFO in March 2021, the Management Compensation Committee and Board increased her base salary from $450,000 to $550,000, and target annual cash incentive award from $450,000 to $750,000, effective March 1, 2021. Ms. Dennison’s base salary and target annual cash incentive award were both pro-rated for 2021 since the increases became effective after the beginning of the year. The Management Compensation Committee and Board also increased the target grant date value of Ms. Dennison’s equity award from $700,000 to $1,200,000. In determining these compensation changes, the Management Compensation Committee and Board assessed Ms. Dennison’s performance and the change in her role and responsibilities as the new CFO. Her total compensation was determined to be competitive to the market compensation as compared to other CFOs in our peer group.

	Type of Compensation	2021 Annualized
		Amounts

Base Salary	Fixed	$550,000

Target Annual Cash Incentive Award	Performance-Based	$750,000

Target Equity Award (Grant Date Face Value)	Performance-Based (PSUs)	$960,000[1]
	At-Risk (RSUs)	$240,000[1]

Total Target Compensation		$2,500,000

1	Ms. Dennison was awarded a target amount of 6,363 PSUs, and 1,590 RSUs, on April 1, 2021 with the terms and conditions described in the “Long-Term Incentive Compensation” section above.

2021 Performance Goals – Annual Cash Incentive Award

Ms. Dennison earned an annual incentive award payment of $1,415,845, or 195% of target, based on the final achievement of her pre-established, quantifiable performance goals, as described below.

Goal Type	Goal	Goal	Actual	Award Payout
		Weighting	Performance
			as a Percent
			of Target

Corporate	Corporate Operating Income
Financial	(Run Rate)	50%	200%	$727,939

	Corporate Net Revenue	20%	200%	$291,176

Business Unit	Finance Budget Expense	5%	200%	$72,794
Financial

Strategic	Complete Strategic Acquisitions and
Initiatives	Divestitures	7%	179%	$91,211

	Enhance Nasdaq’s ESG Initiatives	7%	200%	$101,911

	Advance Data and Analytics Strategy	6%	194%	$84,623

Employee	Diversity, Inclusion, Belonging and	5%	127%	$46,191
Engagement	Engagement

Total		100%	195%	$1,415,845

Settlement of 2019 PSU Award Based on Relative TSR

The table below sets forth the number of PSUs that Ms. Dennison earned as of December 31, 2021 due to the performance results of her 2019 PSU award, which was based on relative TSR.

Target PSUs	Actual Performance as a	PSUs
Awarded in 2019	Percent of Target	Earned

3,393	200%	6,786

2021 Performance Highlights

•	Investment Intelligence segment achieved a 20% year-over-year revenue increase, which was almost entirely due to organic growth.

•	Delivered a 41% increase in new sales for our Analytics offerings of eVestment and Solovis as compared to 2020, due to strong user adoption across asset owners and asset managers.

•	61 ETPs were launched tracking Nasdaq indexes, comprised of approximately $3 billion of AUM accumulated during 2021.

•	Introduced Data Fabric, a managed data solution utilizing the Nasdaq Data Link platform, to help investment management firms scale their data infrastructure.

2021 Compensation Elements

As shown in the table below, for 2021, the Management Compensation Committee and Board increased Ms. Dillard’s base salary from $525,000 to $550,000, which was effective April 5, 2021, along with salary increases for other eligible Nasdaq employees. Since the target annual cash incentive award is based on a percentage of base salary, the salary increase resulted in a corresponding increase to Ms. Dillard’s target annual incentive award from $787,500 to $825,000. Both Ms. Dillard’s base salary and target annual cash incentive award amounts are pro-rated for 2021 since the increases became effective after the beginning of the year. The Management Compensation Committee and Board also increased the target grant date value of Ms. Dillard’s equity award by $100,000. In determining these compensation changes, the Management Compensation Committee and Board assessed Ms. Dillard’s performance and the overall performance of our Investment Intelligence segment. Her total compensation was determined to be market competitive when compared to similar business unit executives in our peer group.

	Type of	2021 Annualized	2020 Annualized
	Compensation	Amounts	Amounts

Base Salary	Fixed	$550,000	$525,000

Target Annual Cash Incentive Award	Performance-Based	$825,000	$787,500

Target Equity Award	Performance-Based (PSUs)	$1,280,000[1]	$1,200,000
(Grant Date Face Value)	At-Risk (RSUs)	$320,000[1]	$300,00

Total Target Compensation		$2,975,000	$2,812,500

1	Ms. Dillard was awarded a target amount of 8,485 PSUs, and 2,121 RSUs, on April 1, 2021 with the terms and conditions described in the “Long-Term Incentive Compensation” section above.

2021 Performance Goals – Annual Cash Incentive Award

Ms. Dillard earned an annual incentive award payment of $1,470,169, or 180% of target, based on the final achievement of her pre-established, quantifiable performance goals, as described below.

Goal Type	Goal	Goal	Actual	Award Payout
		Weighting	Performance
			as a Percent
			of Target

Corporate	Corporate Operating Income
Financial	(Run Rate)	25%	200%	$407,672

	Corporate Net Revenue	10%	200%	$163,069

Business Unit	Investment Intelligence Operating
Financial	Income	20%	200%	$326,137

	Investment Intelligence Nasdaq NEXT
	Revenue	5%	73%	$29,896

	Investment Intelligence Revenue	10%	200%	$163,069

	Expand Market Data Growth	5%	150%	$61,151

Strategic Initiatives	Expand Asset Class and Launch New Index Products	7%	186%	$105,986

	U.S. Public Policy Leadership	6%	200%	$97,841

	Expand Analytics and Workflow to
	Service the Investment Community	7%	131%	$74,767

Employee	Diversity, Inclusion, Belonging
Engagement	and Engagement	5%	100%	$40,581

Total		100%	180%	$1,470,169

Settlement of 2019 PSU Award Based on Relative TSR

The table below sets forth the number of PSUs that Ms. Dillard earned as of December 31, 2021 due to the performance results of her 2019 PSU award, which was based on relative TSR.

Target PSUs	Actual Performance as a	PSUs
Awarded in 2019	Percent of Target	Earned

26,268	200%	52,536

2021 Performance Highlights

•	Corporate Platforms segment achieved an 18% revenue increase year-over-year.

•	The Nasdaq Stock Market led U.S. exchanges for IPOs during 2021 and featured nine of the ten largest U.S.-based IPOs by capital raised.

•

The Nasdaq Stock Market welcomed 1,000 new company listings in 2021, including 752 IPOs representing $181 billion in capital raised, while Nasdaq’s European exchanges welcomed 207 new listings. The Nasdaq Stock Market added 33 new listings, which together with companies that transferred additional securities to Nasdaq, resulted in more than $360 billon in global equity market capitalization switched to Nasdaq.

•	Expanded the Direct Listings business by increasing our offering and value to prospective clients, resulting in the largest direct listing in history listing on Nasdaq.

•	Executed on key product initiatives for the ESG product suite, including the launch of OneReport 2.0, and expanded Nasdaq’s suite of ESG products and services.

2021 Compensation Elements

As shown in the table below, for 2021, the Management Compensation Committee maintained Mr. Griggs’ base salary, target annual cash incentive award, and target equity award compared to his 2020 compensation amounts. In determining these amounts, the Management Compensation Committee assessed Mr. Griggs’ individual performance and market competitive positioning to ensure his pay is competitive with the role and peers within his area of expertise.

	Type of Compensation	2021 Annualized Amounts	2020 Annualized Amounts

Base Salary	Fixed	$575,000	$575,000

Target Annual Cash Incentive Award	Performance-Based	$862,500	$862,500

Target Equity Award	Performance-Based (PSUs)	$1,280,000[1]	$1,280,000

(Grant Date Face Value)	At-Risk (RSUs)	$320,000[1]	$320,000

Total Target Compensation		$3,037,500	$3,037,500

1	Mr. Griggs was awarded a target amount of 8,485 PSUs, and 2,121 RSUs, on April 1, 2021 with the terms and conditions described in the “Long-Term Incentive Compensation” section above.

2021 Performance Goals – Annual Cash Incentive Award

Mr. Griggs earned an annual incentive award payment of $1,640,065, or 190% of target, based on the final achievement of his pre-established, quantifiable performance goals, as described below.

Goal Type	Goal	Goal Weighting	Actual Performance as a Percent of Target	Award Payout

Corporate Financial	Corporate Operating Income (Run Rate)	25%	200%	$431,250

	Corporate Net Revenue	10%	200%	$172,500

Business Unit Financial	Corporate Platforms Operating Income	15%	200%	$258,750

	Corporate Platforms Revenue	10%	200%	$172,500

Strategic Initiatives	IPO Success Rate	10%	192%	$165,600

	Corporate Platforms Client Retention and Expansion	5%	159%	$68,526

	Build ESG Business Capability	5%	180%	$77,625

	Expand Nasdaq Private Markets Products and Services	5%	200%	$86,250

	Expand Direct Listings	5%	141%	$60,806

	US Public Policy Leadership	5%	200%	$86,250

Employee Engagement	Diversity, Inclusion, Belonging and Engagement	5%	139%	$60,008

Total		100%	190%	$1,640,065

Settlement of 2019 PSU Award Based on Relative TSR

The table below sets forth the number of PSUs that Mr. Griggs earned as of December 31, 2021 due to the performance results of his 2019 PSU award, which was based on relative TSR.

Target PSUs Awarded in 2019	Actual Performance as a Percent of Target	PSUs Earned
16,968	200%	33,936

2021 Performance Highlights

•

Led the negotiation and development of the AWS partnership and development of the technology infrastructure to enable Nasdaq to begin migrating North American exchanges to the cloud, utilizing a new edge computing solution that was co-designed by Nasdaq and AWS for market infrastructure.

•	Completed the technical launch of Fusion for the Nordic Equity Derivatives Market, our second market on our new Fusion platform.

•	The surrounding systems technology roadmap advanced significantly in the Nordics, including through the deployment of the Nasdaq Data Warehouse and the standardization of market operations tools.

•	Developed the trading application services framework for our exchanges and delivered enhanced Nasdaq Financial Framework clearing applications.

•	Continued to lead the Global Technology team, during the second year of COVID-19, in a completely remote environment with record volumes in trading activity and IPOs.

2021 Compensation Elements

For 2021, the Management Compensation Committee maintained Mr. Peterson’s base salary and target annual cash incentive award. The Management Compensation Committee increased the target grant date face value of his equity award by $100,000. In determining this compensation change, the Management Compensation Committee assessed Mr. Peterson’s individual performance and the overall performance of our Global Technology Organization. His total compensation was determined to be competitive as compared to CIOs and CTOs in our peer group.

	Type of Compensation	2021 Annualized Amounts	2020 Annualized Amounts

Base Salary	Fixed	$600,000	$600,000

Target Annual Cash Incentive Award	Performance-Based	$900,000	$900,000

Target Equity Award	Performance-Based (PSUs)	$1,520,000[1]	$1,440,000

(Grant Date Face Value)	At-Risk (RSUs)	$380,000[1]	$360,000

Total Target Compensation		$3,400,000	$3,300,000

1	Mr. Peterson was awarded a target amount of 10,076 PSUs, and 2,519 RSUs, on April 1, 2021 with the terms and conditions described in the “Long-Term Incentive Compensation” section above.

2021 Performance Goals – Annual Cash Incentive Award

Mr. Peterson earned an annual incentive award payout of $1,746,459, or 194% of target, based on the final achievement of his pre-established, quantifiable performance goals, as described below.

Goal Type	Goal	Goal Weighting	Actual Performance as a Percent of Target	Award Payout

Corporate Financial	Corporate Operating Income (Run Rate)	50%	200%	$900,000

	Corporate Net Revenue	20%	200%	$360,000

Strategic Initiatives	Launch Fusion for the Nordic Equity Derivatives Market	5%	200%	$90,000

	Advance Cloud-Based System Migrations	5%	200%	$90,000

	Market Technology Initiatives	5%	150%	$67,500

	System Reliability and Operational Excellence	5%	196%	$87,978

	Maturing Nasdaq Financial Framework	5%	199%	$89,757

Employee Engagement	Diversity, Inclusion, Belonging and Engagement	5%	136%	$61,224

Total		100%	194%	$1,746,459

Settlement of 2019 PSU Award Based on Relative TSR

The table below sets forth the number of PSUs that Mr. Peterson earned as of December 31, 2021 due to the performance results of his 2019 PSU award, which was based on relative TSR.

Target PSUs Awarded in 2019	Actual Performance as a Percent of Target	PSUs Earned
20,361	200%	40,722

Other Aspects of Our Executive Compensation Program

General Equity Award Grant Practices

The Management Compensation Committee and the Board approve annual equity awards during regular first quarter meetings, which are scheduled well in advance and without regard to any material Company news announcements.

We believe that the current and expected expense and share utilization are reasonable and justified in light of the Management Compensation Committee’s goals of aligning the long-term interests of officers and employees with those of shareholders and rewarding officers for long-term relative TSR growth while retaining a strong management team. We actively monitor the expense and share utilization associated with annual grants and are committed to adjusting grant practices if and when appropriate.

Throughout the performance periods for equity awards, the Management Compensation Committee receives updates on the executives’ progress in achieving applicable performance goals and monitors the compensation expense and share run rate that the Company is incurring for outstanding equity awards.

The reference price for calculating the value of equity awards granted is the closing market price of Nasdaq’s common stock on the date of grant. Existing equity ownership levels are not a factor in award determinations as we do not want to discourage senior executives from holding significant amounts of our common stock.

Benefits

We provide a comprehensive benefits program to our executive officers, including the NEOs, which mirrors the program offered to all employees of the Company. These benefits include, among other components, a 401(k) plan with 6% matching contributions, health and welfare benefits and participation in the Company’s ESPP. Under these plans, our NEOs participate on the same terms as other employees.

Prior to 2007, Nasdaq offered a defined benefit pension program, which was frozen in 2007. The plan does not allow any new participants, and for existing participants, future service and salary do not contribute to the benefit accrual under the plan. Employees hired prior to the freeze date continue to receive credit for service required for vesting of the benefit. None of the NEOs, other than Ms. Friedman, participate in the defined benefit pension program.

Severance

Except in employment agreements and other agreements for certain executive officers as described in this Proxy Statement, we are not obligated to pay general severance or other enhanced benefits to any NEO upon termination of his or her employment. However, the Management Compensation Committee and/or the Board has the discretion to pay severance. Severance decisions do not influence other compensation decisions, which are focused on motivating our executives to remain with Nasdaq and contribute to our future success.

Change in control severance is addressed in employment agreements for certain NEOs, as described in this Proxy Statement, and in a change in control severance policy for NEOs without an employment agreement. We believe that the terms for triggering payment under these arrangements are appropriate. For example, these arrangements use what is known as a “double trigger,” meaning that severance resulting from a change in control is paid only upon the occurrence of both a change in control of the Company and a qualifying loss of employment. In addition, a change in control under these arrangements is limited to situations where the acquiror obtains a majority of Nasdaq’s voting securities or the current members of our Board (or their approved successors) cease to constitute a majority of the Board. We do not provide tax gross-ups in connection with the change in control excise tax.

For further information on Nasdaq’s limited severance arrangements, see “Employment Agreements” and “Termination Due to Change in Control (“Double Trigger”).

Other

Because our executive compensation program emphasizes pay for performance, it includes few perquisites for our executives. Under her employment agreement, for security reasons, we provide Ms. Friedman with a company car and a security-trained driver for use when conducting Nasdaq business. Any use of the car and driver for personal reasons is reported in the Summary Compensation Table included below under “Executive Compensation.” NEOs are eligible to receive basic financial planning services and executive health exams. In addition, like all employees and contractors, our executives are eligible to receive 100% corporate matching funds (and sometimes more for specific initiatives approved by the Company) for donations to an IRS-registered, 501(c)(3)-compliant organization. Participation in each of these programs is voluntary. We do not provide tax gross-up payments on perquisites.

Risk Mitigation and Other Pay Practices

Risk Assessment of Compensation Program

We monitor the risks associated with our compensation program on an ongoing basis. In March 2022, the Management Compensation Committee and Audit & Risk Committee were presented with the results of our annual formal assessment of our employee compensation program in order to evaluate the risks arising from our compensation policies and practices. This risk assessment report reflected a comprehensive review and analysis of the components of our compensation program. The Management Compensation Committee and Audit & Risk Committee both concluded, based on the risk assessment report’s findings, that any risks arising from our compensation program are not reasonably likely to have a material adverse effect on the Company.

The risk assessment was performed by an internal working group consisting of employees in People@ Nasdaq, Group Risk Management and the Internal Audit Department, as well as the Offices of General Counsel and Corporate Secretary. The findings were presented to the Global Risk Management Committee, which concurred with the working group’s report. The risk assessment included the following steps:

•	collection and review of our compensation policies and pay structures;

•	development of a risk assessment scorecard, analysis approach and timeline; and

•	review and evaluation of controls that might mitigate risk-taking (e.g., equity vesting structure, incentive recoupment policy and stock ownership guidelines).

Stock Ownership Guidelines

We recognize the importance of stock ownership as an essential means of closely aligning the interests of our executives with the interests of our shareholders. In addition to using equity awards as a primary long-term incentive compensation tool, we have stock ownership guidelines in place for our senior executives, including our NEOs. Under its charter, the Management Compensation Committee is responsible for reviewing the stock ownership guidelines annually and verifying compliance.

Under the guidelines, the covered executives are expected to own specified dollar amounts of our common stock based on a multiple of their base salary, as set forth in the table below.

Title	Value of Shares Owned

President and CEO	6x base salary

CFO	4x base salary

EVPs	3x base salary

Individual holdings, shares jointly owned with immediate family members or held in trust, shares or units of restricted stock (including vested and unvested), shares underlying PSUs after completion of the performance period and shares purchased or held through our plans, such as the Nasdaq ESPP, count toward satisfying the guidelines. New executives and executives who incur a material change in their responsibilities are expected to meet the applicable level of ownership within five years of their start date or the date of the change in responsibilities. All of the NEOs who were required to comply with the guidelines on December 31, 2021 were in compliance with the guidelines as of that date.

Stock Holding Guidelines

We encourage our senior executives to retain equity grants until the applicable stock ownership level discussed above is reached. Under the stock ownership guidelines, these officers must hold the specified dollar amounts of stock through the end of their employment with Nasdaq. We feel that our guidelines provide proper alignment of the interests of our management and our shareholders and therefore, we do not have additional stock holding requirements beyond the stock ownership guidelines.

Trading Controls and Hedging and Pledging Policies

We prohibit directors and executive officers from engaging in securities transactions that allow them either to insulate themselves, or profit, from a decline in Nasdaq’s stock price (with the exception of selling shares outright in accordance with applicable laws and regulations). Specifically, these individuals may not enter into hedging transactions with respect to Nasdaq’s common stock, including short sales and transactions in derivative securities. Finally, these individuals may not pledge, hypothecate or otherwise encumber their shares of Nasdaq common stock, including by holding such shares in a margin account.

We permit all employees, including the NEOs, to enter into plans established under Rule 10b5-1 of the Exchange Act enabling them to trade in our stock, including stock received through equity grants, during periods in which they might not otherwise be able to trade because material nonpublic information about Nasdaq has not been publicly released. These plans include specific instructions to a broker to trade on behalf of the employee if our stock price reaches a specified level or if certain other events occur and therefore, the employee no longer controls the decision to trade or the timing of the trade.

Incentive Recoupment Policy

The Board and Management Compensation Committee have adopted an incentive recoupment, or “clawback,” policy that is applicable to officers with the rank of EVP and above. The policy provides that the Company may recoup any cash or equity incentive payments predicated upon the achievement of financial results or operating metrics that are subsequently determined to be incorrect on account of material errors, material omissions, fraud or misconduct.

Tax and Accounting Implications of Executive Compensation

The Management Compensation Committee considers income tax and other consequences of individual compensation elements when it is analyzing the overall level of compensation and the mix of compensation among individual elements. Depending upon the relevant circumstances at the time, the Management Compensation Committee may determine to award compensation that is not deductible. In making this determination, the Management Compensation Committee balances the purposes and needs of our executive compensation program against potential tax and other implications.

Generally, under U.S. GAAP, compensation is expensed as earned. We generally recognize compensation expense for equity awards on a straight-line basis over the requisite service period of the award.

Management Compensation Committee Report

The Management Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. After such discussions, the Management Compensation Committee recommended to Nasdaq’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Form 10-K.

The Management Compensation Committee

Management Compensation Committee Interlocks

and Insider Participation

None of the members of the Management Compensation Committee is an executive officer, employee or former officer of Nasdaq. With the exception of Ms. Friedman, none of Nasdaq’s executive officers serves as a current member of the Nasdaq Board. None of Nasdaq’s executive officers serves as a director or a member of the compensation committee of any entity that has one or more executive officers serving on the Nasdaq Board or Management Compensation Committee.

Executive Compensation Tables

The following tables, narrative and footnotes present the compensation of the NEOs during 2021 in the format mandated by the SEC.

2021 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)[2]	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)

Adena T. Friedman President and CEO	2021	$1,250,000	—	$12,864,768	—	$5,799,474	—	$51,651	$19,965,893
	2020	$1,176,163	—	$10,397,565	—	$4,081,857	$98,334	$53,699	$15,807,618
	2019	$1,000,000	—	$9,251,842	—	$3,437,372	$132,281	$47,792	$13,869,287

Ann M. Dennison[6] EVP and CFO	2021	$529,630	—	$1,543,459	—	$1,415,845	—	$31,891	$3,520,825

Michael Ptasznik[7] Former EVP, Corporate Strategy and CFO	2021	$150,637	—	—	—	$151,541	—	$6,944	$309,122
	2020	$617,596	—	$2,195,005	—	$1,438,673	—	$39,950	$4,291,224
	2019	$600,000	—	$1,959,135	—	$1,332,971	—	$35,402	$3,927,508

Lauren B. Dillard Former EVP, Investment Intelligence	2021	$542,593	—	$2,058,297	—	$1,470,169	—	$35,402	$4,106,461
	2020	$525,000	—	$1,732,894	—	$1,300,481	—	$45,572	$3,603,947
	2019	$262,500	$1,500,000	$5,395,185	—	$1,265,514	—	$21,519	$8,444,718

P.C. Nelson Griggs EVP, Corporate Platforms	2021	$575,000	—	$2,058,297	—	$1,640,065	—	$18,778	$4,292,140
	2020	$567,596	—	$1,848,444	—	$1,478,329	—	$23,407	$3,917,416
	2019	$535,577	—	$1,632,661	—	$1,151,808	—	$16,800	$3,336,846

Bradley J. Peterson EVP and CIO/CTO	2021	$600,000	—	$2,444,286	—	$1,746,459	—	$35,925	$4,826,670
	2020	$600,000	—	$2,079,456	—	$1,346,172	—	$44,950	$4,070,578
	2019	$585,577	—	$1,959,135	—	$1,229,270	—	$40,091	$3,814,073

1.	The amount reported in this column reflects a one-time, cash sign-on bonus for Ms. Dillard, who began employment as EVP, Investment Intelligence on June 17, 2019.

2.

The amounts reported in this column reflect the grant date fair value of the stock awards, including PSUs and RSUs computed in accordance with FASB ASC Topic 718. The assumptions used in the calculation of these amounts are included in Note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2021 included in our Form 10-K. Since the 2021 three-year PSU award payouts are contingent on TSR-related performance-based vesting conditions, the grant date fair values were determined based on a Monte Carlo simulation model.

The Monte Carlo simulation model takes into account expected price movement of Nasdaq stock as compared to peer companies. As a result of the Company’s pre- grant 2021 TSR performance relative to peer companies, the Monte Carlo simulation model assigned a higher value to each 2021 three-year PSU than the closing price of Nasdaq’s stock on the grant date. Therefore, the value reflected in the 2021 Summary Compensation Table does not reflect the target grant date face value shown in the Long-Term Incentive Compensation section of the Compensation Discussion and Analysis in this proxy statement. There is no assurance that the target grant date face values or FASB ASC Topic 718 fair values will ever be realized. The table below summarizes the target grant date face value of PSU grants that the Management Compensation Committee and the Board approved for the NEOs compared to the FASB ASC Topic 718 fair value.

Name	Year	Target PSUs (#)	Target Grant Date Face Value ($)	FASB ASC Topic 718 Fair Value ($)

Adena T. Friedman	2021	53,032	$8,000,000	$10,933,607

Ann M. Dennison	2021	6,363	$960,000	$1,311,860

Michael Ptasznik	2021	—	—	—

Lauren B. Dillard	2021	8,485	$1,280,000	$1,749,352

P.C. Nelson Griggs	2021	8,485	$1,280,000	$1,749,352

Bradley J. Peterson	2021	10,076	$1,520,000	$2,077,369

3.	The amounts reported in this column reflect the cash awards made to the NEOs under the ECIP or other performance-based incentive compensation programs.

4.

The amounts reported in this column reflect the actuarial increase in the present value of the NEOs’ benefits under all pension plans established by Nasdaq. Ms. Fried- man is the only NEO that participates in the defined benefit pension plan, which was frozen in 2007. No amount is reported in this column for Ms. Friedman for 2021 as the actuarial present value of her benefits under the pension plans decreased by $22,419. Assumptions used in calculating the amounts reported include a 2.80% discount rate as of December 31, 2021, a 2.50% discount rate as of December 31, 2020, a 3.20% discount rate as of December 31, 2019, a 4.45% discount rate as of De- cember 31, 2018, retirement at age 62 (which is the earliest age at which a participant may retire and receive unreduced benefits under the plans) and other assumptions used as described in Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2021 included in our Form 10-K. None of the NEOs received above-market or preferential earnings on deferred compensation in 2021, 2020 or 2019.

5.

The following table sets forth the 2021 amounts reported in the “All Other Compensation” column by type. The incremental cost of Ms. Friedman’s personal use of her company car (including commutation) is calculated based on an allocation of the cost of the driver, lease, tolls, fuel, parking, maintenance and other related expenses.

Name	Contribution to the 401(k) Plan ($)	Cost of Executive Health Exam ($)	Cost of Financial/ Tax Planning Services ($)	Incremental Cost of Personal Use of Company Car ($)	Matching Charitable Donations ($)[8]	Total All Other Compensation ($)

Adena T. Friedman	$17,400	—	$17,735	$14,516	$2,000	$51,651

Ann M. Dennison	$17,400	—	$13,055	—	$1,436	$31,891

Michael Ptasznik	$6,944	—	—	—	—	$6,944

Lauren B. Dillard	$16,667	—	$17,735	—	$1,000	$35,402

P.C. Nelson Griggs	$15,778	—	—	—	$3,000	$18,778

Bradley J. Peterson	$17,400	$4,970	$13,055	—	$500	$35,925

6.	Ms. Dennison was appointed EVP and CFO effective as of March 1, 2021.

7.

Mr. Ptasznik retired as EVP, Corporate Strategy and CFO on February 28, 2021. For further details regarding his Retirement Agremeent, please see “Other Agreements—Michael Ptasznik Retirement Agreement” below.

8.

Amounts in this column reflect matching charitable donations for Ms. Friedman, Ms. Dennison and Mr. Griggs, and matching charitable donations for contributions to the Nasdaq PAC for Ms. Dillard and Mr. Peterson.

2021 Grants of Plan-Based Awards Table

Name	Commit- tee and/ or Board Approval Date	Grant Date							All Other Stock Awards: Num— ber of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)[3]
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Adena T. Friedman	—	—	—	$3,000,000	$6,000,000	—	—	—	—	—	—	—
	03/24/2021	04/01/2021	—	—	—	—	53,032	106,064	13,258	—	—	$12,864,768
Ann M. Dennison	—	—	—	$727,939	$1,455,878	—	—	—	—	—	—	—
	03/24/2021	04/01/2021	—	—	—	—	6,363	12,726	1,590	—	—	$1,543,459
Michael Ptasznik[4]	—	—	—	$151,541	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—	—	—
Lauren B. Dillard	—	—	—	$815,343	$1,630,686	—	—	—	—	—	—	—
	03/24/2021	04/01/2021	—	—	—	—	8,485	16,970	2,121	—	—	$2,058,297
P.C. Nelson Griggs	—	—	—	$862,500	$1,725,000	—	—	—	—	—	—	—
	03/24/2021	04/01/2021	—	—	—	—	8,485	16,970	2,121	—	—	$2,058,297
Bradley J. Peterson	—	—	—	$900,000	$1,800,000	—	—	—	—	—	—	—
	03/24/2021	04/01/2021	—	—	—	—	10,076	20,152	2,519	—	—	$2,444,286

1.

The amounts reported in these columns represent the possible range of payments under the ECIP or other performance-based incentive compensation programs. Amounts are considered earned in fiscal year 2021 although they were not paid until 2022. For information about the amounts actually earned by each NEO under the ECIP or other performance-based incentive compensation programs, see “Executive Compensation Tables – 2021 Summary Compensation Table.”

2.

The amounts reported in these columns represent the possible range of PSUs that each NEO may earn under the Equity Plan, depending on the achievement of performance goals established by the Management Compensation Committee and/or Board. For further information, see “Compensation Discussion & Analysis – 2021 Compensation Decisions – Long-Term Incentive Compensation.”

3.

The amounts reported in this column represent the grant date fair value of the total equity awards reported in the previous columns calculated pursuant to FASB ASC Topic 718 based upon the assumptions discussed in Note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2021 included in our Form 10-K. For further information about the calculation of these amounts, see “Executive Compensation Tables – 2021 Summary Compensation Table.”

4.

Mr. Ptasznik was paid a pro-rata bonus bonus at target of $151,541 for 2021 in accordance with the terms of his retirement agreement. Mr. Ptasznik retired as EVP, Corporate Strategy and CFO on February 28, 2021. He was not awarded any equity in 2021 as a result of his retirement.

2021 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercis- able	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)[6]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)[6]

Adena T. Friedman	268,817	—	—	$66.68	01/03/2027	—	—	—	—
	—	—	—	—	—	19,507 [1]	$4,096,665	78,031 [3]	$16,387,290
	—	—	—	—	—	13,258 [2]	$2,784,313	53,032 [4]	$11,137,250

Ann M. Dennison	—	—	—	—	—	2,275 [1]	$477,773	5,310 [3]	$1,115,153
	—	—	—	—	—	1,590 [2]	$333,916	6,363 [4]	$1,336,294
	—	—	—	—	—	1,381 [5]	$290,024	—	—

Michael Ptasznik	—	—	—	—	—	—	—	16,473 [3]	$3,459,495

Lauren B. Dillard	—	—	—	—	—	3,251 [1]	$682,743	13,005 [3]	$2,731,180
	—	—	—	—	—	2,121 [2]	$445,431	8,485 [4]	$1,781,935

P.C. Nelson Griggs	—	—	—	—	—	3,468 [1]	$725,315	13,872 [3]	$2,913,259
	—	—	—	—	—	2,121 [2]	$445,431	8,485 [4]	$1,781,935

Bradley J. Peterson	—	—	—	—	—	3,901 [1]	$819,249	15,606 [3]	$3,277,416
	—	—	—	—	—	2,519 [2]	$529,015	10,076 [4]	$2,116,061

1.	These RSUs will vest as to 33% on 4/1/2022, 33% on 4/1/2023 and the remaining shares on 4/1/2024.

2.	These RSUs will vest as to 33% on 4/1/2023, 33% on 4/1/2024 and the remaining shares on 4/1/2025.

3.

This PSU award is subject to a three-year performance period ending on December 31, 2022. The amount reported is the target award amount, although the actual number of shares awarded could range from 0% to 200% of the target award amount, depending on the level of achievement of certain specified performance goals established by the Management Compensation Committee and/or Board.

4.

This PSU award is subject to a three-year performance period ending on December 31, 2023. The amount reported is the target award amount, although the actual number of shares awarded could range from 0% to 200% of the target award amount, depending on the level of achievement of certain specified performance goals established by the Management Compensation Committee and/or Board.

5.

These PSUs will vest as to 100% on 12/31/2022. Represents the remaining one-third of unvested shares from a one-year PSU award that was deemed earned in 2019 and vested in equal amounts in 2020, 2021 and 2022.

6.	Amounts in this column based on a closing price of $210.01 on December 31, 2021.

2021 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]

Adena T. Friedman[2]	—	—	192,306	$32,343,946

Ann M. Dennison[3]	—	—	9,567	$1,725,375

Michael Ptasznik[4]	—	—	44,840	$7,470,233

Lauren B. Dillard[5]	—	—	60,416	$10,252,775

P.C. Nelson Griggs[6]	—	—	33,936	$5,707,696

Bradley J. Peterson[7]	—	—	40,722	$6,849,033

1.	The amounts reported in this column are calculated by multiplying the number of shares of stock that vested by the closing market price of our common stock on the vesting date.

2.	The amount reported includes 95,502 shares that were withheld to pay taxes in connection with the vesting(s).

3.	The amount reported includes 4,076 shares that were withheld to pay taxes in connection with the vesting(s).

4.

The amount reported includes 9,474 shares that were withheld to pay taxes in connection with the vesting(s). The amount reported also includes 4,118 RSUs that were accelerated in accordance with the terms of his retirement agreement.

5.	The amount reported includes 23,951 shares that were withheld to pay taxes in connection with the vesting(s).

6.	The amount reported includes 16,456 shares that were withheld to pay taxes in connection with the vesting(s).

7.	The amount reported includes 17,190 shares that were withheld to pay taxes in connection with the vesting(s).

Retirement Plans

We maintain non-contributory, defined-benefit pension plans, which have been frozen. Future service and salary for all participants do not count toward an accrual of benefits under these plans. However, participants continue to receive credit for future service for vesting of the benefits. None of the NEOs participate in these plans other than Ms. Friedman, as discussed below.

2021 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)[1]	Present Value of Accumulated Benefit ($)[2]	Payments During Last Fiscal Year ($)

Adena T. Friedman	Pension Plan	13.92	$572,267	—

1.

Since the pension plan was frozen in 2007, the number of years of credited service for each participant under the plan differs from such participant’s number of years of actual service with Nasdaq. As of December 31, 2021, Ms. Friedman had 25.42 years of actual service with Nasdaq. Generally, participants in the pension plan became vested in retirement benefits under the plan after five years of service from the participant’s date of hire. As of December 31, 2021, Ms. Friedman was vested in benefits payable under the pension plan.

2.

The amounts reported comprise the actuarial present value of the participant’s accumulated benefit under the pension plan as of Deceber 31, 2021. Assumptions used in calculating the amounts include a 2.8% discount rate as of December 31, 2021, retirement at age 62 (which is the earliest age at which a participant may retire and receive unreduced benefits under the plan) and other assumptions used as described in Note 10 to our audited financial statements for the fiscal year ended December 31, 2021 included in our Form 10-K.

Employment Agreements and Potential Payments Upon Termination or Change in Control

We currently have employment agreements with two of our NEOs: Ms. Friedman and Mr. Peterson. In addition to the employment agreements, we have entered into continuing obligations agreements with all of the NEOs related to confidentiality and intellectual property protection.

Ms. Friedman’s and Mr. Peterson’s employment agreements prohibit them from rendering services to a competing entity for a period of two years following the last date of employment. To receive certain termination payments and benefits, Ms. Friedman and Mr. Peterson must execute a general release of claims against Nasdaq. In addition, termination payments and benefits may be discontinued if the NEO breaches the restrictive covenants in either the employment agreement or the continuing obligations agreement.

Each employment agreement sets forth the payments and benefits the applicable NEO will receive under various termination scenarios. For further information about these payments and benefits, see “Executive Compensation Tables – Estimated Termination or Change in Control Payments and Benefits.”

We currently have employment agreements with two of our NEOs: Ms. Friedman and Mr. Peterson.

Adena T. Friedman

Prior Employment Agreement

In connection with her promotion to the role of President and CEO in 2017, Ms. Friedman entered into an employment agreement on November 14, 2016. The term of the agreement was January 1, 2017 to January 1, 2022.

The agreement provided for:

•	an annual base salary of no less than $1,000,000;

•	annual incentive compensation that is targeted at no less than $2,000,000, based on the achievement of one or more performance goals established by the Management Compensation Committee; and

•	a 2017 equity grant with a target value of no less than $6,000,000 in the form of PSUs.

Under the agreement, no equity award grants were guaranteed after 2017. However, Ms. Friedman was eligible to receive grants of equity awards, based on the Management Compensation Committee’s evaluation of the performance of Nasdaq and Ms. Friedman, peer group market data and internal equity, in a manner consistent with past practices.

Under her agreement, if Ms. Friedman’s employment had been terminated by the Company without cause, or by the executive for good reason, she would have been entitled to the following severance payments and benefits from the Company:

•	a cash payment equal to the sum of (i) two times the prior year’s annual base salary, (ii) the target bonus amount for the year prior to the year of termination and (iii) any pro rata target bonus for the year of termination if performance goals were satisfied;

•	a taxable monthly cash payment equal to the employer’s share of the COBRA premium for the highest level of coverage available under the Company’s group health plans, until the earlier of the second anniversary of termination or the date she became eligible for coverage under another employer’s health care plan; and

•	Ms. Friedman also would have received continued vesting for 12 months of outstanding PSUs, based on actual performance during the respective periods.

Additionally, Ms. Friedman was subject to certain customary post-termination restrictive covenants relating to non-competition, non-solicitation, non-disparagement and confidentiality.

Current Employment Agreement

On November 18, 2021, Ms. Friedman entered into a new employment agreement, effective as of January 1, 2022. The term of the agreement is January 1, 2022 to January 1, 2027. The agreement provides that Ms. Friedman will receive:

•	an annual base salary of no less than $1,250,000;

•	annual incentive compensation that is targeted at not less than $3,000,000 based on the achievement of one or more performance goals established for the year by the Management Compensation Committee; and

•	based on the Management Compensation Committee’s evaluation of Nasdaq and Ms. Friedman’s performance, peer group market data and internal equity, and consistent with past practices with respect to the combined aggregate value of grants, equity awards in the form of options, RSUs and/or PSUs.

Under her agreement, if Ms. Friedman’s employment is terminated by the Company without cause, or by Ms. Friedman for good reason, she will be entitled to the following severance payments and benefits from the Company:

•	a cash payment equal to the sum of: (i) two times the prior year’s annual base salary, (ii) two times the target bonus and (iii) any pro rata target bonus with respect to the calendar year in which the termination occurs to the extent that performance goals are satisfied;

•	continued vesting for 12 months of outstanding PSUs, restricted stock units and options, with any performance- based vesting based on actual performance goals during the respective performance periods; and

•	a taxable monthly cash payment equal to the COBRA premium until the earlier of the second anniversary of termination and the date Ms. Friedman is eligible for coverage under the health care plans of a subsequent employer.

If Ms. Friedman’s employment is terminated due to permanent disability or death, she, or her estate, will be entitled to the following payments and benefits:

•	a cash payment equal to any pro rata target bonus with respect to the calendar year in which the termination occurs; and

•	accelerated vesting of all unvested equity awarded as of December 31st of the year of termination, with any performance-based vesting based on actual performance goals during any complete performance periods, and vesting at target performance for grants vesting prior to the completion of a performance cycle.

If Ms. Friedman’s employment is terminated within two years after a change in control, without cause by Nasdaq or for good reason by Ms. Friedman, she will be entitled to the following payments and benefits:

•	a cash payment equal to the sum of: (i) two times the prior year’s annual base salary, (ii) two times the target bonus and (iii) any pro rata target bonus with respect to the calendar year in which the termination occurs, to the extent that performance goals are satisfied;

•	accelerated vesting of all outstanding unvested equity awards, subject to and in accordance with the terms of the Equity Plan;

•	COBRA premiums, until the earlier of the second anniversary of termination and the date Ms. Friedman is eligible for coverage under the health care plans of a subsequent employer; and

•	continued life insurance and accidental death and dismemberment insurance benefits for the same period as the continued health coverage payments.

Additionally, Ms. Friedman is subject to certain customary post-termination restrictive covenants relating to non-competition, non-solicitation, non-disparagement and confidentiality.

Option Award

In addition to the annual equity grant awarded to Ms. Friedman, the Management Compensation Committee and Board of Directors granted her a one-time, performance-based stock option award with a value of $10,000,000 associated with the renewal of her employment agreement for another five years. The grant provides strong motivation to deliver long-term stock price appreciation in alignment with shareholder interests over her future tenure as President and CEO. The entire award will become valuable only to the extent that Nasdaq’s shareholders benefit from future increases in Nasdaq’s share price. Additionally, 50% of the grant vesting is contingent upon achieving a cumulative 5-year EPS target; the remaining 50% will vest after 5 years of additional tenure as President and CEO.

EPS was determined to be the most appropriate financial metric, since it will reflect Nasdaq’s organic and inorganic earnings growth over time and will be a key driver of longer-term total shareholder return.

The performance condition for the vesting of the performance-based component of the award will be satisfied if Nasdaq’s fully diluted compounded annual EPS growth for the period of January 1, 2022 – December 31, 2026 is at least 3.0%. For purposes of the award, “fully diluted EPS” means EPS on a fully diluted basis and shall be determined by the Management Compensation Committee in accordance with the same non-GAAP EPS methodology used by Nasdaq for its external financial reporting. In making this determination, the Management Compensation Committee or Board may include or exclude the effect of any one or more of the applicable extraordinary events described in our Equity Plan that may occur during the performance period. The Management Compensation Committee may also decide to include or exclude share buybacks or share issuances in making this determination.

Bradley J. Peterson

On October 1, 2020, we entered into a new employment agreement with Mr. Peterson, adding the title of CTO to his previous title of CIO. The term of the employment agreement is October 1, 2020 through December 31, 2023, replacing Mr. Peterson’s prior employment agreement, which was due to expire on July 31, 2021. Mr. Peterson’s compensation terms include:

•	an annual base salary of no less than $600,000;

•	annual incentive compensation that is targeted at no less than $900,000, based on the achievement of performance goals established for such year by the CEO and the Management Compensation Committee; and

•	an annual equity award with a target value of no less than $1,800,000, in accordance with the terms of the Equity Plan.

Under his agreement, if Mr. Peterson’s employment is terminated by the Company without cause, or by the executive for good reason, or upon Mr. Peterson’s retirement at the end of the agreement term, he will be entitled to the following severance payments and benefits from the Company:

•	a pro-rata target bonus payment with respect to the calendar year in which the date of termination occurs;

•	continued vesting of all outstanding equity compensation issued prior to the date of termination as though Mr. Peterson was employed through all applicable periods;

•	$40,000 to offset the COBRA premiums for Mr. Peterson’s health benefits, payable in a lump sum within sixty (60) days of the date of termination; and

•	24 months of financial and tax services and executive physical exams.

Additionally, Mr. Peterson is subject to certain customary post-termination restrictive covenants relating to non-competition, non-solicitation, non-disparagement and confidentiality.

Except in employment agreements and other agreements for certain officers as described in this Proxy Statement, we are not obligated to pay general severance or other enhanced benefits to any NEO upon termination of his or her employment.

Michael Ptasznik Retirement Agreement

On October 20, 2020, Mr. Ptasznik announced his retirement as EVP, Corporate Strategy and CFO of Nasdaq, effective as of February 28, 2021, which is referred to as the Retirement Date. On October 21, 2020, Mr. Ptasznik and the Company entered into a retirement agreement and release of claims, which is referred to as the Retirement Agreement.

Under the terms of the Retirement Agreement, Mr. Ptasznik received a 2021 bonus payment under the ECIP based upon his target bonus opportunity of $937,500, pro-rated for the period of January 1, 2021 through the Retirement Date, which was paid in 2021 in the amount of $151,541.

In addition, Mr. Ptasznik received the following retirement payments and benefits under the terms of the Retirement Agreement:

•	payment of the Company’s share of medical, dental and vision premiums for 12 months after the Retirement Date;

•	the continued vesting and payment of the three-year PSUs previously granted on April 1, 2019 and April 1, 2020, provided that the settlement of such PSUs shall be in accordance with the terms of the applicable award agreement and governing plan document;

•	the vesting of the RSUs previously granted on April 1, 2020, with the acceleration of any unvested RSUs within sixty (60) days of the Retirement Date;

•	financial and tax services for tax years 2020, 2021, 2022 and 2023 and executive physical exams for one year following the Retirement Date; and

•	reimbursement of reasonable and customary expenses to move back to Mr. Ptasznik’s home in Canada of up to $10,000. Mr. Ptasznik received such reimbursement during fiscal year 2020.

The Retirement Agreement also included a non-competition provision for a period of one year following the Retirement Date, as well as customary provisions regarding non-solicitation and non-disparagement.

Involuntary Termination Not for Cause or Voluntary Termination with Good Reason

Other Severance for NEOs

Severance payments and benefits payable to NEOs not subject to an employment agreement or other severance arrangement would be made at the sole discretion of the Company and the Management Compensation Committee. These payments are based on historical practices and predetermined guidelines that have been approved by the Management Compensation Committee.

ECIP

Under the ECIP, in the event an NEO’s employment is terminated for any reason other than death, disability or retirement, the executive’s right to a non-equity incentive plan compensation award for the year of termination is forfeited. The Management Compensation Committee, in its sole discretion, may pay a pro rata incentive compensation award to the executive for the year of termination.

Death or Disability

Employment Agreements

Under the employment agreements with Ms. Friedman and Mr. Peterson, in the event of death or disability, each executive is entitled to a pro rata target bonus for the year of termination. Additionally, Ms. Friedman (or her estate) is entitled to accelerated vesting of all unvested equity awarded as of December 31st of the year of termination, with any performance-based vesting based on actual performance goals during any complete performance periods, and vesting at target performance for grants vesting prior to the completion of a performance cycle, and Mr. Peterson is entitled to accelerated vesting of all unvested equity that was awarded as of the effective date of his agreement.

ECIP

Under the ECIP, an NEO may, in the discretion of the Management Compensation Committee, receive a pro rata portion of his or her incentive compensation award in the event of death or disability.

Equity Plan

With respect to the other NEOs, under the relevant terms and conditions of the Equity Plan and the individual equity award agreements, all stock options or RSUs that would have vested within one year from the date of death or disability will immediately vest and all vested options may be exercised until the earlier of one year from the date of death or disability or their expiration date. Under the PSU award agreements for all the NEOs, in the event of disability, unvested PSU awards will be forfeited. In the event of death, unvested PSU awards will vest upon the later of the date of death or the date the performance period for the awards is completed.

Termination Due to Change in Control (“Double Trigger”)

All “change in control” payments and benefits are subject to a “double trigger,” meaning that payments are made only when both a change in control of the Company and a qualifying termination of employment occur.

Employment Agreements

Under their employment agreements, if either Ms. Friedman or Mr. Peterson is terminated within two years after a change in control, either by the Company without cause or by the executive for good reason (as defined in their respective employment agreements), the executives will each be entitled to the severance payments and benefits from the Company as described below:

•

a cash payment equal to the sum of (i) two times the prior year’s annual base salary, (ii) the target bonus amount for the year prior to the year termination occurs (two times for Ms. Friedman) and (iii) any pro rata target bonus for the year of termination if performance goals are satisfied;

•	for Ms. Friedman, accelerated vesting of all outstanding unvested equity awarded, subject to and in accordance with the terms of the Equity Plan;

•

a taxable monthly cash payment equal to the employer’s share of the COBRA premium for the highest level of coverage available under the Company’s group health plans, until the earlier of the second anniversary of termination or the date he or she is eligible for coverage under another employer’s health care plan; and

•	continued life insurance and accidental death and dismemberment insurance benefits for the same period as the continued health coverage payments.

Change in Control Severance Plan

Under the Company’s change in control severance plan, each of Ms. Dennison and Mr. Griggs are entitled to benefits in the event of a change in control. If the executive’s employment is terminated by the Company without cause within two years following a change in control or by the executive for good reason within one year after a change in control, then he or she will be entitled to the following severance payments and benefits from the Company:

•

a cash payment equal to the sum of (i) two times annual base salary, (ii) the target bonus amount as defined by the ECIP, (iii) any pro rata target bonus for the year of termination and (iv) any unpaid bonus which had been earned for a completed plan year;

•

payment of the employer’s share of COBRA premiums for continued coverage under health plans until the earlier of the second anniversary of termination, or the date the executive is eligible for coverage under another employer’s health care plan; and

•	outplacement services for up to 12 months, with a maximum value of $50,000.

Under a “best net” provision, if amounts payable due to a change in control would be subject to an excise tax under Section 4999 of the Internal Revenue Code, payments or benefits to the executive would either be reduced to an amount that would not trigger an excise tax or the executive would receive all payments and benefits subject to the excise tax, whichever approach yields the best after-tax outcome for the executive officer.

The change in control severance plan contains restrictive covenants, which, among other things, require the executive to maintain the confidentiality of the Company’s proprietary information and to refrain from disparaging the Company. Each executive also is prohibited from soliciting the Company’s employees or rendering services to a competitor for one year following termination. Further, to receive the benefits, the executive must execute a general release of claims against the Company. In addition, the change in control payments and benefits may be discontinued if the executive breaches the restrictive covenants.

Equity Plan

Under the Equity Plan, if outstanding awards are assumed or substituted by the successor company and an employee, including an NEO, is involuntarily terminated by the Company other than for cause within a one-year period after a change in control, all unvested equity awards will vest on the termination date. For awards not assumed or substituted by the successor Company, unvested awards shall vest immediately prior to the effective time of the change in control.

Estimated Termination or Change in Control Payments and Benefits

The table on the following page reflects the payments and benefits payable to each NEO in the event of a termination of the executive’s employment under several different circumstances. The amounts shown assume that termination was effective as of December 31, 2021, use the executive’s compensation and service levels as of that date and are estimates of the amounts that would be payable to the NEOs in each situation. The actual amounts to be paid can only be determined at the time of an executive’s actual separation from the Company, provided that the amounts shown for Mr. Ptasznik are actual amounts that he was paid upon his separation from the Company in connection with his retirement on February 28, 2021. Factors that may affect the nature and amount of payments made on termination of employment, among others, include the timing of the event, compensation level, the market price of the Company’s common stock and the executive’s age. Annual incentive amounts are shown at target. The reported value of the accelerated vesting of outstanding equity awards is based on the intrinsic value of these awards (the value based upon the market price of the Company’s common stock on December 31, 2021). The value of PSUs that continue to vest after termination is reported as if the grants vested at target on the termination date. The amounts shown in the table do not include payments and benefits available generally to salaried employees, such as accrued vacation pay, pension benefits and any death, disability or welfare benefits available under broad-based plans. For information on pension plans, see the “2021 Pension Benefits Table” on page 97.

Name	Involuntary Termination Not for Cause or Voluntary Termination with Good Reason ($)	Death ($)	Disability ($)	Resignation through Retirement Notice ($)[2]	Termination Due to Change in Control (“Double Trigger”)($)

Adena T. Friedman

Severance	$5,500,000	—	—	—	$5,500,000

Pro-Rata Current Year Annual Incentive	$3,000,000	$3,000,000	$3,000,000	—	$3,000,000

Equity Vesting	—	$1,365,695	$1,365,695	—	$6,880,768

Continued Performance-Based Equity Vesting	$16,387,290	$27,524,541	—	—	$27,524,541

Health & Welfare Benefits Continuation	$43,017	—	—	—	$43,017

TOTAL	$24,930,307	$31,890,236	$4,365,695	—	$42,948,326

Ann M. Dennison

Severance	$1,575,000	—	—	—	$1,850,000

Pro-Rata Current Year Annual Incentive[1]	$750,000	$750,000	$750,000	—	$750,000

Equity Vesting	—	$159,398	$159,398	—	$811,689

Continued Performance-Based Equity Vesting	—	$2,451,447	—	—	$2,451,447

Health & Welfare Benefits Continuation	$21,509	—	—	—	$43,017

Outplacement Services	$50,000	—	—	—	$50,000

TOTAL	$2,396,509	$3,360,845	$909,398	—	$5,956,153

Name	Involuntary Termination Not for Cause or Voluntary Termination with Good Reason ($)	Death ($)	Disability ($)	Resignation through Retirement Notice ($)[2]	Termination Due to Change in Control (“Double Trigger”)($)

Michael Ptasznik

Pro-Rata Current Year Annual Incentive	—	—	—	$151,541	—

Equity Vesting	—	—	—	$621,200	—

Health & Welfare Benefits Continuation	—	—	—	$40,514	—

Financial and Tax Services/Exec Physical Exams	—	—	—	$50,751	—

TOTAL	—	—	—	$864,006	—

Lauren B. Dillard[3]

Severance	$1,650,000	—	—	—	$1,925,000

Pro-Rata Current Year Annual Incentive[1]	$825,000	$825,000	$825,000	—	$825,000

Equity Vesting	$455,302	$227,651	$227,651	—	$1,652,569

Continued Performance-Based Equity Vesting	$2,731,180	$4,513,115	—	—	$4,513,115

Health & Welfare Benefits Continuation	$14,256	—	—	—	$28,512

Outplacement Services	$50,000	—	—	—	$50,000

TOTAL	$5,725,738	$5,565,766	$1,052,651	—	$8,994,196

P.C. Nelson Griggs

Severance	$1,725,000	—	—	—	$2,012,500

Pro-Rata Current Year Annual Incentive[1]	$862,500	$862,500	$862,500	—	$862,500

Equity Vesting	—	$242,772	$242,772	—	$1,173,746

Continued Performance-Based Equity Vesting	—	$4,695,194	—	—	$4,695,194

Health & Welfare Benefits Continuation	$21,509	—	—	—	$43,018

Outplacement Services	$50,000	—	—	—	$50,000

TOTAL	$2,659,009	$5,800,466	$1,105,272	—	$8,836,958

Bradley J. Peterson

Severance	—	—	—	—	$2,100,000

Pro-Rata Current Year Annual Incentive	$900,000	$900,000	$900,000	$900,000	$900,000

Equity Vesting	$1,348,264	$273,223	$273,223	—	$1,348,264

Continued Performance-Based Equity Vesting	$5,393,477	$5,393,477	—	—	$5,393,477

Health & Welfare Benefits Continuation	$40,000	—	—	$40,000	$28,512

Financial and Tax Services/Exec Physical Exams	$36,050	—	—	$36,050	—

TOTAL	$7,717,791	$6,566,700	$1,173,223	$976,050	$9,770,253

1.	Assumes payment at target.

2.

For Mr. Ptasznik, the amounts set forth under “Resignation through Retirement Notice” reflect the amounts paid pursuant to his Retirement Agreement for each such item upon his retirement on February 28 2021, as further described above under “Michael Ptasznik Retirement Agreement”. Mr. Ptasznik is also entitled to continued vesting of his PSU awards under the terms of his Retirement Agreement.

3.

The amounts shown in the table assume a hypothetical termination of Ms. Dillard’s employment, effective as of December 31, 2021, under several different circumstances. As previously disclosed, Ms. Dillard’s employment with the Company terminated on April 8, 2022 through voluntary resignation, which did not entitle Ms. Dillard to the payments and benefits shown in the table.

CEO Pay Ratio

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the median of the annual total compensation of our employees, the annual total compensation of our principal executive officer, President and CEO Adena T. Friedman, and the ratio of these two amounts. In accordance with SEC rules requiring the identification of a new median employee every three years, Nasdaq has identified a new median employee for 2021, utilizing the same methodology it has used for the past several years.

The following graphic illustrates the geographic composition of our employee population. The significant headcount increases in 2021 principally reflect our acquisition in February 2021 of Verafin, which has approximately 800 employees.

Nasdaq's Global Workforce[1]

2021	2020	2019
5,733	4,771	4,321

Europe, Middle East & Africa
2021: 1,734
2020: 1,699
2019: 1,600
North America
2021: 3,041
2020: 2,194
2019: 1,951
Asia Pacific
2021: 958
2020: 878
2019: 770

[1] Employee data is as of October 22 of the relevant year.

105

Our methodology to identify the median of the annual total compensation of all employees in 2021 included the following assumptions, adjustments, and estimates.

•	We identified the median employee by reviewing the 2021 actual total compensation (which consists of the employee’s base salary, actual bonus paid in 2021 and grant date value of actual equity awards granted in 2021) of all full-time, part-time and hourly employees employed by us as of October 22, 2021.

•	Consistent with the applicable rules, in 2021 we excluded certain employees from our total employee population in determining our median employee.

– As permitted under the non-U.S. de minimis exemption, we excluded 270 employees located in jurisdictions outside of the United States, as follows: (1) three employees in Belgium, (2) five employees in Italy, (3) three employees in South Korea, (4) three employees in the Netherlands, (5) 251 employees in the Philippines, (6) two employees in Saudi Arabia, (7) one employee in Turkey and (8) two employees in the United Arab Emirates.

– Following the application of these exclusions, the total number of employees used in our median employee analysis was 5,463 (3,041 employees from North America, 1,718 employees from Europe, the Middle East and Africa and 704 employees from Asia Pacific).

•	We annualized 2021 base cash compensation for full-time and part-time permanent employees who were hired after January 1, 2021.

•	All base cash compensation for employees outside the U.S. was converted to U.S. dollars based on a conversion rate published in our internal human resources system that is updated annually.

•	We did not make any cost-of-living adjustments or full-time equivalent adjustments in identifying the median employee.

Using this methodology, we determined that the median employee was an exempt, full time professional employee located in the U.S. Based on those factors, we determined the 2021 CEO Pay Ratio as such:

•	The 2021 annual total compensation of Ms. Friedman was $19,965,893.

•	Based on the same methodology we use for NEOs in the Summary Compensation Table, the 2021 annual total compensation of the median employee was $98,946.

•	The ratio of the 2021 annual total compensation of Ms. Friedman to the 2021 annual total compensation of the median employee was 202 to 1.

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s rules. The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies to identify the median employee. The SEC’s rules also allow companies to exclude up to 5% of their workforce and make reasonable estimates and assumptions that may impact their employee populations. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above. Other companies have different employee populations and compensation practices and utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Audit & Risk Committee Report

The Audit & Risk Committee operates under a written charter. The charter, which was last amended effective February 23, 2022, includes the Audit & Risk Committee’s duties and responsibilities.

The Audit & Risk Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of Nasdaq’s accounting, auditing, and financial reporting practices and risk management. As part of this effort, the Audit & Risk Committee reviews the disclosures in annual reports on Form 10-K, quarterly reports on Form 10-Q and quarterly earnings releases. In addition, the Audit & Risk Committee assists the Board by reviewing and discussing Nasdaq’s regulatory and compliance programs, ERM structure and process, Global Employee Ethics Program, SpeakUp! Program and confidential whistleblower process. The Audit & Risk Committee charter complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and The Nasdaq Stock Market.

For a description of the Audit & Risk Committee’s key accomplishments in 2021, please refer to page 32.

Review of Audited Financial Statements

The Audit & Risk Committee:

•	reviewed and discussed the audited financial statements with management;

•

discussed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Auditing Standard No. 1301, “Communications with Audit & Risk Committees,” as adopted by the PCAOB; and

•

received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit & Risk Committee concerning independence and discussed with the independent registered public accounting firm the firm’s independence.

Based on the review and discussions discussed above, the Audit & Risk Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K.

The Audit & Risk Committee

Annual Evaluation and 2022 Selection of Independent Auditors

The Audit & Risk Committee annually evaluates the performance of the Company’s independent auditors, including the senior audit engagement team, and determines whether to reengage the current independent auditors or consider other audit firms.

The Audit & Risk Committee assessed Ernst & Young LLP’s performance as independent auditor during fiscal year 2021, including the performance of the Ernst & Young LLP lead audit partner and the audit team. As part of its assessment, the Audit & Risk Committee considered several factors, including:

•	relevant industry expertise and geographical reach;

•	an annual report from Ernst & Young LLP describing the independent auditors’ internal quality control procedures;

•	the firm’s independence and integrity;

•	the quality of communication with the Audit & Risk Committee;

•	the appropriateness of fees;

•	any material issues raised by the most recent internal quality control review or peer review or other external data on audit quality and performance; and

•	the quality and efficiency of the services provided, including performance of the Ernst & Young LLP lead audit partner and the audit team.

The Audit & Risk Committee also considered the impact of changing auditors when assessing whether to retain the current independent auditor. The Audit & Risk Committee determined that Ernst & Young LLP’s longer tenure is a benefit to Nasdaq as it brings their institutional expertise and knowledge of Nasdaq’s complex operations, accounting policies and practices, and internal controls over financial reporting. The Audit & Risk Committee most recently conducted a request for proposal for the independent auditor relationship in 2019.

According to applicable SEC rules, the lead audit partner at Ernst & Young LLP, our external auditor, may provide a maximum of five consecutive years of service to us. The current Ernst & Young LLP lead audit partner was assigned to us commencing with the audit of our financial statements for the fiscal year ended December 31, 2019.

Based on the assessment of Ernst & Young LLP’s performance, the Audit & Risk Committee believes that retaining Ernst & Young LLP for the fiscal year ending December 31, 2022 is in the best interests of Nasdaq and its shareholders.

Audit Fees and All Other Fees

The table below shows the amount of fees we paid to Ernst & Young LLP for fiscal years 2021 and 2020, including expenses.

	2021	2020

Audit fees[1]	$5,354,450	$5,024,454

Audit-related fees[2]	$1,266,350	$1,072,720

Audit and audit-related fees	$6,620,800	$6,097,174

Tax fees[3]	$445,507	$167,702

All other fees[4]	$2,098,306	$1,277,870

Total[5]	$9,164,613	$7,542,746

1.

Audit services were provided globally in 2021 and 2020. Fees related to audits of international subsidiaries are translated into U.S. dollars. Audit fees primarily represent fees for: the audit of Nasdaq’s annual financial statements included in the Form 10-K; the review of Nasdaq’s Quarterly Reports on Form 10-Q; statutory audits of subsidiaries as required by statutes and regulations; accounting consultations on matters addressed during the audit or interim reviews; comfort letters and consents; and the internal control attestation and reporting requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

2.	The 2021 and 2020 audit-related fees primarily include due diligence on strategic initiatives, including M&A, as well as other attestation reports issued related to Nasdaq’s regulatory environment.

3.	The increase in tax fees in 2021 as compared to 2020 was primarily due to higher consultation fees regarding tax matters.

4.

Other fees in 2021 and 2020 relate to the Swedish Financial Supervisory Authority listing requirements for companies applying for a listing on Nasdaq Stockholm AB. The validation of these companies is required to be performed by an external accounting firm. The fees are collected from the listing companies by us and paid to Ernst & Young LLP on behalf of the listing companies. In addition, other fees include fees for services related to organization control audits under Statement on Standards for Attestation Engagements No. 18.

5.	Fees exclude services provided to Nasdaq’s non-profit entities and services provided in relation to Nasdaq’s role as administrator for the Unlisted Trading Privileges Plan.

The Audit & Risk Committee pre-approves both audit and non-audit services performed by the independent registered public accounting firm, and our Audit & Risk Committee pre-approved all such services in 2021 and 2020.

Proposal 3:

Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022

✓	The Board unanimously recommends that shareholders vote FOR ratification of the appointment of Ernst & Young LLP.

As outlined in the Audit & Risk Committee charter, the Audit & Risk Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit Nasdaq’s financial statements. Following the process described under “Audit & Risk — Annual Evaluation and 2022 Selection of Independent Auditors,” the Audit & Risk Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

If the shareholders do not ratify the selection, the Audit & Risk Committee will reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit & Risk Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Nasdaq and its shareholders. Representatives of Ernst & Young LLP will be present during the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions by shareholders. The Audit & Risk Committee and the Board believe that the continued retention of Ernst & Young LLP as the independent registered public accounting firm is in the best interests of Nasdaq and its shareholders.

Other Items 111

Proposal 4:

Approve an Amendment to Nasdaq’s Charter to Increase the Total Number of Authorized Shares of Common Stock to Effect a Proposed 3-for-1 Stock Split

✓	The Board unanimously recommends that shareholders vote FOR the amendment to Nasdaq’s charter.

After due consideration, and upon the recommendation of our Finance Committee, our Board of Directors has determined that it is advisable and in the best interests of Nasdaq and its shareholders to amend Nasdaq’s Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of common stock from three hundred million (300,000,000) to nine hundred million (900,000,000), and correspondingly increase the total number of shares of capital stock that Nasdaq is authorized to issue from three hundred thirty million (330,000,000) to nine hundred thirty million (930,000,000) in order to provide us with sufficient authorized but unissued shares to effect a proposed 3-for-1 stock split. Thus, our Board of Directors has approved, adopted and authorized an amendment to our Amended and Restated Certificate of Incorporation, the text of which is set forth in Annex B to this Proxy Statement.

General

Article Fourth, Paragraph A of our Amended and Restated Certificate of Incorporation provides that the total number of shares of stock that we have the authority to issue is three hundred thirty million (330,000,000), consisting of thirty million (30,000,000) shares of Preferred Stock, and three hundred million (300,000,000) shares of common stock. The proposed amendment (the “Proposed Charter Amendment”) to our Amended and Restated Certificate of Incorporation would:

•	increase the total number of authorized shares of common stock from three hundred million (300,000,000) to nine hundred million (900,000,000); and

•	increase the total number of shares of capital stock from three hundred thirty million (330,000,000) to nine hundred thirty million (930,000,000).

The Proposed Charter Amendment would not change the total number of authorized shares of preferred stock.

In connection with our operation of self-regulatory organizations in the United States, Nasdaq is subject to SEC oversight, as prescribed by the Exchange Act. Under the Exchange Act, these self-regulatory organizations must submit to the SEC proposed changes to any of their rules, practices and procedures, including amendments to provisions of our Amended and Restated Certificate of Incorporation that are deemed to constitute rules. We expect to begin the process of obtaining approval from the SEC on or about the date of the filing of our Definitive Proxy Statement. We cannot guarantee that the SEC will approve of the proposed changes. If the Proposed Charter Amendment is adopted by our shareholders at the 2022 Annual Meeting and approved by the SEC, the Proposed Charter Amendment will be filed with the Secretary of State of the State of Delaware and become effective in connection with such filing. We expect to make such filing as soon as practicable after receiving the approval of both the SEC and our shareholders.

The additional shares of common stock authorized by the Proposed Charter Amendment, if and when issued, would have the same rights and privileges as the shares of common stock currently authorized under our Amended and Restated Certificate of Incorporation. The par value per share of our common stock will not be affected by the Proposed Charter Amendment.

As of the record date, we had three hundred million (300,000,000) shares of our common stock authorized, of which [●] shares were issued and outstanding and approximately [●] shares have been granted or remain available for grant under our Equity Plan and ESPP. In addition, we have 30,000,000 shares of preferred stock authorized, of which no shares were issued and outstanding. Therefore, as of the record date, we had only approximately [●] shares of common stock available for issuance, which is not enough to effect the proposed stock split without effecting the Proposed Charter Amendment.

Purpose of the Proposed Charter Amendment

On March 23, 2022, the Board of Directors approved pursuing an effective 3-for-1 forward stock split by way of a stock dividend contingent upon the approval of the adoption of the Proposed Charter Amendment by both our shareholders and the SEC, pursuant to which the holders of record of shares of common stock would receive by way of a dividend, two shares of common stock for each share of common stock held by such holder (the “Stock Dividend”). In the event the Stock Dividend is declared and paid, we will also make appropriate adjustments to our Equity Plan, ESPP and outstanding equity-based awards, including adjustments to the number of shares of common stock authorized for issuance under such plans and to the terms of such awards, in accordance with the parameters of the Stock Dividend and the terms of such plans. As a result, the Stock Dividend would significantly increase the number of shares of common stock issued and outstanding and the number of shares of common stock authorized for issuance under our Equity Plan and ESPP, thus necessitating an increase in the number of authorized shares under our Amended and Restated Certificate of Incorporation.

If the Proposed Charter Amendment is filed with the Secretary of State of the State of Delaware and becomes effective, the shares of common stock authorized by our Amended and Restated Certificate of Incorporation (as amended by the Proposed Charter Amendment) that are in excess of those distributed pursuant to the Stock Dividend will be available for issuance at such times and for such corporate purposes as our Board of Directors (or an authorized committee thereof) may deem advisable, including, without limitation, potential acquisitions, strategic partnerships, equity financings, equity incentives to employees, payments of future stock dividends and other forms of recapitalizations, without further shareholder approval (except as may be required by applicable law or the rules of any stock exchange or stock market on which the common stock may be listed or traded).

Stock Dividend

The trading price of our common stock has risen significantly over the past several years, reflecting the consistently strong performance of our Company. Since we first became a publicly traded company, the total number of authorized shares of our common stock has remained constant at three hundred million (300,000,000). However, over the last five years, the trading price of our common stock has increased by approximately [●]. As the trading price of our common stock has risen, we have carefully evaluated the effect of the trading price of our common stock on the liquidity and marketability of our common stock. We believe that this considerable price appreciation may be affecting the liquidity of our common stock, making it more difficult to efficiently trade and less affordable to certain classes of investors and, therefore, potentially less attractive to certain investors. The price of one share of our common stock on March 31, 2017 was $69.45 and the closing market price of one share our common stock on April 1, 2022 was $181.92 as reported on the Nasdaq Stock Market. Our Board believes that declaring and paying the Stock Dividend may support liquidity in the trading of our common stock and make the common stock more attractive to a broader range of investors. The Board believes it is in our and our shareholders’ best interests to increase the number of authorized shares of common stock for the purpose of, among other things, providing Nasdaq with sufficient authorized but unissued shares of common stock to declare and pay the proposed Stock Dividend.

If our shareholders adopt and the SEC approves the Proposed Charter Amendment, it is expected that the Board of Directors (or an authorized committee thereof) will declare the Stock Dividend and fix a record date and distribution date for such Stock Dividend soon thereafter. While the Board of Directors currently intends that the Board of Directors (or an authorized committee thereof) will declare the Stock Dividend and fix a distribution date that is shortly after the Proposed Charter Amendment is filed with the Secretary of State of the State of Delaware and becomes effective, the decision of the Board of Directors (or an authorized committee thereof) as to whether and when to declare and pay the Stock Dividend will be based on a number of factors, including market conditions and existing and expected trading prices for the common stock.

Effect of the Proposed Charter Amendment

If the Proposed Charter Amendment is adopted and becomes effective and, if the Stock Dividend is declared and paid, the aggregate number of shares of common stock either issued and outstanding or that may be issued pursuant to equity awards or otherwise reserved for issuance under Nasdaq’s Equity Plan and ESPP would total approximately [●], which is in excess of the three hundred million (300,000,000) shares of common stock currently authorized under our Amended and Restated Certificate of Incorporation. Having an additional [●] shares of common stock available for issuance after the payment of the Stock Dividend would provide Nasdaq with similar flexibility to what we currently have to issue shares of common stock without the expense and delay of a shareholders’ meeting.

Future issuances of shares of common stock could have a dilutive effect on the EPS, voting power and percentage shareholdings of current shareholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of Nasdaq. We do not believe, however, that the Proposed Charter Amendment would have an anti-takeover effect, and we have not proposed the increase in the authorized number of shares of common stock with the intention of using the additional shares for anti-takeover purposes.

Right to Abandon the Proposed Charter Amendment and Stock Dividend

We may abandon the Proposed Charter Amendment at any time before the effectiveness of the filing of the Proposed Charter Amendment with the Secretary of State of the State of Delaware and may also abandon the Stock Dividend, in each case without further action by our shareholders, notwithstanding the authorization of the Proposed Charter Amendment by our shareholders and the SEC.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, our shareholders are not entitled to appraisal rights in connection with the Proposed Charter Amendment or the Stock Dividend.

Vote Required

Approval of the adoption of the Proposed Charter Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote thereon.

If you abstain from voting on this matter, your abstention will have the same effect as a vote “against” the approval of the adoption of the Proposed Charter Amendment. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal within a specified period of time prior to the meeting, your broker has the authority to vote your shares. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum.

Proposal 5:

Shareholder Proposal – Special Shareholder Meeting Improvement

X	The Board unanimously recommends that shareholders vote AGAINST Proposal 5.

Mr. Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021-2100, owner of no less than 100 shares of Nasdaq common stock, has informed Nasdaq that he plans to introduce the following proposal at the Annual Meeting. We are not responsible for the accuracy or content of the proposal and supporting statement, which are presented below as received from the proponent. The proposal and supporting statement are quoted verbatim in italics below.

SHAREHOLDER PROPOSAL

Proposal 5 - Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.

Currently it takes a theoretical 15% of all shares outstanding to call for a special shareholder meeting. This theoretical 15% of all shares outstanding translates into 24% of the shares that vote at our annual meeting.

It would be hopeless to think that shares that do not have time to vote would have time to go through the special procedural steps to call for a special shareholder meeting.

And it goes downhill from here. All shares held for less than one full year are 100% disqualified from formal participation in calling for a special shareholder meeting. Thus the shareholders who own 24% of the shares that vote at the annual meeting could determine that they own 33% of NDAQ stock when length of stock ownership is factored out.

And then all NDAQ shares not held long are 100% disqualified. Thus the shareholders who own 33% of NDAQ stock could determine that they own close to 40% of NDAQ stock when their shares not held long are included.

A 15% stock ownership requirement that can in practice be close to a 40% stock ownership requirement is nothing for management to brag about. And NDAQ management likes to brag about its shareholder engagement even when management disingenuously distributes voter guides for dummies shortly before the voting at the annual meeting that tell shareholders how to vote in lockstep with the management party line.

It is also important to vote for this proposal because we gave 46% support to a 2018 proposal for a shareholder right to act by written consent and we still do not have a right to act by written consent. This 46% support may have represented 51% support from the NDAQ shares that have access to independent proxy voting advice and are not forced to rely on the conflicted opinions of management.

Many companies provide for both a shareholder right to call a special shareholder meeting and a shareholder right to act by written consent. Southwest Airlines and Target are companies that do not provide for shareholder written consent and yet provide for 10% of shares to call for a special shareholder meeting.

Please vote yes:

Special Shareholder Meeting Improvement, Proposal 5

Board Of Directors’ Statement In Opposition

The Board has carefully considered this proposal and concluded that its adoption is unnecessary and not in the best interests of the Company or our shareholders. The Board unanimously recommends that shareholders vote AGAINST this proposal, as further explained below.

Reasons to vote against this proposal

✓	Shareholders already have a meaningful right to call a special meeting with a 15% threshold

✓	The proposed 10% threshold is lower than the threshold at a majority of S&P 500 companies that offer shareholders the right to call a special meeting

✓

Special meetings require significant resources, and the lower threshold could be abused or lead to an unnecessary disruption of management’s time and energy in leading Nasdaq and driving value for all shareholders

✓	Nasdaq’s existing strong corporate governance practices emphasize Board accountability and provide shareholders with numerous opportunities for shareholder action

Nasdaq shareholders already have the ability to call special meetings.

The Board acknowledges the importance of allowing shareholders a meaningful right to call special meetings in appropriate circumstances. Currently, shareholders holding at least 15% of Nasdaq’s outstanding capital stock for at least one year may call a special meeting of shareholders. This right, which was adopted in response to feedback from our shareholders, permits Nasdaq’s shareholders to bring important matters before all shareholders for consideration in a fully transparent and equitable manner.

The Board believes that our current 15% ownership threshold achieves a reasonable and appropriate balance between providing shareholders with the ability to call a special meeting, while protecting shareholders against a small minority of shareholders who may utilize the special meeting right to advance their own self-interests. Given our shareholder base, reducing the ownership threshold to 10% could enable a small minority of shareholders (or even a single shareholder) to trigger the expense and distraction of a special meeting to pursue narrow short-term interests that are not widely viewed among our shareholder base as requiring immediate attention or that are not aligned with the long-term interests of the Company or our shareholders generally.

The Board believes maintaining the 15% ownership threshold preserves a reasonable and appropriate balance between providing shareholders with a right to call a special meeting and protecting against the unnecessary waste of corporate resources and disruption associated with convening a special meeting that may be inappropriate.

Statements in the shareholder proposal are incorrect and misleading.

We believe that certain assertions made in the shareholder proposal and supporting statement are incorrect and misleading. While we will not address each such statement, the proposal includes various percentages that the proponent claims are required to call a special meeting, from the current 15% as set forth in the Company’s By-Laws up to a 40% requirement. These references to various thresholds are particularly misleading given the purpose of this proposal is to reduce the relevant threshold from 15% to 10%. The proponent repeatedly overstates the current 15% ownership threshold with references to higher numbers that are not included in the Company’s By-Laws.

Additionally, the Company did not “disingenuously distribute[s] voter guidelines for dummies shortly before the voting at the annual meeting.” The only materials provided by the Company to our shareholders in 2021 were publicly filed with the SEC. The Company has no plans to distribute any materials, other than those that are or will be publicly filed, prior to the 2022 Annual Meeting.

Our existing 15% special shareholder meeting threshold is more favorable to shareholders than thresholds of other large public companies.

Among S&P 500 companies, approximately 70% provide shareholders with a right to call special meetings. Of those, approximately 62% set the threshold above 15%, and approximately 14% set the threshold at 15%, as does Nasdaq. Among our exchange peers, our threshold of 15% to call a special meeting is the lowest, and several peers do not afford shareholders the right to call a special shareholder meeting at all.

Together with our strong corporate governance policies and practices, our annual shareholder engagement program and the various shareholder-friendly governance provisions that we have adopted (as described below and elsewhere in this Proxy Statement), the Board believes that our current 15% special meeting threshold remains appropriate and enhances shareholder rights, yet still reasonably allows shareholders to call a special meeting.

Special shareholder meetings require significant resources and management time.

A special shareholder meeting requires a substantial commitment of time, effort and resources by the Company, regardless of whether the meeting is held in person or virtually. The Company must pay to prepare, print and distribute to shareholders the required SEC disclosure documents related to the meeting, solicit proxies, hold the meeting, tabulate votes, file the voting results with the SEC and, for a virtual meeting, engage a service provider to host the meeting online. A threshold of just 10% risks that a group of shareholders whose interests do not align with shareholders generally will call a meeting, thus spending Company time and resources and risking distraction of our Board and management from their primary focus of growing our business and enhancing shareholder value.

Nasdaq’s corporate governance practices emphasize Board accountability and provide numerous opportunities for shareholder action.

In addition to providing for extensive shareholder engagement throughout the year and our current shareholder right to call special meetings, Nasdaq’s existing corporate governance practices and policies emphasize Board accountability and give shareholders ample opportunity to take action. Significant examples include the following:

•

Proxy Access. In response to feedback from shareholders, Nasdaq adopted a proxy access provision that allows a shareholder (or group of shareholders) that complies with certain customary requirements to nominate candidates for service on the Board and have those candidates included in Nasdaq’s proxy materials.

•	Elimination of Supermajority Voting. In response to feedback from shareholders, Nasdaq eliminated supermajority voting requirements from its governance documents.

•

Majority Voting in Director Elections. In response to feedback from shareholders, Nasdaq amended its governance documents to provide that, in an uncontested election of directors, director nominees are elected by a majority of the votes cast. Moreover, our Corporate Governance Guidelines require that, in an uncontested election, an incumbent director must submit an irrevocable resignation as a condition to his or her nomination for election. If an incumbent director fails to receive the requisite number of votes in an uncontested election, the irrevocable resignation becomes effective and the resignation will be considered by the Nominating & ESG Committee, which will recommend to the full Board whether or not to accept the resignation.

•	Annual Elections of Directors. All of Nasdaq’s directors are elected annually by our shareholders.

•	Director Nominations. Nasdaq’s By-Laws permit shareholders to nominate persons for election to the Board or propose other business to be considered at an annual or special meeting called by the Board.

•

Independent Board Leadership. Nasdaq has separated the roles of Chairman of the Board and President and CEO. The Chairman of the Board is an independent director, as are all of the Chairs of the Board Committees.

•

No “Poison Pill.” We do not have a “poison pill,” which is a defensive tactic used by a corporation’s board of directors against a takeover. Such plans are generally viewed negatively by shareholder rights advocates.

•	Annual Advisory Vote to Approve Executive Compensation. On an annual basis, shareholders have the opportunity to provide feedback on the compensation of our NEOs through an advisory vote.

•

Advance Notice Provisions. Nasdaq’s By-Laws establish an advance notice procedure for director nominations or other proposals that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an Annual Meeting.

Nasdaq has consistently demonstrated that when it believes a particular action requested by a shareholder is in the best interests of all shareholders, the Board will support that action. Many of the practices described above were adopted in response to shareholder feedback.

Nasdaq believes that its corporate governance practices and policies enable shareholders to act in support of their interests while avoiding the risks associated with a lower threshold to call a special meeting.

Summary

The Company is proud of its consistent engagement with, and responsiveness to, its shareholders, as shown by its adoption of corporate governance policies that seek to serve the interests of all of our shareholders. Nasdaq’s existing 15% threshold to call a special shareholder meeting is strongly supportive of shareholder rights and is lower than the threshold at most S&P 500 companies. Accordingly, the adoption of the proposal to lower such percentage is unnecessary, inappropriate and not in the best interests of Nasdaq and its shareholders.

Other Business

The Nasdaq Board knows of no business other than the matters described in this Proxy Statement that will be presented at the Annual Meeting. To the extent that matters not known at this time may properly come before the Annual Meeting, absent instructions thereon to the contrary, the enclosed proxy will confer discretionary authority with respect to such other matters and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such other matters.

Security Ownership of Certain Beneficial Owners and Management

The following table and accompanying footnotes show information regarding the beneficial ownership of our common stock as of the the record date by:

• each person who is known by us to own beneficially more than 5% of our common stock;

• each current director and nominee for director;

• each NEO; and

• all directors and executive officers as a group.

Except as otherwise indicated, we believe that the beneficial owners listed below, based on information furnished by such owners, will have sole investment and voting power with respect to such shares, subject to community property laws where applicable. All vested options, vested shares of restricted stock and vested shares underlying PSUs referred to in the table were granted under the Equity Plan. Shares of common stock underlying options that are currently exercisable, or shares of restricted stock units that will vest within 60 days of the record date, are considered outstanding and beneficially owned by the person holding the options or restricted stock units for the purposes of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Holders of RSUs and PSUs granted under the Equity Plan have the right to direct the voting of the shares underlying those RSUs and PSUs only to the extent the shares are vested.

As of the record date, [●] shares of common stock were outstanding. Except as noted below, each shareholder is entitled to the number of votes equal to the number of shares of common stock held by such shareholder, subject to the 5% voting limitation contained in our Amended and Restated Certificate of Incorporation that generally prohibits a shareholder from voting in excess of 5% of the total voting power of Nasdaq.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class

Borse Dubai Limited[1]

Level 7, Precinct Building 5, Gate District	29,780,515	[●]%
DIFC, Dubai UAE

Investor AB2
Innax AB, Arsenalsgatan 8C, S-103 32	19,394,142	[●]%
Stockholm, Sweden V7

The Vanguard Group, Inc.[3]	12,629,907	[●]%
100 Vanguard Blvd. Malvern, PA 19355

Massachusetts Financial Services Company[4]	11,150,926	[●]%
111 Huntington Avenue, Boston, MA 02199

Capital World Investors[5]
333 South Hope Street, 55th Fl	9,272,130	[●]%
Los Angeles, CA 90071

BlackRock, Inc.[6]	8,546,784	[●]%
55 East 52nd Street, New York, NY 10055

Melissa M. Arnoldi[7]	10,568	*

Charlene T. Begley[8]	10,461	*

Steven D. Black[9]	44,383	*

Adena T. Friedman[10]	744,178	*

Essa Kazim[11]	41,038	*

Thomas A. Kloet[12]	24,903	*

John D. Rainey[13]	14,890	*

Michael R. Splinter[14]	65,871	*

Toni Townes-Whitley[15]	951	*

Jacob Wallenberg[16]	9,196	*

Alfred W. Zollar[17]	8,591	*

Ann M. Dennison[18]	12,689	*

Lauren B. Dillard[19]	44,633	*

P.C. Nelson Griggs[20]	28,955	*

Bradley J. Peterson[21]	19,320	*

Michael Ptasznik[22]	22,300	*

All Directors and Executive Officers of Nasdaq as a Group (23 Persons)	[●]	*

* Represents less than 1%.

1

As of the record date, based solely on information included in an amendment to Schedule 13D, filed March 27, 2012, Borse Dubai had shared voting and dispositive power over 29,780,515 shares. Borse Dubai is a majority-owned subsidiary of Investment Corporation of Dubai and therefore, each of Borse Dubai and Investment Corporation of Dubai may be deemed to be the beneficial owner of the 29,780,515 shares held by Borse Dubai. Borse Dubai and Nasdaq have entered into an agreement that limits Borse Dubai’s voting power to 4.35% of Nasdaq’s total outstanding shares. All of the shares held by Borse Dubai are pledged as security for outstanding indebtedness.

2

As of the record date, based solely on information included in an amendment to Schedule 13D, filed April 24, 2020, Innax AB had sole voting and dispositive power over 19,394,142 shares. Innax AB is 100% owned and controlled by Investor AB and therefore, each of Innax AB and Investor AB may be deemed to be the beneficial owner of the 19,394,142 shares held by Innax AB.

3.

As of the record date, based solely on information included in a Schedule 13G/A, filed February 10, 2022, The Vanguard Group, Inc. indicated that it has beneficial ownership of 12,629,907 shares, sole voting power with respect to 0 shares, shared voting power with respect to 183,645 shares, sole dispositive power with respect to 12,159,752 shares and shared dispositive power with respect to 470,155 shares.

4.

As of the record date, based solely on information included in a Schedule 13G/A, filed February 2, 2022, Massachusetts Financial Services Company indicated that it has beneficial ownership of and sole dispositive power with respect to 11,150,926 shares and sole voting power with respect to 10,463,872 shares.

5.

As of the record date, based solely on information included in a Schedule 13G/A, filed February 11, 2022, Capital World Investors indicated that it has beneficial ownership of and sole voting and dispositive power with respect to 9,272,130 shares.

6.

As of the record date, based solely on information included in a Schedule 13G, filed February 4, 2022, BlackRock, Inc. indicated that it has beneficial ownership of and sole dispositive power with respect to 8,546,784 shares and sole voting power with respect to 7,377,651 shares. The Schedule 13G includes shares beneficially held by the following subsidiaries of BlackRock, Inc.: BlackRock Life Limited; BlackRock International Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; BlackRock Asset Management North Asia Limited; BlackRock (Singapore) Limited; and BlackRock Fund Managers Ltd.

7.	Represents 8,584 vested shares of restricted stock and 1,984 shares of restricted stock vesting within 60 days.

8.	Represents 8,987 vested shares of restricted stock and 1,474 shares of restricted stock vesting within 60 days.

9.	Represents 42,258 vested shares of restricted stock and 2,125 shares of restricted stock vesting within 60 days.

10.

Represents (i) 268,817 vested options, (ii) 84,827 vested shares of restricted stock, (iii) 307,083 vested shares underlying PSUs and (iv) 34,451 shares granted under the Equity Plan or purchased pursuant to the ESPP when Ms. Friedman was previously an employee of Nas-daq prior to returning as President in 2014. Also includes an aggregate of 49,000 shares indirectly held by Ms. Friedman, which shares were gifted for estate planning purposes to two separate family trusts for the benefit of her children, of which trusts Ms. Friedman’s spouse is the trustee and the Ms. Friedman’s brother is the investment advisor.

11.

Represents 39,111 vested shares of restricted stock and 1,927 shares of restricted stock vesting within 60 days. Excludes shares of Nasdaq common stock owned by Borse Dubai. H.E. Kazim, who is Chairman of Borse Dubai, disclaims beneficial ownership of such shares.

12.	Represents (i) 20,778 vested shares of restricted stock and 2,125 shares of restricted stock vesting within 60 days and (ii) 2,000 shares acquired through open market purchases.

13.	Represents 12,765 vested shares of restricted stock and 2,125 shares of restricted stock vesting within 60 days.

14.	Represents 62,923 vested shares of restricted stock and 2,948 shares of restricted stock vesting within 60 days.

15.	Represents 951 shares of restricted stock vesting within 60 days.

16.

Represents 7,241 vested shares of restricted stock and 1,955 shares of restricted stock vesting within 60 days. Excludes shares of Nasdaq common stock held by Investor AB. Mr. Wallenberg, who is Chairman of Investor AB, disclaims beneficial ownership of such shares.

17.	Represents 6,551 vested shares of restricted stock and 2,040 shares of restricted stock vesting within 60 days.

18.	Represents (i) 371 vested shares of restricted stock, (ii) 11,268 vested shares underlying PSUs and (iii) 1,050 shares purchased pursuant to the ESPP.

19.

Represents (i) 13,519 vested shares of restricted stock, (ii) 30,436 vested shares underlying PSUs and (iii) 678 shares purchased pursuant to the ESPP. Reflects holdings on April 8, 2022, the date of Ms. Dillard’s resignation.

20.	Represents (i) 565 vested shares of restricted stock and (ii) 28,390 vested shares underlying PSUs.

21.	Represents (i) 5,891 vested shares of restricted stock, (ii) 12,241 vested shares underlying PSUs and (iii) 1,188 shares purchased pursuant to the ESPP.

22.	Reflects holdings as of April 8, 2022. Mr. Ptasznik retired from Nasdaq on February 28, 2021.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors and shareholders also are required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

We believe that during fiscal year 2021 all of our directors and executive officers complied with these requirements with the following exceptions: due to ministerial errors, (i) a filing by Ms. Michelle L. Daly on Form 4 regarding an award of restricted stock units was filed one day late and (ii) a filing by Mr. Jeremy Skule on Form 4 regarding the sale of shares was filed one day late.

Nasdaq’s

Employee

Networks

Nasdaq’s employee-led affinity networks enable employees to support each other and come together on shared topics and interests. Our Employee Networks celebrate our diversity and provide a sense of inclusion and belonging. The networks aim to empower success of employees with initiatives that promote professional advancement; provide networking opportunities; and build mentorship, advocacy and community outreach efforts. Our employee networks are supported by the executive leadership team and each employee network has an executive sponsor.

¡Adelante Nasdaq!

¡Adelante Nasdaq! is our global employee network

dedicated to employees who have an interest in Hispanic/

Latino culture and heritage.

Asian Professionals at Nasdaq (APAN)

APAN is a platform for professional and social activities for employees that have an affinity or interest in Asian culture.

Global Green Team

Global Green Team brings together Nasdaq employees

who are passionate about sustainability and making a

positive impact on the environment and planet.

Global Link of Black Employees (GLOBE)

GLOBE provides a platform for connection and

collaboration for employees that have an affinity or

interest in Black, African, African American, and West

Indian culture at Nasdaq.

Nasdaq Accessibility Network

Nasdaq Accessibility Network is for Nasdaq employees

with disabilities, their families and supporters.

Nasdaq Administrative Professionals Network

This network enables administrative professionals across

all geographies and demographics to collaborate with

each other on shared topics, best practices and interests.

The Out Proud Employees of Nasdaq (The OPEN)

The OPEN represents the LGBTQ+ employees, their

families and allies.

Parents and Caregivers

This network, which is for Nasdaq employees who identify

themselves as parents or caregivers, aims to foster a

workplace where employees feel confident that they can

have a rewarding career while being fully committed to

their family.

Software Engineer Employee Network (SEEN)

This network is for Nasdaq colleagues who are

enthusiastic about Software Engineering. The group seeks

to bring like-minded individuals together by fostering a

sense of community for software professionals in a fast-

paced technology environment.

Veterans@Nasdaq

This network brings together those employees who have

served or are currently serving in the military, military

families and their supporters.

Women in Nasdaq (WIN)

WIN brings women and their allies at Nasdaq together

and provides community, growth and learning

opportunities, and networking and visibility that supports

the advancement of women at Nasdaq personally and

professionally.

Executive Officers

Nasdaq’s executive officers, as of April 28, 2022, are listed below.

Adena T. Friedman Age: 52 Title: President and CEO

Ms. Friedman was appointed President and CEO and elected to the Board effective January 1, 2017. Previously, Ms. Friedman served as President and Chief Operating Officer from December 2015 to December 2016 and President from June 2014 to December 2015. Ms. Friedman served as CFO and Managing Director at The Carlyle Group, a global alternative asset manager, from March 2011 to June 2014. Prior to joining Carlyle, Ms. Friedman was a key member of Nasdaq’s management team for over a decade including as head of data products, head of corporate strategy and CFO.

Oliver Albers Age: 43 Title: EVP, Investment Intelligence

Mr. Albers was appointed EVP, Investment Intelligence, in April 2022. Prior to that, Mr. Albers served as SVP and Head of Data for Investment Intelligence from January 2020 through April 2022, and was previously SVP and Head of Sales from 2018 through January 2020. He has served at Nasdaq since 2000 in various leadership roles across research, product development, sales, and operations.

Roland Chai Age: 49 Title: EVP, Market Infrastructure Technology Executive Sponsor: Asian Professionals at Nasdaq (APAN)

Mr. Chai has served as EVP since April 2022 and leads our Market Infrastructure Technology business, which comprises purpose-built products to meet the technology needs of marketplace infrastructure clients. Prior to that, Mr. Chai served as Nasdaq’s Chief Risk Officer since June 2020. Before joining Nasdaq, Mr. Chai served in various senior roles at Hong Kong Exchange since June 2017, most recently as Head of Post-Trade and Group Risk Officer. Prior to joining Hong Kong Exchange, Mr. Chai served as Head of Equities at LCH.Clearnet since 2009.

Tal Cohen Age: 49 Title: EVP, North American Markets Employee Network Executive Sponsor: Asian Professionals at Nasdaq (APAN)
Mr. Cohen has served as EVP, North American Markets since July 2019. Prior to that, he was SVP, North American Market Services since April 2016. He joined Nasdaq following the acquisition of Chi-X Canada. Previously, Mr. Cohen was the CEO of Chi-X Global, a global operator of trading venues, for six years. Prior to Chi-X, he held senior positions at Instinet, American Express and Arthur Andersen.

Michelle L. Daly Age: 46 Title: SVP, Controller and Principal Accounting Officer

Ms. Daly has served as SVP, Controller and Principal Accounting Officer since May 2021. Prior to joining Nasdaq, Ms. Daly was Managing Director and Deputy Controller at BlackRock from April 2018 through April 2021. Previously, Ms. Daly held various senior leadership positions at Goldman Sachs from 2008 through 2018, including as head of SEC reporting, and in the corporate treasury department. Prior to joining Goldman Sachs in 2008, Ms. Daly served in the audit practice at Ernst & Young LLP.

Ann M. Dennison Age: 51 Title: EVP and CFO Employee Network Executive Sponsor: Women in Nasdaq (WIN)

Ms. Dennison has served as EVP and CFO since March 2021. Prior to that, she was SVP, Controller and Principal Accounting Officer since April 2016. Prior to joining Nasdaq, Ms. Dennison was employed by Goldman Sachs for 19 years, where she was Managing Director. Ms. Dennison joined Goldman Sachs from Price Waterhouse.

P.C. Nelson Griggs Age: 51 Title: EVP, Corporate Platforms Employee Network Executive Sponsor: The Out Proud Employees of Nasdaq (The OPEN)
Mr. Griggs has served as EVP, Corporate Platforms since April 2018. Mr. Griggs is also President of The Nasdaq Stock Market. Previously, Mr. Griggs was EVP, Listing Services from October 2014 through April 2018 and SVP, New Listings from July 2012 through October 2014. Since joining Nasdaq in 2001, Mr. Griggs has served in a myriad of other roles including SVP, Listings Asia Sales and VP, Listings. Prior to joining Nasdaq, Mr. Griggs worked at Fidelity Investments and a San Francisco based startup company.

Jamie King Age: 48 Title: EVP, Anti-Financial Crime Technology

Jamie King has served as EVP since April 2022 and leads our Anti-Financial Crime Technology business. Mr. King is the President and CEO of Verafin, which Nasdaq acquired in February 2021. Mr. King co-founded Verafin, a provider of anti-financial crime management solutions used by thousands of banks and other financial institutions.

Bradley J. Peterson Age: 62 Title: EVP and CIO/CTO Employee Network Executive Sponsor: Software Engineer Employee Network (SEEN); Women in Nasdaq (WIN)
Mr. Peterson has served as EVP and CIO/CTO since February 2013. Previously, Mr. Peterson served as EVP and CIO at Charles Schwab, Inc. from May 2008 to February 2013. Mr. Peterson was CIO at eBay from April 2003 through May 2008. From July 2001 through March 2003, Mr. Peterson was the Managing Director and Chief Operating Officer at Epoch Securities after its merger with Goldman Sachs Group, Inc. He also has held senior executive positions at Epoch Partners, Inc., Charles Schwab & Company and Pacific Bell Wireless (now part of AT&T).

Bjørn Sibbern Age: 48 Title: EVP, Nasdaq Europe Employee Network Executive Sponsor: Parents and Caregivers
Mr. Sibbern has served as EVP, Nasdaq Europe since June 2019. He also is President of Nasdaq Nordic Ltd. Previously, Mr. Sibbern served as EVP, Investment Intelligence from October 2016 to May 2019, SVP, Nasdaq Global Commodities from February 2013 to October 2016 and SVP, Nasdaq Nordic Equities & Equities Derivatives from 2009 to February 2013. Mr. Sibbern also served as President of the Nasdaq Copenhagen Stock Exchange from 2008 to 2016.

Jeremy Skule Age: 48 Title: EVP and Chief Strategy Officer Employee Network Executive Sponsor: Global Green Team; Veterans@Nasdaq

Mr. Skule has served as EVP and Chief Strategy Officer since January 2021. Previously, Mr. Skule was EVP and Chief Marketing Officer since April 2018, after previously serving as SVP and Chief Marketing Officer since 2012. Mr. Skule joined Nasdaq in 2012 from UBS, where he led Marketing and Communications for the Wealth Management business. Prior to UBS, Mr. Skule was the Chief Communications Officer at MF Global. Previously, he led the financial services practice at FleishmanHillard, a division of Omnicom Group, one of the largest global public relations and marketing agencies. Mr. Skule’s career has spanned senior communications positions and marketing leadership roles in Washington, DC, and New York.

Bryan E. Smith Age: 49 Title: EVP and Chief People Officer Employee Network Executive Sponsor: ¡Adelante Nasdaq!

Mr. Smith has served as EVP and Chief People Officer since January 2020, after previously serving as SVP and Chief People Officer since 2012. Prior to joining Nasdaq in 2012, he was a founding partner with Meridian Compensation Partners LLC, an independent executive compensation advisory firm, where he provided advice to boards of directors and senior management teams on the full range of executive and board compensation issues. Prior to Meridian Compensation Partners, Mr. Smith was a Principal at Hewitt Associates LLC (now Aon Hewitt), a global human resource consulting and outsourcing firm, where he held various senior HR outsourcing and consulting roles.

John A. Zecca Age: 54 Title: EVP and Chief Legal, Risk and Regulatory Officer Employee Network Executive Sponsor: Parents and Caregivers
Mr. Zecca has served as EVP and Chief Legal and Regulatory Officer since October 2019. In April 2022, Mr. Zecca also became the Chief Risk Officer. Previously, Mr. Zecca was SVP, General Counsel North America, and Chief Regulatory Officer from April 2018 to September 2019, after serving as SVP, Senior Deputy General Counsel from July 2017 to April 2018. Mr. Zecca was SVP, MarketWatch, Nasdaq’s market surveillance group, from January 2010 to July 2017 and before that, he held a variety of other legal and regulatory roles at Nasdaq. Prior to joining Nasdaq in 2001, Mr. Zecca served as legal counsel to an SEC Commissioner and practiced corporate and securities law at both Hogan Lovells and Kaye Scholer.

Certain Relationships and Related Transactions

The Audit & Risk Committee of the Board has adopted a written policy requiring notification, review, and approval of related person transactions. Every two years, the Audit & Risk Committee reviews and approves the policy on related person transactions.

Under the policy, all related person transactions are subject to ongoing review and approval or ratification by the Audit & Risk Committee. For purposes of the policy, a “related person” generally includes directors, director nominees, executive officers, greater than 5% shareholders, immediate family members of any of the foregoing and entities that are affiliated with any of the foregoing.

Under the policy, related person transactions that are conducted in the ordinary course of Nasdaq’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties are considered pre-approved by the Audit & Risk Committee. The Transaction Review Committee (consisting of employees in Finance, Internal Audit, and the Legal, Risk and Regulatory Group) is responsible for determining if a transaction meets the pre-approval requirements. If the pre-approval requirements are not met, the transaction is referred to the Audit & Risk Committee for review and approval or ratification.

In determining whether to approve or ratify a related person transaction, the Audit & Risk Committee considers, among other things, the following factors:

•	whether the terms of the related person transaction are fair to Nasdaq and whether such terms would be on the same basis if the transaction did not involve a related person;

•	whether there are business reasons for Nasdaq to enter into the related person transaction;

•	whether the related person transaction would impair the independence of an outside director;

•	whether the related person transaction would present a conflict of interest for any director or executive officer of Nasdaq, taking into account:

-	the size of the transaction;

-	the overall financial position of the director or executive officer;

-	the direct or indirect nature of the director’s or executive officer’s interest in the transaction; and

-	the ongoing nature of any proposed relationship;

•	whether the related person transaction is material, taking into account:

-	the importance of the interest to the related person;

-	the relationship of the related person to the transaction and of related persons to each other;

-	the dollar amount involved; and

-	the significance of the transaction to Nasdaq investors in light of all the circumstances; and

•	whether the related person transaction aligns with Nasdaq’s culture of integrity and potential reputational risk implications.

The following section describes certain transactions since the beginning of the fiscal year ended December 31, 2021, in which Nasdaq or any of its subsidiaries was a party, the amount involved exceeded $120,000 and a related person may have had, or may have, a direct or indirect material interest. In addition to the transactions described below, certain of our directors or director nominees are officers or partners of companies or private equity firms which, directly or through their controlled portfolio companies, enter into commercial transactions with Nasdaq or its subsidiaries from time to time in the ordinary course of business. We do not believe that such directors or director nominees have a direct or indirect material interest in such transactions. In accordance with our policy, all such transactions, and the transactions discussed below, have been reviewed and approved or ratified by the Audit & Risk Committee of our Board or received pre-approval, as discussed above.

Borse Dubai

As of the record date, Borse Dubai owned approximately 18.1% of Nasdaq’s common stock. Nasdaq is party to several commercial agreements with Borse Dubai and/or its affiliates that were negotiated on an arms-length basis and entered into in the ordinary course of business. Under these agreements, Borse Dubai or its affiliates paid Nasdaq approximately $2.7 million, primarily for market technology products and services, during the fiscal year ended December 31, 2021.

About Our Annual Meeting 129

Questions and Answers About Our Annual Meeting

1.	What is included in the proxy materials? What is a proxy statement and what is a proxy? What is the Notice of Internet Availability?

The proxy materials for our 2022 Annual Meeting of Shareholders include the notice of annual meeting, this Proxy Statement, and the Form 10-K. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy involves your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated two of our officers as proxies for the 2022 Annual Meeting of Shareholders. These two officers are John A. Zecca and Erika Moore. The form of proxy and this Proxy Statement have been approved by the Board and are being provided to shareholders by its authority.

The Notice of Internet Availability contains instructions for accessing and reviewing our proxy materials and submitting a proxy over the internet. Our proxy materials were made available at www.proxyvote.com on the date that we first mailed or delivered the Notice of Internet Availability. The Notice also will tell you how to request our proxy materials in printed form or by e-mail, at no charge. The Notice contains a 16-digit control number that you will need to submit a proxy to vote your shares. We encourage shareholders to access our Proxy Statement electronically to reduce our impact on the environment.

2.	What different methods can I use to vote?

You can vote by any of the following methods.

By Internet. The Notice of Internet Availability of Proxy Materials contains the website address (www.proxyvote.com) for internet proxy submission. Internet proxy submission is available 24 hours a day until 11:59 p.m. (Eastern Time) on June 21, 2022. You must enter your 16-digit control number, which is printed in the lower right-hand corner of the Notice of Internet Availability, and you will be given the opportunity to confirm that your instructions have been properly recorded.

By Phone. In the U.S. and Canada, you can vote your shares by calling +1 800 690 6903. Telephone proxy submission is available 24 hours a day until 11:59 p.m. (Eastern Time) on June 21, 2022. When you submit a proxy by telephone, you will be required to enter your 16-digit control number. You will then receive easy-to-follow voice prompts allowing you to instruct the proxy holders how to vote your shares and to confirm that your instructions have been properly recorded. If you are located outside the U.S. or Canada, you should instruct the proxy holders how to vote your shares by internet or by mail.

By Mail. If you choose to submit a proxy by mail after requesting and receiving printed proxy materials, simply complete, sign and date your proxy card and return it in the postage-paid envelope provided.

3.	Why is the Annual Meeting a virtual meeting? How do I attend?

Our Annual Meeting of Shareholders is conducted virtually through a live webcast and online shareholder tools. This promotes shareholder attendance and participation, enabling shareholders to participate fully, and equally, from any location around the world, free of charge. Given our global footprint, we believe this is the right choice. The virtual format results in cost savings to the Company and shareholders and is designed to enhance shareholder access, participation, and communication.

Shareholders as of the record date may attend the Annual Meeting by logging in at www.virtualshareholdermeeting.com/NDAQ2022. To log in, shareholders (or their authorized representatives) will need the 16-digit control number provided on their proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. If you are not a shareholder or do not have a 16-digit control number, you still may access the meeting as a guest, but you will not be able to participate.

We encourage you to access the Annual Meeting before it begins. Online check-in will start shortly before the meeting on June 22, 2022. We will have technicians ready to assist you with any technical difficulties that you may have accessing our virtual Annual Meeting. If you encounter any problems accessing the virtual Annual Meeting during check-in or during the Annual Meeting, please call the technical support number that will be posted on our Annual Meeting platform log-in page, at www.virtualshareholdermeeting.com/NDAQ2022.

You do not need to access the Annual Meeting webcast to vote if you submitted your vote via proxy in advance of the meeting. An audio replay of the Annual Meeting, including the questions answered during the meeting, will be available on http://ir.nasdaq.com/investors/annual-meeting until the 2023 Annual Meeting of Shareholders.

4.	Can I ask questions at the Annual Meeting?

The Annual Meeting will include a question and answer session that will include questions submitted in advance of, and questions submitted during, the meeting. You may submit a question in advance of the meeting at www.proxyvote.com. You may submit a question during the meeting through www.virtualshareholdermeeting.com/NDAQ2022. In both cases, you must provide your 16-digit control number.

As part of the Annual Meeting, we will hold a Q&A session, during which we intend to answer all questions submitted before or during the Annual Meeting in accordance with the Meeting Rules (which will be made available on the Annual Meeting website) and which are pertinent to the Company and the Annual Meeting matters, as time permits. We will limit each shareholder to one question in order to allow us to answer questions from as many shareholders as possible. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. Answers to questions that are not addressed during the Annual Meeting will be published following the meeting at ir.nasdaq.com.

Questions regarding personal matters, including general economic, political, or other views that are not directly related to the business of Nasdaq, are not pertinent to Annual Meeting matters and therefore will not be answered.

We want to be sure that our shareholders are afforded the same rights and opportunities to participate as at an in-person meeting, so our Board and Committee Chairs, members of the Executive Leadership Team and representatives of Ernst & Young LLP will join the virtual Annual Meeting and be available for questions.

5.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our registrar and transfer agent, Computershare, you are considered a “shareholder of record” with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “beneficial owner” of those shares.

6.	What if I am a beneficial owner and do not give voting instructions to my broker? What is a broker non-vote?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker, or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.

Discretionary Items. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is a discretionary item. Banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal at their discretion.

Non-Discretionary Items. All the other proposals in this Proxy Statement are non-discretionary items. Banks, brokers and other nominees that do not receive voting instructions from beneficial owners may not vote on these proposals, resulting in a “broker non-vote.”

If you hold your shares through a bank, broker or other nominee, it is important that you cast your vote if you want it to count on all of the matters to be considered at the Annual Meeting.

7.	What proposals are to be voted on at the 2022 Annual Meeting of Shareholders, and what are the voting standards?

Proposal	Nasdaq Board’s Recommendation	Voting Standard	Effect of Abstentions and Broker Non-Votes

1. Election of ten directors (Non-Discretionary Item)	FOR EACH NOMINEE	Majority of votes cast	Not counted as votes cast and therefore have no effect

2. Advisory vote to approve the Company’s executive compensation (Non-Discretionary Item)	FOR	Majority of the votes present in person or represented by proxy	Abstentions have the effect of a vote against the proposal; broker non-votes have no effect

3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Discretionary Item)	FOR	Majority of the votes present in person or represented by proxy	Abstentions have the effect of a vote against the proposal; there will not be broker non-votes

4. To approve an amendment to Nasdaq’s charter to increase the total number of authorized shares of common stock to effect a proposed 3-for-1 stock split (Non-Discretionary Item)	FOR	Majority of the outstanding shares of common stock	Abstentions have the effect of a vote against the proposal; broker non-votes have no effect

5. Shareholder proposal – Special Shareholder Meeting Improvement (Non-Discretionary Item)	AGAINST	Majority of the votes present in person or represented by proxy	Abstentions have the effect of a vote against the proposal; broker non-votes have no effect

The proxy provides that each shareholder may vote his or her Nasdaq shares “For,” “Against” or “Abstain” on individual nominees and each of the other proposals. Whichever method you select to transmit your instructions, the proxy holders will vote your shares as provided by those instructions. If you provide a proxy without specific voting instructions, the proxy holders will vote your Nasdaq shares in accordance with the Board recommendations noted above.

The vote to approve executive compensation is advisory only and, therefore, the result of this vote will not be binding on our Board or Management Compensation Committee. Our Board and Management Compensation Committee will, however, consider the outcome of this vote when evaluating our executive compensation program in the future.

The shareholder proposal is precatory, meaning that it requests that the Board take a specific action, and therefore, the results of the vote on that proposal will not be binding on the Board. The Board will consider the outcome of the shareholder vote in considering next steps on this matter for the upcoming year. If the shareholder proposal is not properly presented by the proponent at the Annual Meeting, it will not be voted upon.

8.	What can I do if I change my mind after I vote my shares?

You can change your vote by revoking your proxy at any time before it is exercised in one of two ways: submit a later dated proxy (including a proxy submitted through the internet at www.proxyvote.com, by telephone or by proxy card); or notify Nasdaq’s Corporate Secretary by email at corporatesecretary@nasdaq.com that you are revoking your proxy.

If you are a beneficial owner of Nasdaq shares held by a bank, broker or other nominee, you will need to contact the bank, broker or other nominee to revoke your proxy.

9.	How many votes do I have?

Each share of common stock has one vote, subject to the voting limitation in our Amended and Restated Certificate of Incorporation that generally prohibits a shareholder from voting in excess of 5% of the total voting power of Nasdaq.

10.	Are votes confidential?

Proxies, ballots and voting instruction forms are handled on a confidential basis to protect your voting privacy. This information will be disclosed only to those recording the vote, except if there is a proxy contest, if the shareholder authorizes disclosure, to defend legal claims or as otherwise required by law. Comments written on your proxy, ballot or voting instruction form are not confidential.

11.	What constitutes a quorum for the Annual Meeting?

The presence of the holders of a majority (greater than 50%) of the votes entitled to be cast at the meeting constitutes a quorum. Presence may be in person or by proxy. Abstentions and broker non-votes are counted as present and entitled to vote at the meeting for purposes of determining a quorum. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of a quorum at the meeting.

12.	Who counts and tabulates the votes?

Broadridge Financial Solutions, Inc. counts and tabulates the votes and acts as the inspector of elections.

13.	When will the Company announce the voting results?

Preliminary results will be announced at the meeting and, thereafter, final results will be reported in a current report on Form 8-K, which is expected to be filed with the SEC within four business days after the meeting, and will be posted on http://ir.nasdaq.com.

14.	How are proxies solicited, and what is the cost?

Soliciting a proxy is the outreach to obtain the authorization of shareholders to vote on their behalf at a shareholder meeting. We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (who will not receive any additional compensation for these solicitations), in person or by telephone, electronic transmission or facsimile transmission. Upon request, Nasdaq will reimburse banks, brokers and other nominees for their reasonable expenses in sending proxy materials to their customers and obtaining their proxies. Nasdaq has engaged D.F. King & Co., Inc. to assist in soliciting proxies at a fee of $9,500, plus costs and expenses.

15.	What is “householding,” and how does it affect me?

Nasdaq has adopted a practice approved by the SEC known as “householding” to reduce printing and postage fees for the meeting notice. “Householding” means that shareholders who share the same last name and address will receive only one copy of the proxy materials unless we receive instructions to the contrary from any shareholder at that address. We will promptly deliver a separate copy of the proxy materials to you if you contact us with your request via phone (+1 212 401 8737) or email (investor.relations@nasdaq.com). If you wish to receive separate copies of the proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee, or you may contact us at the above telephone number or email address.

16.	Will you make a list of shareholders entitled to vote at the 2022 Annual Meeting of Shareholders available?

A list of record holders entitled to vote at the Annual Meeting will be available from June 8, 2022 through the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m. (Eastern Time), at our principal executive offices (151 W. 42nd Street, New York, New York 10036). To make arrangements to view the list, please contact our Corporate Secretary by email at corporatesecretary@nasdaq.com. To access the list during the Annual Meeting, please visit www.virtualshareholdermeeting.com/ NDAQ2022 and enter your 16-digit control number.

17.	How can I view or request copies of the Company’s SEC filings?

The Form 10-K, our Quarterly Reports on Form 10-Q, our current reports on Form 8-K and any amendments to those reports are available free of charge on the “Financials—SEC Filings” page of our Investor Relations website, which can be found at http://ir.nasdaq.com/financials/sec-filings. We will furnish, without charge, a copy of the Form 10-K, including the financial statements, to any shareholder upon request to the Nasdaq Investor Relations Department, Attention: Edward Ditmire, 151 W. 42nd Street, New York, New York 10036, in writing, or by email at investor.relations@nasdaq.com.

18.	How do I submit a proposal or director nomination for inclusion in the 2023 Proxy Statement?

Nasdaq shareholders who wish to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Proxy Statement for Nasdaq’s 2023 Annual Meeting must submit them on or before December 29, 2022 to the Corporate Secretary and must otherwise comply with the requirements of Rule 14a-8.

Our By-Laws include a proxy access provision that permits a shareholder, or a group of shareholders, owning at least 3% of our outstanding shares of common stock continuously for at least three years, to nominate and include in the proxy materials for an Annual Meeting director nominees constituting up to the greater of two individuals and 25% of the total number of directors then in office, provided that the shareholder(s) and nominee(s) satisfy the requirements specified in the By-Laws. Notice of director nominations submitted under these requirements must be received no earlier than November 29, 2022 and no later than December 29, 2022.

In addition, Nasdaq shareholders may recommend individuals for consideration by the Nominating & ESG Committee for nomination to the Nasdaq Board. Holders should submit such recommendations in writing, together with any supporting documentation the holder deems appropriate, to Nasdaq’s Corporate Secretary prior to January 31, 2023.

19.	How do I submit other proposals or director nominations for presentation at the 2023 Annual Meeting?

Our By-Laws also establish an advance notice procedure for other proposals or director nominations that are not submitted for inclusion in the Proxy Statement, but that a shareholder instead wishes to present directly at an Annual Meeting. Under these procedures, a shareholder must deliver a notice containing certain information, as set forth in the By-Laws, to Nasdaq’s Corporate Secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the prior year’s meeting. Assuming the 2023 Annual Meeting is held according to this year’s schedule, the notice must be delivered on or prior to the close of business on February 22, 2023, but no earlier than the close of business on March 24, 2023. However, if Nasdaq holds its Annual Meeting on a date that is more than 30 days before or 70 days after such anniversary date, the notice must be delivered no earlier than the close of business on the 120th day prior to the date of the Annual Meeting nor later than the close of business on the later of (i) the 90th day prior to the date of the Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made by Nasdaq.

How to Vote

Use any of the following methods and your 16-digit control number:

By Internet Using Your Computer
Visit www.proxyvote.com
Visit 24/7

By Phone
Call +1 800 690 6903 in the U.S. or
Canada to vote your shares

By mail
Cast your ballot, sign your proxy card, and return by postage-paid envelope

Attend the Annual Meeting
Vote during the meeting by following the instructions on the website

Annexes 136

Annex A

Non-GAAP Financial Measures

We recommend investors review the U.S. GAAP financial measures included in this Proxy Statement, as well as the Form 10-K, including our consolidated financial statements and the notes thereto.

In addition to disclosing results determined in accordance with U.S. GAAP, we have also provided non-GAAP net income attributable to Nasdaq and non-GAAP diluted EPS. Management uses this non-GAAP information internally, along with U.S. GAAP information, in evaluating our performance and in making financial and operational decisions. We believe our presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparisons of our ongoing operating performance.

These measures are not in accordance with, or an alternative to, U.S. GAAP, and may be different from non-GAAP measures used by other companies. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures. Investors should not rely on any single financial measure when evaluating our business. This non-GAAP information should be considered as supplemental in nature and is not meant as a substitute for our operating results in accordance with U.S. GAAP. We recommend investors review the U.S. GAAP financial measures included in this Proxy Statement, as well as the Form 10-K, including our consolidated financial statements and the notes thereto. When viewed in conjunction with our U.S. GAAP results and the accompanying reconciliation, we believe these non-GAAP measures provide greater transparency and a more complete understanding of factors affecting our business than U.S. GAAP measures alone.

We understand that analysts and investors regularly rely on non-GAAP financial measures, such as non-GAAP net income attributable to Nasdaq and non-GAAP diluted EPS, to assess operating performance. We use non-GAAP net income attributable to Nasdaq and non-GAAP diluted EPS because they highlight trends more clearly in our business that may not otherwise be apparent when relying solely on U.S. GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our ongoing operating performance. Non-GAAP net income attributable to Nasdaq for the periods presented below is calculated by adjusting for the following items:

Amortization expense of acquired intangible assets: We amortize intangible assets acquired in connection with various acquisitions. Intangible asset amortization expense can vary from period to period due to episodic acquisitions completed, rather than from our ongoing business operations. As such, if intangible asset amortization is included in performance measures, it is more difficult to assess the day-to-day operating performance of the businesses, the relative operating performance of the businesses between periods, and the earnings power of Nasdaq. Performance measures excluding intangible asset amortization expense therefore provide investors with a useful representation of our businesses’ ongoing activity in each period.

Merger and strategic initiatives expense: We have pursued various strategic initiatives and completed acquisitions and divestitures in recent years that have resulted in expenses which would not have otherwise been incurred. These expenses generally include integration costs, as well as legal, due diligence and other third party transaction costs. The frequency and the amount of such expenses vary significantly based on the size, timing and complexity of the transaction. Accordingly, we exclude these costs for purposes of calculating non-GAAP measures, which provide a more meaningful analysis of Nasdaq’s ongoing operating performance or comparisons in Nasdaq’s performance between periods.

Restructuring charges: We initiated the transition of certain technology platforms to advance our strategic opportunities as a technology and analytics provider and continue the re-alignment of certain business areas. See Note 20, “Restructuring Charges,” to the consolidated financial statements in the Form 10-K for further discussion of our 2019 restructuring plan, which was completed in June 2021. Charges associated with this plan represented a fundamental shift in our strategy and technology as well as executive re-alignment and were excluded for purposes of calculating non-GAAP measures as they are not reflective of ongoing operating performance or comparisons in Nasdaq’s performance between periods.

Net income from unconsolidated investee: See “Equity Method Investments,” of Note 6, “Investments,” to the consolidated financial statements in the Form 10-K for further discussion. Our income on our investment in The Options Clearing Corporation, or OCC, may vary significantly compared to prior periods due to the changes in OCC’s capital management policy. Accordingly, we will exclude this income from current and prior periods for purposes of calculating non-GAAP measures which provide a more meaningful analysis of Nasdaq’s ongoing operating performance or comparisons in Nasdaq’s performance between periods.

Other significant items: We have excluded certain other charges or gains, including certain tax items, that are the result of other non-comparable events to measure operating performance. We believe the exclusion of such amounts allows management and investors to better understand the ongoing financial results of Nasdaq.

For 2021, other significant items primarily included:

•

a charge related to an administrative fine imposed by the Swedish Financial Supervisory Authority, or SFSA, associated with the default that occurred in 2018. See “Nasdaq Commodities Clearing Default,” of Note 15, “Clearing Operations,” to the consolidated financial statements in the Form 10-K for further discussion;

•	a loss on extinguishment of debt;

•	a net gain on a divestiture of a business, which represents our pre-tax net gain of $84 million on the sale of our U.S. Fixed Income business; and

•	gains from strategic investments entered into through our corporate venture program included in other income in our Consolidated Statements of Income in the Form 10-K.

For 2020, other significant items primarily included:

•	a provision for notes receivable associated with the funding of technology development for the Consolidated Audit Trail;

•	a loss on extinguishment of debt;

•	charges associated with duplicative rent and impairment of leasehold assets related to our global headquarters move;

•	charitable donations made to the Nasdaq Foundation, COVID-19 response and relief efforts, and social justice charities; and

•	the reversal of a $6 million regulatory fine issued by the SFSA, which is recorded in regulatory expense in the Consolidated Statements of Income in the Form 10-K.

For 2019, other significant items primarily included:

•	a provision for notes receivable associated with the funding of technology development for the Consolidated Audit Trail;

•	a loss on extinguishment of debt;

•	a net gain on a divestiture of a business, which represents our pre-tax net gain of $27 million on the sale of BWise; and

•	other items:

-	a tax reserve for certain prior year examinations; and

-	certain litigation costs which are recorded in professional and contract services expense in the Consolidated Statements of Income in the Form 10-K.

The above charges, with the exception of those noted differently above, are recorded in general, administrative, and other expense in our Consolidated Statements of Income in the Form 10-K.

Significant tax items:

The non-GAAP adjustment to the income tax provision included the tax impact of each non-GAAP adjustment and:

•	for 2021, return-to-provision adjustments and prior period tax benefits.

•	for 2020, a tax benefit on compensation-related deductions determined to be allowable.

•

for 2020 and 2019, excess tax benefits related to employee share-based compensation to reflect the recognition of the income tax effects of share-based awards when awards vest or are settled. This item is subject to volatility and will vary based on the timing of the vesting of employee share-based compensation arrangements and fluctuation in our stock price. Beginning with the quarter ended March 31, 2021, such excess tax benefits are no longer included as a non-GAAP adjustment as they do not have a material impact on period-over-period comparison.

•

for 2019, a tax benefit primarily related to an adjustment to the 2018 federal and state tax returns and a tax benefit related to capital distributions from the OCC. See “Equity Method Investments,” of Note 6, “Investments,” to the consolidated financial statements in the Form 10-K for further discussion of our OCC investment.

Non-GAAP Financial Measures

	Year Ended December 31,

	2021	2020	2019

	(in millions, except per share amounts)

U.S. GAAP net income attributable to Nasdaq	$1,187	$933	$774

Amortization expense of acquired intangible assets	170	103	101

Merger and strategic initiatives expense	87	33	30

Restructuring charges	31	48	39

Net income from unconsolidated investee	(52)	(70)	(82)

Regulatory matters	33	(6)	-

Provision for notes receivable	-	6	20

Extinguishment of debt	33	36	11

Net gain on divestiture of businesses	(84)	-	(27)

Charitable donations	-	17	-

Other	(71)	14	17

Total non-GAAP adjustments	147	181	109

Adjustment to the income tax provision to reflect non-GAAP adjustments and other tax items	(61)	(77)	(43)

Excess tax benefits related to employee share-based compensation	-	(6)	(5)

Total non-GAAP tax adjustments	(61)	(83)	(48)

Total non-GAAP adjustments, net of tax	86	98	61

Non-GAAP net income attributable to Nasdaq	$1,273	$1,031	$835

U.S. GAAP effective tax rate	22.6%	23.0%	24.0%

Total adjustments from non-GAAP tax rate	1.7%	3.0%	2.0%

Non-GAAP effective tax rate	24.3%	26.0%	26.0%

Weighted-average common shares outstanding for diluted EPS	168.4	166.9	167.0

U.S. GAAP diluted EPS	$7.05	$5.59	$4.63

Total adjustments from non-GAAP net income	0.51	0.59	0.37

Non-GAAP diluted EPS	$7.56	$6.18	$5.00

Annex B

Form of Amendment to Amended and Restated Certificate of Incorporation

Article First, Paragraph A of Nasdaq’s Amended and Restated Certificate of Incorporation shall be amended to read as follows. Proposed additions are underlined; proposed deletions are stricken through.

A. The total number of shares of Stock which Nasdaq shall have the authority to issue is ~~Three~~ Nine Hundred Thirty Million (~~330~~ 930,000,000), consisting of Thirty Million (30,000,000) shares of Preferred Stock, par value $.01 per share (hereinafter referred to as “Preferred Stock”), and ~~Three~~ Nine Hundred Million (~~300~~ 900,000,000) shares of Common Stock, par value $.01 per share (hereinafter referred to as “Common Stock”).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this Proxy Statement contains forward-looking statements that involve a number of risks and uncertainties. Words such as “may,” “will,” “could,” “should,” “anticipates,” “envisions,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words or terms of similar substance used in connection with any discussion of future expectations as to industry and regulatory developments or business initiatives and strategies, future operating results or financial performance, and other future developments are intended to identify forward-looking statements. Nasdaq cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. These include, among others, statements relating to:

•	our strategic direction;

•	the integration of acquired businesses, including accounting decisions relating thereto;

•	the scope, nature or impact of acquisitions, divestitures, investments, joint ventures or other transactional activities;

•	the effective dates for, and expected benefits of, ongoing initiatives, including transactional activities and other strategic, restructuring, technology, de-leveraging and capital return initiatives;

•	the ongoing impact of the COVID-19 pandemic on our business, operations, results of operations, financial condition and workforce;

•	our products and services;

•	our corporate governance;

•	our shareholder engagement;

•	our corporate culture and human capital management policies, practices and initiatives;

•	our executive compensation program; and

•	our ESG programs and initiatives.

Forward-looking statements involve a number of risks, uncertainties, or other factors beyond Nasdaq’s control. These factors include, but are not limited to: Nasdaq’s ability to implement its strategic initiatives; economic, political and market conditions and fluctuations; geopolitical instability arising from the Russian invasion of Ukraine; government and industry regulation; and other factors detailed in Nasdaq’s filings with the SEC, including its annual reports on Form 10-K and quarterly reports on Form 10-Q, which are available on Nasdaq’s investor relations website at ir.nasdaq.com and the SEC’s website at www.sec.gov. Nasdaq undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

REFERENCES TO WEBSITES

Information contained on our website, or any website that is linked to or otherwise referenced herein, is not incorporated into, or a part of, this Proxy Statement.

                    NASDAQ, INC.

                    151 W. 42ND ST.

                    NEW YORK, NY 10036

                    ATTN: ERIKA MOORE

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/NDAQ2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

                                                                                                                                                                                            D79367-P66952                              KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NASDAQ, INC.

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1.

1.	Election of 10 Directors		For	Against	Abstain

	1a.	Melissa M. Arnoldi	☐	☐	☐

	1b.	Charlene T. Begley	☐	☐	☐

	1c.	Steven D. Black	☐	☐	☐

	1d.	Adena T. Friedman	☐	☐	☐

	1e.	Essa Kazim	☐	☐	☐

	1f.	Thomas A. Kloet	☐	☐	☐

	1g.	John D. Rainey	☐	☐	☐

	1h.	Michael R. Splinter	☐	☐	☐

	1i.	Toni Townes-Whitley	☐	☐	☐

	1j.	Alfred W. Zollar	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2.		For	Against	Abstain

2.	Advisory vote to approve the Company’s executive compensation as presented in the Proxy Statement	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 3.		For	Against	Abstain

3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 4.		For	Against	Abstain

4.	Approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock in order to effect a 3-for-1 stock split	☐	☐	☐

The Board of Directors recommends you vote AGAINST Proposal 5.		For	Against	Abstain

5.	A Shareholder Proposal entitled “Special Shareholder Meeting Improvement”	☐	☐	☐

NOTE: To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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D79368-P66952

NASDAQ, INC.

Annual Meeting of Shareholders

June 22, 2022 at 8:00 AM, Eastern Time

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) John A. Zecca and Erika Moore, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Nasdaq, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/NDAQ2022, at 8:00 AM, Eastern Time on June 22, 2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE